UNITED STATES BANKRUPTCY COURT
                       FOR THE DISTRICT OF DELAWARE

_______________________________________________________________________________

In re:
                                                          CHAPTER 11
WIRELESS ONE, INC.,
                                                          Case No. 99-295(PJW)
               Debtor.
______________________________________

                 DEBTOR'S DISCLOSURE STATEMENT PURSUANT TO
                    SECTION 1125 OF THE BANKRUPTCY CODE

                                        Morris, Nichols, Arsht & Tunnell
                                        1201 North Market Street
                                        P.O. Box 1347
                                        Wilmington, Delaware  19899-1347
                                        (302) 658-9200

                                        Latham & Watkins
                                        885 Third Avenue, Suite 1000
                                        New York, New York  10022-4802
                                        (212) 906-1200

                                        CO-COUNSEL FOR DEBTOR
                                        AND DEBTOR IN POSSESSION

Dated:
Wilmington, Delaware
     March 15, 1999

THIS PROPOSED DISCLOSURE STATEMENT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT FOR USE IN THE SOLICITATION OF ACCEPTANCES OF THE PLAN DISCLOSED PURSUANT TO SECTION 1125(B) OF THE BANKRUPTCY CODE. ACCORDINGLY, THE FILING AND DISSEMINATION OF THIS PROPOSED DISCLOSURE STATEMENT IS NOT INTENDED, NOR SHOULD IT BE CONSTRUED, AS SUCH A SOLICITATION, NOR SHOULD THE INFORMATION CONTAINED HEREIN BE RELIED UPON FOR ANY PURPOSE PRIOR TO A DETERMINATION BY THE BANKRUPTCY COURT THAT THE PROPOSED DISCLOSURE STATEMENT CONTAINS ADEQUATE INFORMATION. DISSEMINATION OF THIS PROPOSED DISCLOSURE STATEMENT IS CONTROLLED BY BANKRUPTCY RULE 3017.



                             TABLE OF CONTENTS
                                                                       PAGE



I.  INTRODUCTION.........................................................1
     A. Holders of Claims and Equity Interests Entitled to Vote..........2
     B. Voting Procedures................................................3
     C. Confirmation Hearing.............................................4

II.  OVERVIEW OF THE PLAN................................................5

III.  GENERAL INFORMATION................................................7
     A. Description and History of Business..............................7
          1. Business....................................................7
          2. History.....................................................9
          3. Significant Indebtedness...................................10
          4. Selected Historical Financial Data.........................11
     B. Events Leading to the Commencement of the Chapter 11 Case.......12

IV.  EVENTS DURING THE CHAPTER 11 CASE..................................14
     A. Continuation of Business; Stay of Litigation....................14
     B. First Day Orders................................................14
     C. Statutory Committee.............................................15
     D. Debtor in Possession Financing..................................15
     E. BT Alex. Brown Stipulation......................................17
     F. Planned Asset Dispositions......................................18

V.  THE PLAN OF REORGANIZATION..........................................19
     A. Classification and Treatment of Claims and Equity Interests.....19
          1. Administrative Expense Claims..............................19
          2. Priority Tax Claims........................................20
          3. Class 1 - Priority Non-Tax Claims..........................20
          4. Class 2 - Secured Claims...................................20
          5. Class 3 - BTA Installment Note Claims......................21
          6. Class 4 - Unsecured Claims.................................21
          7. Class 5 - Old Senior Note Claims...........................21
          8. Class 6 - Indemnity Claims.................................22
          9. Class 7 - Old Common Stock Interests.......................22
          10. Class 8 - Other Equity Interests..........................22
          11. Alternative Treatment for Holders of Allowed Claims or
               Equity Interests.........................................22
     B. Securities to be Issued Under the Plan..........................23
          1. New Common Stock...........................................23
          2. New Warrants...............................................23
     C. Means of Implementation.........................................25
          1. Distributions..............................................25
          2. Issuance of New Securities.................................25
          3. New Warrant Agreement......................................25
          4. Exit Financing.............................................25
          5. Adoption of Stock Option Plan..............................25
          6. Incentive Options on the Effective Date....................25
          7. Cancellation of Existing Securities and Agreements.........26
          8. Corporate Action...........................................26
          9. Restated Certificate of Incorporation......................26
          10. Registration Rights Agreement.............................27
     D. Provisions Governing Distributions..............................27
          1. Date of Distributions......................................27
          2. Disbursing Agent...........................................27
          3. Surrender of Instruments...................................27
          4. Compensation of Professionals..............................27
          5. Delivery of Distributions..................................28
          6. Manner of Payment Under the Plan...........................28
          7. Fractional Shares..........................................28
          8. Setoffs and Recoupment.....................................28
          9. Distributions After Effective Date.........................29
          10. Rights and Powers of Disbursing Agent.....................29
               a. Powers of the Disbursing Agent........................29
               b. Expenses Incurred on or After the Effective Date......29
          11. Exculpation...............................................29
     E. Resolution of Disputed Claims and Interests.....................29
     F. Executory Contracts and Unexpired Leases........................30
          1. Assumption and Rejection of Executory Contracts and
               Unexpired Leases.........................................30
          2. Amendments to Schedule; Effect of Amendments...............31
          3. Bar to Rejection Damage Claims.............................31
          4. Certain Indemnification Obligations........................31
     G. Conditions to Confirmation and Effective Date...................31
     H. Effect of Confirmation..........................................32
          1. Vesting of Assets..........................................32
          2. Binding Effect.............................................32
          3. Discharge of Debtor........................................33
          4. Term of Injunctions or Stays...............................33
          5. Indemnification Obligations................................33
          6. Releases...................................................33
     I. Waiver of Certain Claims........................................34
     J. Retention of Jurisdiction by the Bankruptcy Court...............34
     K. Summary of Other Provisions of the Plan.........................35
          1. Payment of Statutory Fees..................................35
          2. Retiree Benefits...........................................35
          3. Administrative Expenses Incurred After the Confirmation
               Date.....................................................35
          4. Section 1125(e) of the Bankruptcy Code.....................35
          5. Compliance with Tax Requirements...........................36
          6. Severability of Plan Provisions............................36
          7. Governing Law..............................................36

VI.  CONFIRMATION AND CONSUMMATION PROCEDURE............................36
     A. Solicitation of Votes...........................................36
     B. The Confirmation Hearing........................................37
     C. Confirmation....................................................38
          1. Acceptance.................................................38
          2. Unfair Discrimination and Fair and Equitable Tests.........38
               a. Secured Creditors.....................................38
               b. Unsecured Creditors...................................38
          3. Feasibility................................................39
               a. Financial Projections.................................39
               b. Business Strategy -- Overview.........................40
               c. Subscription Video....................................40
               d. WarpOne -- High-Speed Data/Internet...................41
               e. Additional Financing..................................41
          4. Best Interests Test........................................41
     D. Consummation....................................................43

VII. MANAGEMENT OF REORGANIZED DEBTOR...................................43
     A. Board of Directors and Management...............................43
          1. Composition of the Board of Directors......................43
          2. Identity of Officers.......................................44
     B. Compensation of Executive Officers..............................45
     C. Management Contracts............................................45
     D. Stock Option Plan...............................................45
     E. Other Compensation Plans........................................46
     F. Post-Effective Date Security Ownership of Certain Owners........46

VIII.  APPLICABILITY OF FEDERAL AND OTHER SECURITIES LAWS  TO THE NEW
     COMMON STOCK TO BE DISTRIBUTED UNDER THE PLAN......................47
     A. Section 1145 of the Bankruptcy Code.............................47
     B. Registration Rights.............................................48

IX.  REORGANIZATION VALUES..............................................48
     A. Introduction....................................................48
     B. Methodology.....................................................50
          1. Comparable Public Company Analysis.........................50
          2. Discounted Cash Flow ("DCF") Analysis......................51
          3. Comparable Mergers and Acquisitions Analysis...............51
     C. Valuation of Reorganized Wireless...............................52

X.  CERTAIN RISK FACTORS TO BE CONSIDERED...............................52
     A. Overall Risk to Recovery by Holders of Claims...................53
          1. Dependence on Future Asset Sales and/or Additional
               Financing................................................53
          2. Projected Financial Information............................53
          3. Dependence of Internet Product on Hardware Supplier........54
          4. Competition................................................55
               a. Subscription Television Industry......................55
               b. High-Speed Data/Internet Competition..................55
          5. Government Regulation......................................56
               a. General...............................................56
               b. FCC Approval; Transfer of Control Applications........57
               c. BTA Authorizations; Repayment of Bidding Credit and
                  BTA Notes.............................................57
               d. Interference Issues...................................58
          6. Dependence on Channel Leases; Need for License Extensions;
               Loss of Licenses by Lessors..............................59
          7. Dependence on Program Suppliers.........................,..59
          8. Dependence on DIRECTV Contracts............................59
          9. Physical Limitations of Signal Transmission................60
          10. Difficulties and Uncertainties of a New Industry..........60
          11. Changes in Technology.....................................60
          12. Significant Holders.......................................60
          13. Lack of Established Market for New Common Stock...........61
          14. Dividend Policies.........................................61
          15. Preferred Stock; Certain Provisions of the Charter and By-
               laws and the DGCL........................................61
          16. Pending Litigation........................................62
          17. Year 2000 Compliance......................................62
     B. Hart-Scott-Rodino Act Requirements..............................63

XI.  CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN................63
     A. Introduction....................................................63
     B. Federal Income Tax Consequences to the Debtor...................64
          1. Cancellation of Indebtedness and Reduction of Tax
               Attributes...............................................64
          2. Section 382 Limitations on NOLs............................65
     C. Federal Income Tax Consequences to Holders of Old Senior Notes
          (Class 5).....................................................67
          1. Exchange of Old Senior Notes for New Common Stock..........67
          2. New Common Stock...........................................69
               a. Dividends.............................................69
               b. Sale or Other Taxable Dispositions....................69
     D. Federal Income Tax Consequences to Holders of Old Common Stock
          (Class 7).....................................................69
          1. Exchange of Old Common Stock for New Common Stock and New
               Warrants.................................................69
          2. New Warrants...............................................70
               a. Sale or Expiration....................................70
               b. Exercise..............................................70
               c. Adjustments...........................................70
     E. Federal Income Tax Consequences to Holders of Other Claims......70
     F. Accrued Interest and Original Issue Discount....................71
     G. Information Reporting and Backup Withholding....................71

XII.  ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN.........72
     A. Liquidation Under Chapter 7.....................................72
     B. Alternative Plan of Reorganization..............................72

XIII.  CONCLUSION AND RECOMMENDATION....................................74



                             INDEX OF EXHIBITS


EXHIBIT A - The Plan

EXHIBIT B - Order of the Bankruptcy Court dated __________ __, 1999 among other things, approving this Disclosure Statement and establishing certain procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan

EXHIBIT C - Wireless One, Inc. Form 10-K for the Year ended December 31,
           1998 [TO BE PROVIDED]

EXHIBIT D - Projected Financial Information

EXHIBIT E - Liquidation Analysis [TO BE PROVIDED]

EXHIBIT F - Letter, dated February 25, 1999 from Heartland Wireless
           Communications, Inc. to the Debtor regarding a proposed alternate plan of reorganization




                                 GLOSSARY

1995 Senior Notes                               means  the 13% Senior Notes Due 2003 issued by the
                                                Debtor having  an  aggregate  principal  amount of
                                                $150 million.
1996 Senior Discount Notes                      means  the 13 1/2 % Senior Discount Notes Due 2006
                                                issued by the Debtor having an aggregate principal
                                                amount at maturity of $239,252,000 and an accreted
                                                value on the Petition Date of $172.4 million.
Administrative Expense Claim                    means any  right to payment constituting a cost or
                                                expense of administration  of  the Chapter 11 Case
                                                allowed under sections 503(b) and 507(a)(l) of the
                                                Bankruptcy  Code,  including, without  limitation,
                                                (a) any actual and necessary costs and expenses of
                                                preserving the Debtor's estate, (b) any actual and
                                                necessary  costs and  expenses  of  operating  the
                                                Debtor's  business   in  the  ordinary  course  of
                                                business,  (c)  any  indebtedness  or  obligations
                                                incurred or assumed by  the  Debtor  in Possession
                                                during the Chapter 11 Case in the ordinary  course
                                                of  business,  (d)  any allowances of compensation
                                                and  reimbursement  of   expenses  to  the  extent
                                                allowed by Final Order under section 330 or 503 of
                                                the Bankruptcy Code, and (e)  any  fees or charges
                                                assessed against the Debtor's estate under section
                                                1930, title 28, United States Code.
Allowed                                         means,  with  reference  to  any  Claim  or Equity
                                                Interest, (a) any Claim or Equity Interest  as  to
                                                which   no   objection   to   allowance  has  been
                                                interposed on or before the Confirmation  Date  or
                                                such  other  applicable period of limitation fixed
                                                by the Bankruptcy  Code,  the Bankruptcy Rules, or
                                                the Bankruptcy Court, or as to which any objection
                                                has been determined by a Final Order to the extent
                                                such  objection  is determined  in  favor  of  the
                                                respective  holder,   (b)   any  Claim  or  Equity
                                                Interest as to which the liability  of  the Debtor
                                                and  the  amount  thereof are determined by  final
                                                order of a court of  competent  jurisdiction other
                                                than  the  Bankruptcy Court or (c)  any  Claim  or
                                                Equity  Interest   expressly   allowed  hereunder.
                                                Unless otherwise specified in the  Plan  or  in  a
                                                Final  Order of the Bankruptcy Court allowing such
                                                claim, "Allowed" in reference to a Claim shall not
                                                include  (a)  interest on the amount of such Claim
                                                accruing from and  after  the  Petition  Date, (b)
                                                punitive  or  exemplary  damages  or (c) any fine,
                                                penalty or forfeiture.
BTA Installment Notes                           means   approximately   $24.9   million  aggregate
                                                principal  amount of obligations of  the  Debtor's
                                                wholly-owned  direct  and indirect subsidiaries to
                                                the United States Government  in  connection  with
                                                the  purchase  of  certain  licenses  to  transmit
                                                signals  in certain basic trading areas which  are
                                                regularly paid by the Debtor.
BTA Installment Note Claims                     means  Claims,   if   any,  arising  under  or  in
                                                connection with the BTA  Installment  Notes  or in
                                                connection  with  the purchase of certain licenses
                                                to transmit signals in certain basic trading areas
                                                which relate to the BTA Installment Notes.
Bankruptcy Code                                 means title 11, United  States  Code,  as  amended
                                                from time to time, as applicable to the Chapter 11
                                                Case.
Bankruptcy Court                                means  the  United  States  District Court for the
                                                District of Delaware having jurisdiction  over the
                                                Chapter   11  Case  and,  to  the  extent  of  any
                                                reference made under section 157, title 28, United
                                                States Code,  the  unit  of  such  District  Court
                                                having jurisdiction over the Chapter 11 Case under
                                                section 151, title 28, United States Code.
Bankruptcy Rules                                means the Federal Rules of Bankruptcy Procedure as
                                                promulgated  by  the  United  States Supreme Court
                                                under section 2075, title 28, United  States Code,
                                                as  amended from time to time, applicable  to  the
                                                Chapter  11  Case,  and  any  Local  Rules  of the
                                                Bankruptcy Court.
Bondholder Litigation Claim                     means  a  Claim  (a)  arising from rescission of a
                                                purchase or sale of a debt security of the Debtor,
                                                (b) for damages arising  from the purchase or sale
                                                of such a debt security or  (c)  for reimbursement
                                                or contribution allowed under section  502  of the
                                                Bankruptcy  Code on account of a Claim for damages
                                                or rescission arising out of a purchase or sale of
                                                a debt security of the Debtor.
Business Day                                    means any day  other  than a Saturday, a Sunday or
                                                any other day on which banking institutions in New
                                                York, New York are required or authorized to close
                                                by law or executive order.
Cash                                            means  legal  tender  of  the   United  States  of
                                                America.
Chapter 11 Case                                 means  the  Debtor's voluntary case filed with the
                                                Bankruptcy  Court   under   Chapter   11   of  the
                                                Bankruptcy Code.
Charter                                         means the Restated Certificate of Incorporation of
                                                Reorganized    Wireless,   which   shall   be   in
                                                substantially the form annexed as Exhibit 1 to the
                                                Plan.
Claim                                           means  (a)  any  right to payment from the Debtor,
                                                whether or not such  right is reduced to judgment,
                                                liquidated,   unliquidated,   fixed,   contingent,
                                                matured, unmatured,  disputed,  undisputed, legal,
                                                equitable,   secured,  or  unsecured,   known   or
                                                unknown, or (b)  any  right to an equitable remedy
                                                for breach of performance  if  such  breach  gives
                                                rise  to  a  right  of  payment  from  the Debtor,
                                                whether  or not such right to an equitable  remedy
                                                is  reduced   to   judgment,   fixed,  contingent,
                                                matured, unmatured, disputed, undisputed, secured,
                                                or unsecured, known or unknown.
Class                                           means any group of substantially similar Claims or
                                                Equity  Interests  classified by the Plan pursuant
                                                to section 1129(a)(l) of the Bankruptcy Code.
Collateral                                      means any property or  interest in property of the
                                                Debtor's estate subject  to  a  Lien to secure the
                                                payment or performance of a Claim,  which  Lien is
                                                not  subject  to  avoidance  under  the Bankruptcy
                                                Code.
Confirmation Date                               means   the   date  on  which  the  Clerk  of  the
                                                Bankruptcy Court  enters the Confirmation Order on
                                                its docket.
Confirmation Hearing                            means  the  hearing  to  be held by the Bankruptcy
                                                Court regarding confirmation  of the Plan, as such
                                                hearing may be adjourned or continued from time to
                                                time.
Confirmation Order                              means the order of the Bankruptcy Court confirming
                                                the  Plan,  which  shall  be  in a form reasonably
                                                acceptable    to   the   Debtor,   an   Unofficial
                                                Noteholders' Committee Majority and MLGAF.
Debtor                                          means Wireless  One, Inc., a Delaware corporation,
                                                the debtor in the Chapter 11 Case.
Debtor in Possession                            means the Debtor  in  its  capacity as a debtor in
                                                possession in the Chapter 11  Case  under sections
                                                1107(a) and 1108 of the Bankruptcy Code.
DGCL                                            means the General Corporation Law of  the State of
                                                Delaware, as amended from time to time.
Disallowed                                      means, when used with respect to a Claim or Equity
                                                Interest, a Claim or Equity Interest that has been
                                                disallowed by Final Order.
Disbursing Agent                                means  any  entity in its capacity as a disbursing
                                                agent under Sections 7.2 and 7.10 of the Plan.
Disclosure Statement                            means  the disclosure  document  relating  to  the
                                                Plan, including,  without limitation, all exhibits
                                                and  schedules  thereto   as   approved   by   the
                                                Bankruptcy  Court  pursuant to section 1125 of the
                                                Bankruptcy Code.
Disputed Claim                                  means, with respect to a Claim or Equity Interest,
                                                any  such  Claim or Equity Interest proof of which
                                                was filed with  the Bankruptcy Court and (a) which
                                                has been or hereafter  is  listed on the Schedules
                                                as unliquidated, disputed or contingent, and which
                                                has not been resolved by written  agreement of the
                                                parties  or an order of the Bankruptcy  Court,  or
                                                (b) as to  which  the Debtor or any other party in
                                                interest  has interposed  a  timely  objection  in
                                                accordance   with  the  Bankruptcy  Code  and  the
                                                Bankruptcy Rules,  which  objection  has  not been
                                                withdrawn  or determined by a Final Order.   Prior
                                                to (i) the time  an  objection  has been filed and
                                                (ii)  the expiration of the time within  which  to
                                                object  to such Claim or Equity Interest set forth
                                                herein or  otherwise  established  by order of the
                                                Bankruptcy Court, a Claim or Equity Interest shall
                                                be considered a Disputed Claim or Disputed  Equity
                                                Interest  to  the  extent  that  the amount of the
                                                Claim or Equity Interest specified  in  a proof of
                                                Claim or Equity Interest exceeds the amount of the
                                                Claim  or Equity Interest scheduled by the  Debtor
                                                as not disputed, contingent or unliquidated.
Effective Date                                  means the  first  Business  Day  on  which all the
                                                conditions   precedent   to  the  Effective   Date
                                                specified in Section 10.1  of  the Plan shall have
                                                been  satisfied or waived as provided  in  Section
                                                10.2 of  the  Plan;  provided,  however, that if a
                                                stay of the Confirmation Order is  in  effect, the
                                                Effective  Date  shall  be the first Business  Day
                                                after such stay is no longer in effect.
Equity Interest                                 means  the  interest  of  any   holder  of  equity
                                                securities of the Debtor represented by any issued
                                                and  outstanding  shares  of common  or  preferred
                                                stock  or  other instrument evidencing  a  present
                                                ownership interest  in  the Debtor, whether or not
                                                transferable,  or any option,  warrant  or  right,
                                                contractual   or   otherwise,   to   acquire,   in
                                                connection with or related  to  any such interest,
                                                including,  without  limitation, any  rights  with
                                                respect  to  the  Debtor  under  any  registration
                                                rights  agreement  or  stockholders  agreement  to
                                                which the Debtor is a party.
Final Order                                     means an order or judgment of the Bankruptcy Court
                                                entered by the Clerk  of  the  Bankruptcy Court on
                                                the docket in the Chapter 11 Case,  which  has not
                                                been  reversed,  vacated or stayed and as to which
                                                (a) the time to appeal, petition for certiorari or
                                                move for a new trial,  reargument or rehearing has
                                                expired and as to which  no  appeal,  petition for
                                                certiorari  or other proceedings for a new  trial,
                                                reargument or  rehearing  shall then be pending or
                                                (b) if an appeal, writ of certiorari,  new  trial,
                                                reargument  or  rehearing thereof has been sought,
                                                such order or judgment  of  the  Bankruptcy  Court
                                                shall  have been affirmed by the highest court  to
                                                which such order was appealed, or certiorari shall
                                                have been  denied  or  a  new trial, reargument or
                                                rehearing shall have been denied or resulted in no
                                                modification of such order,  and  the time to take
                                                any  further  appeal,  petition for certiorari  or
                                                move  for  a  new trial, reargument  or  rehearing
                                                shall have expired;  provided,  however,  that the
                                                possibility  that  a  motion under Rule 60 of  the
                                                Federal Rules of Civil Procedure, or any analogous
                                                rule  under the Bankruptcy  Rules,  may  be  filed
                                                relating to such order, shall not cause such order
                                                not to be a Final Order.
Incentive Options                               means the options to purchase shares of New Common
                                                Stock pursuant to the Stock Option Plan.
Indemnity Claim                                 means a  Claim (i) of a director or officer of the
                                                Debtor  that   was  not  a  director  or  officer,
                                                respectively, at  any  time  on or after August 1,
                                                1998  or (ii) that is not assumed  by  the  Debtor
                                                pursuant to Section 11.5 of the Plan, in each case
                                                for any  obligations  of  the  Debtor to indemnify
                                                directors  or  officers  against  any  obligations
                                                pursuant   to   the   Debtor's   certificate    of
                                                incorporation,  bylaws, contract, applicable state
                                                law,  any  combination   of   the   foregoing,  or
                                                otherwise.
Lien                                            means  any  charge  against,  encumbrance  upon or
                                                other  interest  in property, the purpose of which
                                                is to secure payment  of  a debt or performance of
                                                an obligation.
MLGAF                                           means Merrill Lynch Global Allocation Fund, Inc.
New Common Stock                                means  the  shares  of common stock of Reorganized
                                                Wireless to be issued  and  outstanding  as of the
                                                Effective Date.
New Common Stock Distribution Amount            means  the 9,950,000 shares of New Common Stock to
                                                be distributed  to  holders  of Allowed Old Senior
                                                Note   Claims   and   Allowed  Old  Common   Stock
                                                Interests.
New Warrants                                    means  the  warrants which are issued pursuant to,
                                                and exercisable  in accordance with, the terms and
                                                conditions of the New Warrant Agreement.
New Warrant Agreement                           means the warrant agreement governing the issuance
                                                of   the  New  Warrants,   which   shall   be   in
                                                substantially the form annexed as Exhibit 2 to the
                                                Plan.
Old Common Stock                                means  the  issued and outstanding common stock of
                                                the Debtor.
Old Common Stock Interest                       means  an Equity Interest represented by shares of
                                                Old Common Stock.
Old Indentures                                  means (i)  that  certain indenture with respect to
                                                the 1995 Senior Notes dated as of October 24, 1995
                                                between the Debtor and United States Trust Company
                                                of  New  York,  as  trustee,   as   amended  by  a
                                                supplemental indenture dated July 26,  1996 and as
                                                further amended by a second supplemental indenture
                                                dated  August  24,  1998  and  (ii)  that  certain
                                                indenture with respect to the 1996 Senior Discount
                                                Notes  dated  as  of  August  12, 1996 between the
                                                Debtor  and  United States Trust  Company  of  New
                                                York, as trustee,  as  amended  by  a supplemental
                                                indenture dated August 24, 1998.
Old Senior Notes                                means, collectively, the 1995 Senior Notes and the
                                                1996 Senior Discount Notes or the Old Indentures.
Old Senior Note Claim                           means  a Claim arising under or in connection with
                                                the Old Senior Notes or the Old Indentures.
Other Equity Interest                           means an  Equity Interest in the Debtor, including
                                                warrants and  options,  other  than  an Old Common
                                                Stock Interest.
Petition Date                                   means  February  11,  1999,  the date on which the
                                                Debtor commenced the Chapter 11 Case.
Plan                                            means  the  Debtor's Plan of Reorganization  Under
                                                Chapter 11 of  the  Bankruptcy  Code  dated  as of
                                                March 15, 1999, including, without limitation, the
                                                exhibits and schedules thereto, as the same may be
                                                amended   or   modified   from  time  to  time  in
                                                accordance  with  the provisions of the Bankruptcy
                                                Code and the terms thereof.
Priority Non-Tax Claim                          means  any  Claim  other  than  an  Administrative
                                                Expense Claim or a Priority Tax Claim, entitled to
                                                priority in payment under section  507(a)  of  the
                                                Bankruptcy Code.
Priority Tax Claim                              means any Claim of a governmental unit of the kind
                                                entitled  to  priority  in payment as specified in
                                                sections 502(i) and 507(a)(8)  of  the  Bankruptcy
                                                Code.
Ratable Proportion                              means,  with  reference  to  any  distribution  on
                                                account  of  any  Claim  or Equity Interest in any
                                                Class, as the case may be, a distribution equal in
                                                amount to the ratio (expressed  as  a  percentage)
                                                that the amount of such Claim or number  of shares
                                                evidencing  such  Equity Interests, as applicable,
                                                bears  to  the  aggregate   amount  of  Claims  or
                                                aggregate number of outstanding  shares  of Equity
                                                Interests in the same Class, as applicable.
Rejection Claim                                 means  any  Claim against the Debtor arising  from
                                                the  rejection   of   any  executory  contract  or
                                                unexpired lease, including  any  Claim  of  (a)  a
                                                lessor for damages resulting from the rejection of
                                                a  lease  of real property as any such claim shall
                                                be calculated in accordance with section 502(b)(6)
                                                of the Bankruptcy  Code  or  (b)  an  employee for
                                                damages   resulting  from  the  rejection  of   an
                                                employment  agreement  as  any such Claim shall be
                                                calculated in accordance with section 502(b)(7) of
                                                the Bankruptcy Code.
Reorganized Wireless                            means  the Debtor, as it will be reorganized as of
                                                the Effective Date in accordance with the Plan.
Schedules                                       means the  schedules of assets and liabilities and
                                                the statement  of  financial  affairs filed by the
                                                Debtor under section 521 of the  Bankruptcy  Code,
                                                Bankruptcy  Rule  1007 and the Official Bankruptcy
                                                Forms of the Bankruptcy  Rules  as  such schedules
                                                and statements have been or may be supplemented or
                                                amended through the Confirmation Date.
Secured Claim                                   means  a Claim secured by a Lien on Collateral  to
                                                the extent  of the value of such Collateral (i) as
                                                set forth in  the  Plan,  (ii) as agreed to by the
                                                holder of such Claim and the  Debtor  or  (iii) as
                                                determined  by  a  Final  Order in accordance with
                                                section 506(a) of the Bankruptcy  Code  or, in the
                                                event  that such Claim is subject to setoff  under
                                                section  553 of the Bankruptcy Code, to the extent
                                                of such setoff.
Stockholder Litigation Claim                    means a Claim  (a)  arising  from  rescission of a
                                                purchase  or  sale  of an equity security  of  the
                                                Debtor, (b) for damages  arising from the purchase
                                                or  sale  of  such  equity  security  or  (c)  for
                                                reimbursement   or  contribution   allowed   under
                                                section 502 of the Bankruptcy Code on account of a
                                                Claim for damages  or  rescission arising out of a
                                                purchase  or  sale of an equity  security  of  the
                                                Debtor.
Stock Option Plan                               means  the 1999 Wireless One, Inc. Share Incentive
                                                Plan, which  shall  be  in  substantially the form
                                                annexed as Exhibit 3 to the Plan.
Trade Claim                                     means an Unsecured Claim for  goods,  materials or
                                                services provided to the Debtor or rendered to the
                                                Debtor in the ordinary course of business prior to
                                                the  Petition  Date.   A  Trade  Claim  shall  not
                                                include an Old Senior Note Claim.
Unofficial Noteholders' Committee               means  a  committee of holders of Old Senior Notes
                                                formed prior  to  the  Petition Date consisting of
                                                the  following  entities:    (i)   Merrill   Lynch
                                                Corporate  Bond  Fund, Inc.-High Income Portfolio,
                                                (ii)  Corporate  High   Yield  Fund,  Inc.,  (iii)
                                                Corporate High Yield Fund  II, Inc., (iv) Prospect
                                                Street   High   Yield,  (v)  LibertyView   Capital
                                                Management, Inc. and (vi) Loeb Partners.
Unofficial Noteholders' Committee Majority      means the holders of a majority in Claim amount of
                                                the Old Senior Notes  held in the aggregate by the
                                                members of the Unofficial  Noteholders'  Committee
                                                at such time.
Unsecured Claim                                 means  any Claim against the Debtor that is not an
                                                Administrative  Expense  Claim, a Priority Non-Tax
                                                Claim, a Priority Tax Claim,  an  Old  Senior Note
                                                Claim,  a BTA Installment Note Claim or a  Secured
                                                Claim.

                             I.  INTRODUCTION

     Wireless One, Inc., a Delaware corporation ("Wireless" or the "Debtor"), submits this Disclosure Statement dated March 15, 1999 (the "Disclosure Statement") pursuant to section 1125 of title 11 of the United States Code (the "Bankruptcy Code") to holders of Claims and Equity Interests in the Debtor in connection with (i) the solicitation of acceptances or rejections of the Debtor's Plan of Reorganization under Chapter 11 of the Bankruptcy Code dated March 15, 1999 (the "Plan") filed by the Debtor with the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") and (ii) the hearing to consider confirmation of the Plan (the "Confirmation Hearing") scheduled for __________ __, 1999 at __:__ _.m., Eastern Time. Unless otherwise defined herein, all capitalized terms contained herein have the meanings ascribed to them in the Plan.

     Attached as Exhibits to this Disclosure Statement are copies of the following:

     <circle> The Plan (Exhibit A);

     <circle> Order of the Bankruptcy  Court  dated _________ __, 1999 (the
"Disclosure Statement Order"), among other things, approving this Disclosure Statement and establishing certain procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan (Exhibit B);

     <circle>  Wireless One, Inc. Form 10-K for the Year ended December 31,
1998 (Exhibit C) [TO BE PROVIDED];

     <circle> Projected Financial Information (Exhibit D);

     <circle> Liquidation Analysis (Exhibit E) [TO BE PROVIDED]; and

     <circle> Letter,  dated  February  25,  1999  from  Heartland Wireless
Communications, Inc. to the Debtor regarding a proposed alternate plan of reorganization (Exhibit F).

In addition, a ballot for the acceptance or rejection of the Plan is enclosed with the Disclosure Statement submitted to the holders of Claims and Equity Interests that Wireless believes may be entitled to vote to accept or reject the Plan.

     On _________ __, 1999, after notice and a hearing, the Bankruptcy Court approved this Disclosure Statement as containing adequate information of a kind and in sufficient detail to enable hypothetical, reasonable investors typical of the Debtor's creditors and equity interest holders to make an informed judgment whether to accept or reject the Plan. APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT, HOWEVER, CONSTITUTE A DETERMINATION BY THE BANKRUPTCY COURT AS TO THE FAIRNESS OR MERITS OF THE PLAN.

     The Disclosure Statement Order, a copy of which is annexed hereto as Exhibit B, sets forth in detail the deadlines, procedures and instructions for voting to accept or reject the Plan and for filing objections to confirmation of the Plan, the record date for voting purposes, and the applicable standards for tabulating Ballots. In addition, detailed voting instructions accompany each Ballot. Each holder of a Claim or an Equity Interest entitled to vote on the Plan should read the Disclosure Statement, the Plan, the Disclosure Statement Order and the instructions accompanying the Ballots in their entirety before voting on the Plan. These documents contain, among other things, important information concerning the classification of Claims and Equity Interests for voting purposes and the tabulation of votes. No solicitation of votes to accept the Plan may be made except pursuant to section 1125 of the Bankruptcy Code.

A.   HOLDERS OF CLAIMS AND EQUITY INTERESTS ENTITLED TO VOTE.
     --------------------------------------------------------

     Pursuant to the provisions of the Bankruptcy Code, only holders of allowed claims or equity interests in classes of claims or equity interests that are impaired under the terms and provisions of a chapter 11 plan and that will receive distributions under the chapter 11 plan are entitled to vote to accept or reject the plan. Classes of claims or equity interests in which the holders of claims or interests will not receive or retain any property under a chapter 11 plan are deemed to have rejected the plan and are not entitled to vote to accept or reject the plan. Classes of claims or equity interests in which the holders of claims or interests are unimpaired under a chapter 11 plan are deemed to have accepted the plan and are not entitled to vote to accept or reject the plan.

     Classes 5 (Old Senior Note Claims), 6 (Indemnity Claims) and 7 (Old Common Stock Interests) of the Plan are impaired and, to the extent such Claims or Equity Interests are Allowed, the holders of such Claims and Equity Interests will receive distributions under the Plan. Holders of Claims and Equity Interests in those Classes are entitled to vote to accept or reject the Plan. Classes 1 (Priority Non-Tax Claims), 2 (Secured Claims), 3 (BTA Installment Note Claims) and 4 (Unsecured Claims) are unimpaired under the Plan and the holders of Claims in those Classes are conclusively presumed to have accepted the Plan. Class 8 (Other Equity Interests) are impaired and are not retaining any property or receiving any distribution under the Plan. Accordingly, holders of Equity Interests in this Class are deemed to have rejected the Plan. Therefore, the Debtor is soliciting acceptances only from holders of Allowed Claims in Classes 5 and 6 and holders of Allowed Equity Interests in Class 7.

     The Bankruptcy Code defines "acceptance" of a plan by a class of claims as acceptance by creditors in that class that hold at least two-thirds in dollar amount and more than one-half in number of the claims that cast ballots for acceptance or rejection of the plan. For a complete description of the requirements for confirmation of the Plan, see Section VI., "Confirmation and Consummation Procedure."

     If a Class of Claims or Equity Interests rejects the Plan or is deemed to reject the Plan, the Debtor has the right to request confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code. Section 1129(b) permits the confirmation of a plan notwithstanding the nonacceptance of such plan by one or more impaired classes of claims or equity interests. Under that section, a plan may be confirmed by a bankruptcy court if it does not "discriminate unfairly" and is "fair and equitable" with respect to each nonaccepting class. For a more detailed description of the requirements for confirmation of a nonconsensual plan, see Section VI.C.2., "Confirmation and Consummation Procedure -- Unfair Discrimination and Fair and Equitable Tests."

     If one or more of the Classes entitled to vote on the Plan votes to reject the Plan, the Debtor will request confirmation of the Plan over the rejection of the Plan by such Class or Classes. The determination as to whether to seek confirmation of the Plan under such circumstances will be announced before or at the Confirmation Hearing.

B.   VOTING PROCEDURES.
     -----------------
     If you are entitled to vote to accept or reject the Plan, a Ballot is enclosed for the purpose of voting on the Plan. If you hold Claims in more than one Class and you are entitled to vote Claims in more than one Class, you will receive separate Ballots which must be used for each separate Class of Claims. Please vote and return your Ballot(s) to:

                            WIRELESS ONE, INC.
                    c/o Wireless One Claims Processing
                        P.O. Box 5075, FDR Stations
                         New York, New York  10150

     DO NOT RETURN YOUR NOTES OR SECURITIES WITH YOUR BALLOT.

     TO BE COUNTED, YOUR BALLOT INDICATING ACCEPTANCE OR REJECTION OF THE PLAN MUST BE RECEIVED NO LATER THAN __:__ _.M., EASTERN TIME, ON _____________ __, 1999. ANY EXECUTED BALLOT RECEIVED THAT DOES NOT INDICATE EITHER AN ACCEPTANCE OR REJECTION OF THE PLAN SHALL BE DEEMED TO CONSTITUTE AN ACCEPTANCE OF THE PLAN.

     Any Claim or Equity Interest in an impaired Class as to which an objection or request for estimation is pending or which is scheduled by the Debtor as unliquidated, disputed or contingent is not entitled to vote unless the holder of such Claim or Equity Interest has obtained an order of the Bankruptcy Court temporarily allowing such Claim or Equity Interest for the purpose of voting on the Plan.

     Pursuant to the Disclosure Statement Order, the Bankruptcy Court set __________ __, 1999 as the record date for voting on the Plan. Accordingly, only holders of record as of __________ __, 199_ that are otherwise entitled to vote under the Plan will receive a Ballot and may vote on the Plan.

     If you are a holder of a Claim or Equity Interest entitled to vote on the Plan and did not receive a Ballot, received a damaged Ballot or lost your Ballot, or if you have any questions concerning the Disclosure Statement, the Plan or the procedures for voting on the Plan, please call Kathy Gerber at (212) 376-8494 (Wireless One Claims and Balloting Agent).

C.   CONFIRMATION HEARING.
     --------------------
     Pursuant to section 1128 of the Bankruptcy Code, the Confirmation Hearing will be held on __________ __, 1999 at __:__ __.m. Eastern Time, before the Honorable Peter J. Walsh, United States Bankruptcy Judge, at the United States Bankruptcy Court, 824 Market Street, Wilmington, Delaware 19801. The Bankruptcy Court has directed that objections, if any, to confirmation of the Plan be served and filed so that they are received on or before __________ __, 1999 at __:__ _.m. Eastern Time, in the manner described below in Section VI.B., "Confirmation and Consummation Procedure -- The Confirmation Hearing." The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for the announcement of the adjournment date made at the Confirmation Hearing or at any subsequent adjourned Confirmation Hearing.

     THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE AS OF THE DATE HEREOF UNLESS ANOTHER TIME IS SPECIFIED HEREIN, AND THE DELIVERY OF THIS DISCLOSURE STATEMENT SHALL NOT CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION STATED SINCE THE DATE HEREOF. HOLDERS OF CLAIMS AND EQUITY INTERESTS SHOULD CAREFULLY READ THIS DISCLOSURE STATEMENT IN ITS ENTIRETY, INCLUDING THE PLAN, PRIOR TO VOTING ON THE PLAN.

     FOR THE CONVENIENCE OF HOLDERS OF CLAIMS AND EQUITY INTERESTS, THIS DISCLOSURE STATEMENT SUMMARIZES THE TERMS OF THE PLAN, BUT THE PLAN ITSELF QUALIFIES ALL SUMMARIES. IF ANY INCONSISTENCY EXISTS BETWEEN THE PLAN AND THE DISCLOSURE STATEMENT, THE TERMS OF THE PLAN ARE CONTROLLING. THE DISCLOSURE STATEMENT MAY NOT BE RELIED ON FOR ANY PURPOSE OTHER THAN TO DETERMINE WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN, AND NOTHING STATED SHALL CONSTITUTE AN ADMISSION OF ANY FACT OR LIABILITY BY ANY PARTY, OR BE ADMISSIBLE IN ANY PROCEEDING INVOLVING THE DEBTOR OR ANY OTHER PARTY, OR BE DEEMED CONCLUSIVE EVIDENCE OF THE TAX OR OTHER LEGAL EFFECTS OF THE PLAN ON THE DEBTOR OR HOLDERS OF CLAIMS OR EQUITY INTERESTS. CERTAIN OF THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT, BY NATURE, ARE FORWARD-LOOKING AND CONTAIN ESTIMATES AND ASSUMPTIONS. THERE CAN BE NO ASSURANCE THAT SUCH STATEMENTS WILL BE REFLECTIVE OF ACTUAL OUTCOMES. ALL HOLDERS OF CLAIMS AND EQUITY INTERESTS SHOULD CAREFULLY READ AND CONSIDER FULLY
SECTION X. OF THIS DISCLOSURE STATEMENT, "CERTAIN RISK FACTORS TO BE CONSIDERED," BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

     SUMMARIES OF CERTAIN PROVISIONS OF AGREEMENTS REFERRED TO IN THIS DISCLOSURE STATEMENT DO NOT PURPORT TO BE COMPLETE AND ARE SUBJECT TO, AND ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO, THE FULL TEXT OF THE APPLICABLE AGREEMENT, INCLUDING THE DEFINITIONS OF TERMS CONTAINED IN SUCH AGREEMENT.

     THE DEBTOR BELIEVES THAT THE PLAN WILL ENABLE IT TO SUCCESSFULLY REORGANIZE AND ACCOMPLISH THE OBJECTIVES OF CHAPTER 11 AND THAT ACCEPTANCE OF THE PLAN IS IN THE BEST INTERESTS OF THE DEBTOR AND ITS CREDITORS AND EQUITY INTEREST HOLDERS. THE DEBTOR URGES THAT CREDITORS AND EQUITY INTEREST HOLDERS VOTE TO ACCEPT THE PLAN.

     After carefully reviewing this Disclosure Statement, including the Exhibits, each holder of an Allowed Claim in Classes 5 and 6 and each holder of an Allowed Equity Interest in Class 7 should vote on the Plan.

     PRIOR TO THE PETITION DATE, THE DEBTOR BEGAN NEGOTIATIONS WITH CERTAIN HOLDERS OF THE 1995 SENIOR NOTES AND 1996 SENIOR DISCOUNT NOTES. SOME OF THESE HOLDERS FORMED THE UNOFFICIAL NOTEHOLDERS' COMMITTEE FOR THE PURPOSE OF NEGOTIATING THE SUBSTANTIVE TERMS OF THE PLAN WITH WIRELESS. THE DEBTOR HAS REACHED AN AGREEMENT WITH THE NOTEHOLDERS COMPRISING THE UNOFFICIAL NOTEHOLDERS' COMMITTEE AND CERTAIN OTHER LARGE NOTEHOLDERS ON THE MATERIAL TERMS OF A RESTRUCTURING OF THE DEBTOR. SUCH TERMS FORM THE BASIS OF THE PLAN REFLECTED HEREIN.

                         II.  OVERVIEW OF THE PLAN

     The following table briefly summarizes the classification and treatment of Claims and Equity Interests under the Plan. The recoveries set forth below are merely estimated recoveries based upon various assumptions. The estimated recoveries assume that approximately 10,000,000 shares of New Common Stock having an approximate aggregate value of $128,410,000 and New Warrants to purchase an aggregate of 1,235,000 shares of New Common Stock having an approximate aggregate value of $5.3 million will be issued under the Plan. For a discussion of the valuation of the New Common Stock and the New Warrants, see Section IX., "Reorganization Values." There is no assurance that the New Common Stock and the New Warrants issued under the Plan will actually trade at the projected reorganization value or that any trading market in the New Common Stock and the New Warrants will develop or be sustained. For a complete description of the risks associated with the recoveries provided under the Plan, see
Section X., "Certain Risk Factors To Be Considered."

                               SUMMARY OF CLASSIFICATION AND TREATMENT
                           OF CLAIMS AND EQUITY INTERESTS UNDER THE PLAN{1}

                 Type of Claim or                                                      Estimated
 Class           Equity Interest                          Treatment                  Recovery
-------  --------------------------------   ------------------------------------  ----------------

  --           Administrative Expense          Paid in full, in Cash, or in          100%
               Claims                          accordance with the terms and
                                               conditions of transactions or
                                               agreements relating to
                                               obligations incurred in the
                                               ordinary course of business
                                               during the pendency of the
                                               Chapter 11 Case or assumed by the
                                               Debtor in Possession.
  --           Priority Tax Claims             Reorganized Wireless shall either     100%
                                               (i) pay to each holder of an
                                               Allowed Priority Tax Claim that
                                               is due and payable on or before
                                               the Effective Date Cash in an
                                               amount equal to such Allowed
                                               Priority Tax Claim or (ii)
                                               provide such Claims other
                                               treatment as may be permitted
                                               under section 1129(a)(9) of the
                                               Bankruptcy Code.  All Allowed
                                               Priority Tax Claims which are not
                                               due and payable on or before the
                                               Effective Date shall be paid in
                                               the ordinary course of business
                                               in accordance with the terms
                                               thereof or accorded such other
                                               treatment as may be permitted
                                               under section 1129(a)(9) of the
                                               Bankruptcy Code.
  1            Priority Non-Tax Claims         Unimpaired; each Allowed Priority     100%
               (to be paid in the ordinary     Non-Tax Claim shall be unimpaired
               course of business)             in accordance with section 1124
                                               of the Bankruptcy Code.  All
                                               Allowed Priority Non-Tax Claims
                                               which are not due and payable on
                                               or before the Effective Date
                                               shall be paid in the ordinary
                                               course of business in accordance
                                               with the terms thereof.
  2            Secured Claims                  Unimpaired; each Allowed Secured      100%
                                               Claim shall be unimpaired in
                                               accordance with section 1124 of
                                               the Bankruptcy Code.  All Allowed
                                               Priority Non-Tax Claims which are
                                               not due and payable on or before
                                               the Effective Date shall be paid
                                               in the ordinary course of
                                               business in accordance with the
                                               terms thereof.
  3            BTA Installment Note Claims     Unimpaired; the BTA Installment       100%
                                               Note Claims shall be unimpaired
                                               in accordance with section 1124
                                               of the Bankruptcy Code.  All
                                               Allowed Priority Non-Tax Claims
                                               which are not due and payable on
                                               or before the Effective Date
                                               shall be paid in the ordinary
                                               course of business in accordance
                                               with the terms thereof.
  4            Unsecured Claims                Unimpaired; each Unsecured Claim      100%
                                               shall be unimpaired in accordance
                                               with section 1124 of the
                                               Bankruptcy Code.  All Unsecured
                                               Claims which are not due and
                                               payable on or before the
                                               Effective Date shall be paid in
                                               the ordinary course of business
                                               in accordance with the terms
                                               thereof.
  5            Old Senior Note Claims          Impaired; the Old Senior Notes        37.3%
                                               shall be cancelled and holders on
                                               the Record Date of Allowed Old
                                               Senior Note Claims shall receive
                                               a Ratable Proportion of 96% of
                                               the New Common Stock Distribution
                                               Amount.
  6            Indemnity Claims                Impaired; holders of Allowed           n/a
                                               Indemnity Claims will be entitled
                                               to assert such Claims against the
                                               Debtor, but only to the extent of
                                               the coverage available under any
                                               applicable directors' and
                                               officers' insurance.
  7            Old Common Stock Interests      Impaired; the Old Common Stock         n/a
                                               shall be cancelled and holders on
                                               the Record Date of Allowed Old
                                               Common Stock Interests shall
                                               receive a Ratable Proportion of
                                               4% of the New Common Stock
                                               Distribution Amount and the New
                                               Warrants.
  8            Other Equity Interests          Impaired; Other Equity Interests       0%
                                               shall be cancelled and the
                                               holders of such Other Equity
                                               Interests shall receive no
                                               distribution in respect thereof.

                         III.  GENERAL INFORMATION

A.   DESCRIPTION AND HISTORY OF BUSINESS.
     -----------------------------------
     1.   BUSINESS.

            Wireless  holds  licenses and authorizations
necessary to the development and  operation  of wireless
cable television systems in eleven contiguous states and
operates   38   such   systems   in   Texas,  Louisiana,
Mississippi,  Alabama, Tennessee, Florida  and  Georgia.
It is the largest  wireless cable television provider in
the Southeast United States.  Wireless has traditionally
targeted its subscription  service to suburban and rural
single  family  households,  apartment   complexes   and
businesses,  including hotels, hospitals and educational
institutions,  that  are  unable  to receive traditional
hardwired  cable  television  and  to urban  households,
apartment   complexes   and   businesses   seeking    an
alternative    to   traditional   cable   or   satellite
television. In addition, Wireless uses its existing licenses and transmission facilities to offer some markets high-speed data and two-way Internet access services that forgo the use of conventional telephone lines.

          Wireless  cable  transmissions  are  sent  and
received through the air on microwave frequencies from a
transmission  facility  to  a  receiving antenna at each
subscriber's location.  Wireless  uses  frequencies  for
this  microwave  transmission  known  as  the "broadband
spectrum."   This  system  uses  transmission  equipment
located  on  towers  to  transmit  television  and  data
signals to the subscribers of Wireless.  Since microwave
transmission  of  signals  depends  on  the subscriber's
location within the "line-of-sight" of the  transmission
tower  (which  is  generally  limited  to  a  radius  of
approximately     35     miles),     Wireless    employs
geographically-clustered operating systems to enable cost-effective delivery of its television entertainment services.

          Wireless owns or leases exclusive  licenses in
the "Multi-Point Multi Channel Distribution System"  and
"Wireless  Communications  Spectrum" which are regulated
by  the Federal Communications  Commission  ("FCC")  and
referred  to  collectively  as the "broadband spectrum."
These   licenses  permit  Wireless   to   transmit   its
television  programming  and  other  services.  Wireless
provides  subscribers  with various channels,  including
television entertainment  services  such as The Learning
Channel,  HBO,  Showtime,  and The Disney  Channel.   In
addition to these specialty channels and programming networks, Wireless also provides its customers with high quality rebroadcasts of local television stations' and educational institutions' programming.{2}

          Currently, most of  the  revenues  of Wireless
are   derived   from   the  sale  of  subscription-based
television    programming.     Wireless    offers    its
subscription-based  television  programming  service  to
single-family   residential   units   ("SFUs")   and  to
apartments,  colleges,  hotels, hospitals, nursing homes
and  other  multiple-dwelling   units   ("MDUs").    The
business   of   Wireless  involves  substantial  capital
expenditure in the construction and modification of transmission equipment as well as the installation of reception equipment for subscribers. Wireless has found that capital expenditures are lower per subscriber for MDU installations.

          Wireless   has   traditionally   offered   its
subscribers  programming  content  equivalent  to   that
offered   by  traditional,  hard-wire  cable  providers.
Wireless  typically   offers   programming   from  local
affiliates  of the ABC, NBC, CBS, PBS and Fox television
networks.   Wireless   also  provides  programming  from
channels such as A&E, BET,  CMT,  CNN, CSPAN, Discovery,
Disney,   ESPN,  FAM,  Fox  Sports  History,   Learning,
Lifetime,  Nickelodeon,   TBS,   TNN,  TNT,  USA,  VH-1,
Weather, WQN, HBO, Showtime and Cinemax, as well as pay-per-view programming.

          Wireless has also entered  into  a  long  term
cooperative  agreement  with  DIRECTV,  Inc.,  a digital
satellite   programming   provider   ("DIRECTV").   This
agreement  allows  Wireless  to offer DIRECTV's  digital
satellite  television  service  to  the  subscribers  of
Wireless.    Wireless  is  thus  able   to   offer   its
subscribers both  its traditional wireless cable product
and  enhanced  packages  that  offer  DIRECTV's  digital
satellite programming.  Under the terms of its agreement
with DIRECTV, DIRECTV  bears  a  portion  of  the  costs
associated  with  installing  service  in a subscriber's
residence.{3}   Because  of lower costs associated  with
offering the DIRECTV product and the lower capital costs per subscriber associated with providing the product of Wireless in MDUs, the Debtor has shifted the focus of its sales and marketing efforts to emphasize sales to MDU customers and promotion of the DIRECTV service. As a result, Wireless has reduced personnel and operating expenses associated with its traditional SFU wireless cable market.

          Wireless  has  developed  and launched a high-
speed, two-way wireless Internet access  product.   This
product  can  be  delivered  over  any  of  the existing
frequencies  and  facilities  of Wireless, and uses  the
existing  broadband  spectrum licenses  of  Wireless  to
deliver high-speed data  services and Internet access to
its customers.  The product,  marketed  under  the  name
"WarpOne," is capable of delivering data at speeds up to
10,000  kilobytes  per second ("Kbps").  For comparison,
conventional Internet access products deliver data at up
to  56  Kbps,  and current  high-speed  Internet  access
providers typically  operate  at  1,500  Kbps.   In 1998
Wireless   launched   this   product   in  its  Jackson,
Mississippi,   Baton  Rouge,  Louisiana,  and   Memphis,
Tennessee  markets.    Wireless  initially  offered  the
WarpOne product to small  and  medium  sized  businesses
which are currently not served by other high-speed  data
and   Internet   access  services.   Wireless,  however,
believes   that  home   offices,   large   corporations,
educational   institutions   and   its  traditional  MDU
wireless cable customers may also represent significant markets for the WarpOne product. In late 1998, Wireless also introduced a wholesale broadband wireless service which allows customers of Internet service providers
("ISPs") to utilize the two-way high-speed Internet access of Wireless.

          In total, the licenses  of  Wireless  cover an
estimated 7,700,000 households and 700,000 businesses in
67   markets.    Wireless  currently  has  over  104,000
subscribers in the  38  markets  in  which  it currently
operates,  most  of  whom  are  single  family household
subscribers    to   television   programming   services.
Wireless is licensed  or registered to do business in 11
states, and is headquartered  in  Jackson,  Mississippi.
As of March 1, 1999, Wireless employed approximately 400
persons.   Wireless also regularly employs approximately
34 temporary employees.

     2.   HISTORY.

          Wireless   was   formed   in   1995   by   the
shareholders  of its predecessor company, also "Wireless
One,  Inc." (the  "Old  Wireless  One"),  and  Heartland
Wireless    Communications,    Inc.    (the   "Heartland
Transaction").    The  consummation  of  the   Heartland
Transaction included  acquisition  by Wireless of all of
the outstanding capital stock of Old  Wireless  One  and
certain  wireless  cable  television  assets and related
liabilities in Heartland's markets in Texas,  Louisiana,
Alabama,  Georgia  and Florida.  In connection with  the
Heartland Transaction,  the shareholders of Old Wireless
One received approximately  6.5  million  shares  of the
common   stock   of   Wireless  and  Heartland  received
approximately 3.5 million shares of the common stock of Wireless.

          In 1996 and 1997,  Wireless purchased wireless
cable transmission assets and  companies  throughout the
Southeast.    By   the  end  of  1997,  Wireless  served
approximately   38   operating    markets    with    its
subscription-based video programming.

     3.   SIGNIFICANT INDEBTEDNESS.

     1995 SENIOR NOTES
     -----------------

          In  1995,  the Debtor consummated the offering
of  the 1995 Senior Notes,  which  are  debt  securities
having  an  aggregate  principal amount of $150 million.
The  1995 Senior Notes are  due  in  2003  and  bear  an
interest  rate of 13% per annum.  In connection with the
1995  Senior  Notes,  the  Debtor  also  issued  450,000
warrants  to  purchase  an equal number of shares of Old
Common Stock at an exercise  price  of $11.55 per share.
The Debtor placed approximately $53.2 million of the approximately $143.8 million of net proceeds from the sale of the 1995 Senior Notes and associated warrants into an escrow account to cover the first three years of interest payments on the 1995 Senior Notes as required by the terms of the indenture governing the 1995 Senior
Notes. That escrow has been exhausted. Under the terms of the indenture, the Debtor would be liable for an interest payment of approximately $9.8 million on April
15, 1999.

     1996 SENIOR DISCOUNT NOTES
     --------------------------

          In  August of 1996, the Debtor consummated the
offering of the  1996  Senior  Discount Notes, which are
debt securities having an aggregate  principal amount at
maturity of approximately $239 million  with an accreted
value  of $172.4 million as of February 11,  1999.   The
1996  Senior   Discount  Notes  are  due  in  2006.   In
connection with  that  offering,  the Debtor also issued
239,252  warrants  to  purchase 544,059  shares  of  Old
Common Stock at an exercise price of $16.64 per share.

     SENIOR SECURED FACILITY
     -----------------------

          On September 4,  1998, Wireless entered into a
Senior Secured Discretionary  Note Facility (the "Senior
Secured Facility") with MLGAF.   Prior  to  the Petition
Date,  the  Debtor  issued  $13.5  million  in aggregate
principal  amount of notes (the "Senior Secured  Notes")
under  that  facility  to  MLGAF.   The  Senior  Secured
Facility bore  interest  at 13% per annum and would have
matured on April 15, 1999.   The Senior Secured Facility
was secured by substantially all of the Debtor's assets,
as well as pledges of the stock  of  all of the Debtor's
direct  and indirect subsidiaries.  In  connection  with
the issuance  of the Senior Secured Notes, Wireless also
issued  to  MLGAF   seven-year  detachable  warrants  to
purchase up to 6% of  the fully-diluted Old Common Stock
at an exercise price of  $0.72  per  share.  In order to
obtain  the  Postpetition  Financing  (as   defined  and
discussed below), the Debtor restated the Senior Secured
Notes as postpetition obligations.

     BTA INSTALLMENT NOTES
     ---------------------

          The  Debtor  also  regularly  pays obligations
incurred   by   its  wholly-owned  direct  and  indirect
subsidiaries in connection  with  the  purchase from the
United  States  Government of licenses to  transmit  its
signals in certain  "basic  trading  areas"  (as defined
herein,   the   "BTA   Installment   Notes").   The  BTA
Installment Notes were issued in aggregate principal amount of approximately $24.9 million, and are owned exclusively by the United States Government. All of the BTA Installment Notes are obligations of a wholly-owned holding company subsidiary of the Debtor named Wireless
One PCS, Inc.

     4.   SELECTED HISTORICAL FINANCIAL DATA.

          The  selected historical financial information
set forth below  for  the  years ended December 31, 1997
and December 31, 1996 has been  derived from the audited
financial statements of Wireless.   The  financial  data
for the nine-month periods and three-month periods ended
September  30, 1998 and 1997 were derived from unaudited
financial   statements.     The    unaudited   financial
statements include all adjustments,  consisting  only of
normal  recurring  adjustments, which Wireless considers
necessary  for  a fair  presentation  of  the  financial
position and the  results of operations for the periods.
Operating  results  for   the  nine-month  period  ended
September 30, 1998 are not necessarily indicative of the
results  that  might be expected  for  the  entire  year
ending December  31,  1998.   The data should be read in
conjunction with the historical consolidated financial statements of Wireless, and the related notes thereto, set forth in the exhibits hereto.


           SELECTED HISTORICAL FINANCIAL DATA
                                                                          Year Ended December 31
                                                                     --------------------------------
                                                                          1997              1997
                                                                     --------------      ------------
                                                                     (In thousnds, except share data)
Statement of operations data:
Revenues.............................................................$   34,980         $  11,365
Operating expenses:
Systems operations...................................................    23,398             8,416
Selling, general and administrative..................................    28,318            15,559
Depreciation and amortization........................................    35,741            11,626
                                                                     -------------      -----------
                                                                         87,457            35,601
                                                                     -------------      -----------
Operating loss.......................................................   (52,877)          (24,236)
                                                                     -------------      -----------
Interest expense.....................................................   (41,829)          (28,088)
Interest income......................................................     4,711             8,147
Equity in losses of investee.........................................     (445)              (193)
                                                                     -------------      -----------
Total other expense..................................................  (37,563)           (20,134)
                                                                     -------------      -----------
Loss before income taxes.............................................  (90,440)           (44,370)
Income tax benefit...................................................    1,300              4,700
                                                                     -------------      -----------
Net Loss.............................................................  (89,140)           (39,670)
Preferred stock dividends and discount accretion.....................      --                 --
                                                                     -------------      -----------
Net loss applicable to common stock..................................  $ (89,140)       $  (39,670)
                                                                     =============      ===========
Basic and diluted loss per
common share.........................................................  $ (5.26)         $ (2.65)
                                                                     =============      ===========
Basic and diluted weighted average common shares outstanding.........  16,940,374       14,961,934
                                                                     =============      ===========


                                                 Three months ended                      Nine Months ended
                                                    September 30                           September 30
                                            ---------------------------           ----------------------------
                                               1998              1997                1998             1997
                                            ------------      ----------          -----------      -----------
                                                            (In thousands, except share data)
Statement of operations data:
Revenues                                    $      9,244      $    9,128          $   29,749       $   24,534
Operating expenses:
Systems operations......................           6,214           5,752              18,440           16,610
Selling, general and administrative.....           6,602           7,582              17,940           20,290
Depreciation and amortization...........          11,372           9,124              31,322           23,305
                                            -------------     -----------         -----------      -----------
                                                  24,188          22,458              67,702           60,205
                                            -------------     -----------         -----------      -----------
Loss from operations....................         (14,944)        (13,330)            (37,953)         (35,671)
                                            -------------     -----------         -----------      -----------

Interest expense........................         (11,492)        (10,430)            (33,312)         (31,100)
Interest income.........................             130             965               1,013            4,056
Equity in losses of affiliate...........            (155)             27                (424)            (298)
Gain on sale of investment..............              --              --               1,000
Other...................................            (209)             --                (230)
                                            -------------     -----------         -----------      -----------
                                                 (11,726)         (9,438)            (31,953)         (27,342)
                                            -------------     -----------         -----------      -----------
Loss before income taxes................         (26,670)        (22,768)            (69,906)         (63,013)
Income tax benefit......................           1,300             325               3,900              975
                                            -------------     -----------         -----------      -----------
Net loss................................         (25,370)        (22,443)            (66,006)         (62,038)
                                            =============     ===========         ===========      ===========
Basic and diluted loss per common share.    $      (1.50)     $    (1.32)         $    (3.90)      $    (3.66)
                                            =============     ===========         ===========      ===========

Basic and diluted weighted average
  common shares outstanding.............      16,910,064      16,946,697          16,910,064       16,946,697
                                            =============     ===========         ===========      ===========



B.   EVENTS LEADING TO THE
COMMENCEMENT OF THE CHAPTER 11
CASE.

     The wireless  cable television
industry is both highly competitive
and  capital  intensive.   Wireless
cable    television    subscription
services compete  with, among other
things,   traditional   "hardwired"
cable services  and satellite video
subscription  services.    Wireless
cable  television  transmission  is
limited  to  receivers  within  the
"line of sight" of the transmission
facility.  A wireless cable service
provider    must     establish    a
sufficient  number  of transmission
towers   to  provide  line-of-sight
access  to   a   large   number  of
potential   customers.   This   can
require   a   significant   initial
capital outlay  before  revenue  is
generated   by  the  business.   In
addition,   licenses    that    are
regulated   by   the  FCC  must  be
purchased  or leased  in  order  to
transmit signals over the broadband
spectrum.   At   the  time  of  its
initial public offering  in October
1995,  Wireless  had  disclosed   a
business  plan  which would require
it  to  procure additional  funding
for a number  of years.  In keeping
with  this plan,  Wireless  offered
debt securities  in  both  1995 and
1996.   At  the time of these  debt
offerings,   Wireless    reasonably
expected  that continued aggressive
growth  would   be   necessary   to
generate  adequate  revenue to meet
its debt service obligations  under
the  offerings,  and  disclosed its
expectation that further  financing
of  Wireless would be necessary  to
fund  such  continued  growth (see,
for   example,   the   registration
statement   (Form   S-1)  and   the
amended   registration    statement
(Form   S-1/A)   filed   with   the
Securities  and Exchange Commission
on  June  4, 1996,  and  August  7,
1996, respectively,  in  connection
with   the  offering  of  the  1996
Senior    Discount    Notes,    the
registration  statement  (Form S-1)
filed   with  the  Securities   and
Exchange  Commission  on  September
20,  1996,  in connection with  the
Debtor's initial public offering of
equity   securities   and   certain
filings under the Exchange Act).

     In March  1998, Wireless hired
BT   Alex.   Brown   as   financial
advisors  to  review  the  business
operations  of Wireless,  including
its   immediate   working   capital
needs.   With  the assistance of BT
Alex.      Brown     and      other
professionals,   Wireless  began  a
number of initiatives and strategic
alternatives  to improve  the  cash
flow  and  liquidity  of  Wireless,
which had been  adversely  affected
by  operating  losses  and  capital
expenditures  incurred to fund  the
growth   of   its  wireless   cable
business and the development of its
two way Internet  data transmission
business.    The   initiatives   to
improve  cash  flow  and  liquidity
included  refocusing the  marketing
efforts of  Wireless on its MDU and
DIRECTV services  and  its  WarpOne
Internet  service.   Wireless plans
to expand both these areas  of  its
business   in   order   to   reduce
operating  and  capital  costs  per
subscriber.

     In September of 1998, Wireless
entered  into  the  Senior  Secured
Facility   to   fund   the  ongoing
operations  of the Debtor  and  its
subsidiaries.    Wireless  borrowed
$13.5    million    in    aggregate
principal    amount    under   that
facility   prior  to  the  Petition
Date.

     To   preserve    capital   and
liquidity, Wireless has implemented
a   contingency   plan   that   has
curtailed  or delayed its plans  to
expand into  new  markets,  instead
concentrating on the maintenance of
its  existing 38 markets.  Wireless
has    also     consolidated    the
operations of 38 field offices into
28,  and reduced its  workforce  by
approximately 20%.

     Management     of     Wireless
concluded that the best alternative
for  recapitalizing  Wireless   and
maximizing    the    recovery   for
creditors   and   equity   interest
holders  is through a prenegotiated
plan of reorganization.  Therefore,
in  January  1999,  Wireless  began
intensive negotiations with holders
of the  1995  Senior  Notes and the
1996  Senior  Discount  Notes  with
respect   to   restructuring   such
indebtedness       through        a
prenegotiated  plan.  In connection
with  such  negotiations   Wireless
commenced   discussions   with  the
Unofficial  Noteholders' Committee,
whose members  include  several  of
the  largest  holders  of  the 1995
Senior  Notes  and  the 1996 Senior
Discount   Notes,   including   (i)
Merrill Lynch Corporate  Bond Fund,
Inc.-High  Income  Portfolio,  (ii)
Corporate  High Yield  Fund,  Inc.,
(iii) Corporate High Yield Fund II,
Inc.,  (iv)  Prospect  Street  High
Yield,   (v)  LibertyView   Capital
Management,  Inc.,  and  (vi)  Loeb
Partners  and with additional large
holders of  the  Old  Senior Notes.
The     Unofficial     Noteholders'
Committee     retained    Wachtell,
Lipton, Rosen &  Katz  as its legal
counsel.   Throughout January  1999
and in the first  days  of February
1999  leading  up to the filing  by
Wireless of its  voluntary petition
under the Bankruptcy Code, Wireless
engaged    in    discussions    and
negotiations  with  the  Unofficial
Noteholders' Committee  and certain
other  holders  of  the Old  Senior
Notes  on the terms of  a  proposed
restructuring of the Debtor.

     During     the    period    of
negotiations,  the  Debtor  entered
into agreements with members of the
Unofficial  Noteholders'  Committee
and    certain    other     holders
providing, among other things, that
the   Debtor   would   supply  that
committee  and  its  counsel   with
confidential  information  and that
the    committee    members   would
maintain  the  confidentiality   of
such information.  In addition, the
Debtor  has  agreed to pay the fees
and expenses of the counsel for the
Unofficial  Noteholders'  Committee
pursuant to a  letter dated January
19,    1999.     After    extensive
negotiations  with  the  Unofficial
Noteholders'  Committee  and  other
holders of the  Old  Senior  Notes,
the parties reached an agreement on
the    material    terms    of    a
restructuring   of   Wireless  (the
"Noteholders Agreement")  which has
formed the basis for the Plan.  The
basis  of the Noteholders Agreement
is a complete conversion of the Old
Senior Notes  into  the  New Common
Stock.      In     addition,    the
Noteholders Agreement  proposes  to
treat  general  unsecured creditors
of Wireless (other than the holders
of   the  Old  Senior   Notes)   as
unimpaired.

 IV.  EVENTS DURING THE CHAPTER 11
               CASE

     On  February 11, 1999 Wireless
commenced  the  Chapter  11 Case in
the   Bankruptcy  Court.   Wireless
continues  to  operate its business
and  manage  its  properties  as  a
debtor  in possession  pursuant  to
sections   1107  and  1108  of  the
Bankruptcy Code.

A.   CONTINUATION OF BUSINESS; STAY
OF LITIGATION.

     Following  the commencement of
the bankruptcy case,  Wireless  has
continued to operate as a debtor in
possession  with  the protection of
the    Bankruptcy    Court.     The
Bankruptcy    Court   has   certain
supervisory   powers    over    the
operations  of  Wireless during the
pendency  of  the bankruptcy  case.
Wireless   will  operate   in   the
ordinary course  of  business  with
any  transactions  that are outside
the  ordinary  course  of  business
requiring     Bankruptcy      Court
approval.

     An  immediate  effect  of  the
filing of a bankruptcy case was the
imposition  of  the  automatic stay
under  the  Bankruptcy Code  which,
with  limited  exceptions,  enjoins
the commencement or continuation of
all  litigation  against  Wireless.
The automatic  stay  will remain in
effect  until  the  Effective  Date
unless modified or vacated  by  the
order of the Bankruptcy Court.

B.   FIRST DAY ORDERS.

     On the Petition Date, Wireless
filed  with  the Bankruptcy Court a
number of "first day orders," along
with  supporting  applications  and
affidavits.  These first day orders
included,   among  others,  (i)  an
order authorizing  the retention of
Latham   &   Watkins  and   Morris,
Nichols, Arsht  &  Tunnell  as  co-
counsel  to Wireless; (ii) an order
authorizing  the  retention of KPMG
Peat  Marwick  as  accountants   to
Wireless;     (iii)     an    order
authorizing the retention  of Zolfo
Cooper,  LLC  as  special financial
advisors; (iv) an order authorizing
the maintenance of  business forms,
bank accounts and the Debtor's cash
management  system;  (v)  an  order
authorizing  the Debtor  to  obtain
post-petition   financing   on   an
interim   basis  and  scheduling  a
final hearing  for approval of such
financing; (vi) an order permitting
payment   of   prepetition   wages,
reimbursable employee  expenses and
employee benefits; (vii)  an  order
to  maintain  utility  services  to
Wireless; (viii) an order to permit
payment    of   prepetition   trade
creditors;    (ix)     an     order
authorizing   Wireless   to   honor
certain     prepetition    customer
obligations  and   (x)   an   order
authorizing Wireless to pay certain
prepetition  sales,  use  and other
taxes.   On February 12, 1999,  the
Bankruptcy  Court  granted  each of
these orders.

     In sum, these first day orders
permit  the  Debtor to operate  its
business  in a  manner  which  will
minimize   the    impact   of   the
bankruptcy  case  on  the  Debtor's
day-to-day              activities.
Additionally, in light of the terms
of  the  Plan  which  provides  for
unimpairment  of  all  Classes   of
Claims  other than the Class of Old
Senior Notes,  the  relief  granted
will  not  have  an  impact  on the
distributions proposed in the Plan.

C.   STATUTORY COMMITTEE.

     To date, the U.S. Trustee  has
not appointed a statutory committee
pursuant  to  section  1102  of the
Bankruptcy Code.

D.   DEBTOR IN POSSESSION
FINANCING.

     By   a  motion  filed  on  the
Petition Date, the Debtor requested
authorization       to       obtain
postpetition  financing from MLGAF.
On   February   12,    1999,    the
Bankruptcy Court entered an interim
order  authorizing  the  Debtor  to
enter into a postpetition financing
facility     with     MLGAF    (the
"Postpetition  Financing")  and  on
February  25,  1999,   the  interim
order became a final order  by  its
terms  due  to  the  absence of any
objections.

     Under   the   terms   of   the
Postpetition Financing, MLGAF  will
provide  the  Debtor with financing
in  aggregate principal  amount  of
approximately  $18.9  million.  The
Debtor  issued a note to  MLGAF  in
the   aggregate   amount   of   the
Postpetition  Financing on February
12,  1999  (the "DIP  Note").   The
aggregate  amount  of  Postpetition
Financing   includes    (i)   $13.5
million       representing      the
outstanding  principal   amount  of
Existing  Notes  issued  under  the
Senior   Secured   Facility,   (ii)
accrued   interest  on  the  Senior
Secured Notes  and (iii) a facility
fee of $625,000  due  to  MLGAF  in
connection  with the Senior Secured
Facility       (these       amounts
collectively, the "Restated Note").
Additionally,   the    Postpetition
Financing  limits  the availability
of  amounts  over  and   above  the
Restated  Note to approximately  $2
million until  an  order  approving
the    retention   of   a   special
financial     advisor    reasonably
acceptable  to  MLGAF   has  become
final.   MLGAF  stated  that  Zolfo
Cooper,  LLC, which is the  special
financial  advisor  retained by the
Debtor, is acceptable.  On February
12,  1999,  the Court approved  the
retention of  Zolfo Cooper, LLC and
such order has become final.

     Amounts outstanding  under the
Postpetition     Financing     bear
interest  at  15%  per  annum.  The
Postpetition     Financing     will
terminate  on the earliest to occur
(the "Maturity Date") of (i) August
12, 1999 (the  date  which  is  the
six-month  anniversary  of the date
of the entry of an interim  order),
(ii)  the  date  the  DIP Note have
become  or  are  declared   to   be
immediately  due  and  payable as a
result  of an Event of Default  (as
defined   in    the    Postpetition
Financing), (iii) the date  of  the
redemption   of  the  DIP  Note  by
Wireless  and  (iv)  the  Effective
Date.   The Postpetition  Financing
provides for a "facility fee" of 5%
per  annum,   to  be  paid  by  the
Debtor.  This fee  shall  be due in
advance  for the first quarter  and
monthly in  advance  thereafter and
shall   accrue  interest   at   the
interest  rate  accruing on the DIP
Note from and after  the  date due,
and  be  payable  to  MLGAF on  the
Maturity Date.

     Under   the   terms   of   the
Postpetition     Financing,     all
obligations  of the Debtor to MLGAF
are:

          (i)  claims entitled to
               the benefits of
               Bankruptcy Code
               section 364(c)(1),
               having a
               superpriority over
               any and all
               administration
               expenses of the kind
               specified in
               Bankruptcy Code
               section 503(b) or
               507(b), subject to a
               carve-out for
               professional fees
               and fees pursuant to
               28 U.S.C. section
               1930 and any fees
               payable to the clerk
               of the Bankruptcy
               Court (the "Carve-
               Out," as defined in
               the Postpetition
               Financing);

          (ii) secured, pursuant to
               Bankruptcy Code
               section 364(c)(2),
               subject to the
               Carve-Out, by a
               first priority
               perfected lien on,
               and security
               interest in, all
               present and after
               acquired property of
               Wireless (including
               all licenses issued
               by the FCC, and the
               proceeds thereof, to
               the extent permitted
               by applicable
               nonbankruptcy law);

          (iii) secured, pursuant
               to Bankruptcy Code
               section 364(c)(3),
               subject to the
               Carve-Out, by a
               perfected junior
               lien on, and
               security interest
               in, all property of
               Wireless that is
               otherwise subject to
               a valid and
               perfected lien or
               security interest on
               the Petition Date
               (other than property
               that is subject to
               liens securing
               obligations under
               the Senior Secured
               Facility, all of
               which liens shall
               continue to secure
               the Debtor's
               obligations under
               the Postpetition
               Financing) or a
               valid lien perfected
               (but not granted)
               after the Petition
               Date to the extent
               such post-Petition
               Date perfection in
               respect of a pre-
               Petition Date claim
               is expressly
               permitted under the
               Bankruptcy Code; and

          (iv) secured by a first
               priority lien on,
               and security
               interest in, all
               present and after-
               acquired property of
               each of the Debtor's
               wholly owned direct
               and indirect non-
               debtor subsidiaries
               which guarantee the
               obligations of the
               Debtor under the
               Postpetition
               Financing.

     The   Postpetition   Financing
contains  substantially   the  same
affirmative  and negative covenants
as those contained  in  the  Senior
Secured Facility.  In addition, the
Postpetition Financing provides for
certain   informational  and  other
requirements  which  are  customary
for      a     debtor-in-possession
financing   facility   as  well  as
certain    additional    bankruptcy
related   defaults,  such  as   (i)
failure  of   Wireless  to  provide
monthly    financial    statements,
budgets, cash  forecasts, and other
financial  data;  (ii)  payment  of
pre-petition   Claims  (other  than
those  pre-petition   Claims   that
Wireless is permitted by Bankruptcy
Court  order  to  pay);  (iii)  the
granting  by Wireless of additional
superpriority  Claims  to any other
party; (iv) the Chapter  11 Case is
dismissed   or   converted   to   a
liquidation under chapter 7 of  the
Bankruptcy  Code;  (v) a trustee or
examiner  with enlarged  powers  is
appointed in  the  Chapter 11 Case;
(vi)   an   order  granting   final
approval   of   the    Postpetition
Financing  is  not entered  by  the
Bankruptcy  Court  within  30  days
after the Petition  Date; (vii) any
interim  or  final order  approving
the   Postpetition   Financing   is
stayed,   modified,   reversed   or
vacated; (viii) a change of control
shall occur (other than as a result
of  individuals  who were directors
of the Debtor prior  to  the filing
date   ceasing   to   be  directors
thereafter);  (ix)  the  Bankruptcy
Court   enters  an  order  granting
relief from  the  automatic stay so
as  to  allow  a  third   party  to
proceed against any material  asset
or  assets of the Debtor; (x) there
shall  occur  any  event  after the
Filing  Date  which  results  in  a
Material Adverse Change (as defined
in   the  Postpetition  Financing);
(xi)  after  having  been  retained
pursuant   to   a  final  order,  a
financial   consultant   reasonably
satisfactory  to  MLGAF shall cease
for  any  reason  (other  than  for
reasons unrelated to noncooperation
by  the Debtor) to be  employed  or
otherwise  retained without MLGAF's
prior written  consent;  and  (xii)
the    filing    of   a   plan   of
reorganization that  is not in form
and       substance      reasonably
satisfactory to MLGAF.

     The Postpetition  Financing is
guaranteed  by  each of the  direct
and       indirect       non-debtor
subsidiaries  that  was a guarantor
to the Senior Secured Facility.

     By  means of the  Postpetition
Financing,  the Debtors' cash needs
under its business plan will be met
through April  of 1999.  The Debtor
anticipates  that   certain   asset
dispositions  permitted  under  the
Postpetition  Financing  will occur
prior to the end of April  of  1999
which  will provide the Debtor with
sufficient cash until the Effective
Date of  the  Plan.   Although  the
Debtor is actively pursuing certain
asset   sales,   there  can  be  no
assurance that the  Debtor  will be
able  to  dispose  of it assets  or
find  additional financing  in  the
event  such  financing  is  needed.
See X.A.1, "Certain Risk Factors to
be Considered  --  Overall  Risk to
Recovery  by  Holders of Claims  --
Dependence  on Future  Asset  Sales
and/or Additional Financing."

E.   BT ALEX. BROWN STIPULATION.

     On March  25, 1998, the Debtor
and BT Alex. Brown, Inc. ("BT Alex.
Brown") entered  into  an agreement
(the "Engagement Letter") under the
terms of which BT Alex. Brown would
act   as   the  Debtor's  financial
advisor    and     consultant    in
connection  with the  restructuring
of the Debtor's debt securities and
perform  certain  tasks  associated
with   that   restructuring.    The
Engagement   Letter,   among  other
things,  provided the Debtor  would
pay BT Alex.  Brown  a  maximum fee
equal to 1% of any debt obligations
eliminated  as  a  result  of   any
restructuring       or      similar
transaction.

     Under  the Engagement  Letter,
BT Alex. Brown has asserted that it
is  entitled  to   total   fees  of
approximately     $3.27     million
($900,000 of which was paid by  the
Debtor  prior to the Petition Date)
under the  Engagement Letter, based
on  the  Debtor's  commencement  of
this prenegotiated chapter 11 Case.
The     Unofficial     Noteholders'
Committee disputed BT Alex. Brown's
asserted  entitlement  to  the full
amount of this fee under the  terms
of the Engagement Letter.  In order
to resolve these issues without the
time and expense of litigation, the
Debtor, the Unofficial Noteholders'
Committee  and  BT Alex. Brown have
agreed to enter into  a stipulation
setting forth a settlement of these
claims   (the   "BT   Alex.   Brown
Stipulation").

     Under   the   BT  Alex.  Brown
Stipulation  Reorganized   Wireless
will, on the Effective Date  of the
Plan   or  as  soon  thereafter  as
practicable, (i) pay BT Alex. Brown
$500,000  in cash and (ii) issue to
BT Alex. Brown 50,000 shares of New
Common Stock.   This  consideration
will be in full satisfaction  of BT
Alex.   Brown's   claim  under  the
Engagement Letter.  In addition, BT
Alex. Brown has agreed to cooperate
with  the Debtor and  the  Debtor's
professionals     in     aid     of
confirmation of the Plan, including
providing  testimony  as necessary,
and  to make information,  analyses
and testimony  gained  through  its
prepetition  work  on behalf of the
Debtor available to  the Debtor and
its professionals.

     The BT Alex. Brown Stipulation
is conditioned upon the approval of
the   Bankruptcy   Court  and   the
consummation  of  the   Plan.   The
Debtor  expects  to file shortly  a
motion seeking approval  of  the BT
Alex. Brown Stipulation.

F.   PLANNED ASSET DISPOSITIONS.

     During  the  pendency  of  the
Chapter  11  Case,  Wireless and/or
its subsidiaries expects (with such
Bankruptcy Court approval as may be
required)  to  sell certain  assets
which are not a  part  of  its core
business or are no longer necessary
to  the  operation  of its business
(the "Planned Asset Dispositions").
In particular, Wireless  expects to
sell  a  hardwire cable system  (as
contrasted  to  the  Debtor's  core
business   of  wireless  cable)  in
Huntsville,  Alabama.  The terms of
this sale have  not  been finalized
although Wireless has  received  an
expression   of   interest  from  a
potential purchaser  of this asset.
Wireless  also is actively  seeking
to sell certain transmission towers
used by Wireless  to  transmit  its
signals  and  will arrange with any
proposed purchaser  to  lease  only
the  space  that  Wireless needs on
these    towers.     In   addition,
Wireless  will be seeking  to  sell
excess   inventory    of   customer
premises     equipment     ("CPE"),
including  reception  antennas  and
decoding boxes.  Wireless is in the
process     of     marketing    its
transmission towers and excess CPE.
In  addition, pursuant  to  certain
limited      liability      company
organizational documents and  other
agreements,  Wireless  One of North
Carolina, LLC ("WONC"),  a  limited
liability company in which Wireless
holds   50%   of   the   membership
interests,  will  receive  from   a
subsidiary  of Wireless certain FCC
licenses and  take  on certain debt
obligations  associated   therewith
and     Wireless,    through    its
subsidiary,   will   receive  cash.
Wireless  expects to seek  approval
of this transaction  by a motion to
be filed shortly.

     Wireless expects  to  identify
and  seek  to sell other assets  in
certain markets  during the Chapter
11 Case.  In that  regard, Wireless
is  investigating whether  to  sell
some  or all of its 50% interest in
WONC.      The     Planned    Asset
Dispositions will be the subject of
one or more motions  filed with the
Bankruptcy   Court   seeking   such
approval as may be necessary  under
the Bankruptcy Code.  To the extent
required   by   the  terms  of  the
Postpetition Financing,  all  or  a
portion  of  the  proceeds  of  the
Planned  Asset Dispositions will be
used to pay  down  the  amounts due
under the Postpetition Financing.



  V.  THE PLAN OF REORGANIZATION

     Wireless  believes  that   (i)
through  the  Plan,  creditors will
obtain   a  substantially   greater
recovery   from   the   estate   of
Wireless than  the  recovery  which
would be available if the assets of
Wireless   were   liquidated  under
chapter  7  of the Bankruptcy  Code
and  (ii)  the   Plan  will  afford
Wireless   the   opportunity    and
ability  to continue in business as
a viable going concern.

     The Plan  is annexed hereto as
Exhibit A and forms  a part of this
Disclosure Statement.   The summary
of  the  Plan  set  forth below  is
qualified   in   its  entirety   by
reference  to  the  more   detailed
provisions set forth in the Plan.

A.   CLASSIFICATION AND TREATMENT
OF CLAIMS AND EQUITY INTERESTS.

     1.   ADMINISTRATIVE EXPENSE
          CLAIMS.

          Administrative    Expense
Claims  are  Claims constituting  a
cost or expense  of  administration
of  the  Chapter  11  Case  allowed
under   section   503(b)   of   the
Bankruptcy   Code.    Such   claims
include  any  actual  and necessary
costs  and  expenses  of preserving
the  estate  of  the  Debtor,   any
actual   and  necessary  costs  and
expenses of  operating the business
of the Debtor  in  Possession,  any
indebtedness     or     obligations
incurred  or assumed by the  Debtor
in Possession  in  connection  with
the  conduct of its business or the
acquisition or lease of property or
the  rendition   of  services,  any
allowance   of   compensation   and
reimbursement  of expenses  to  the
extent  allowed by  a  Final  Order
under section 330 of the Bankruptcy
Code, and  fees or charges assessed
against the  Debtor's  estate under
section  1930  of title 28  of  the
United States Code.

          All      payments      to
professionals for compensation  and
reimbursement  of  expenses and all
payments to reimburse  expenses  of
members of the Creditors' Committee
will be made in accordance with the
procedures   established   by   the
Bankruptcy   Code,  the  Bankruptcy
Rules  and  the   Bankruptcy  Court
relating to the payment  of interim
and    final    compensation    and
expenses.    The  Bankruptcy  Court
will  review  and   determine   all
requests   for   compensation   and
reimbursement of expenses.

          The          Postpetition
Financing will be repaid in full in
Cash  on or prior to the  Effective
Date  with   the  proceeds  of  the
Planned Asset  Dispositions or with
the proceeds of such exit financing
as may be arranged.

          In   addition    to   the
foregoing,  section  503(b) of  the
Bankruptcy   Code   provides    for
payment    of    compensation    to
creditors,  indenture  trustees and
other persons making a "substantial
contribution"  to  a reorganization
case,  and  to  attorneys  for  and
other professional advisors to such
persons.   The  amounts,   if  any,
which may be sought by entities for
such compensation are not known  by
Wireless  at  this  time.  Requests
for compensation must  be  approved
by  the  Bankruptcy  Court after  a
hearing on notice at which Wireless
and  other parties in interest  may
participate  and,  if  appropriate,
object  to  the  allowance  of  any
compensation  and reimbursement  of
expenses.

     2.   PRIORITY TAX CLAIMS.

          Priority  Tax  Claims are
those Claims for taxes entitled  to
priority  in  payment under section
507(a)(8) of the  Bankruptcy  Code.
Except  to the extent that a holder
of an Allowed  Priority  Tax  Claim
agrees to a different treatment  of
such  Allowed  Priority  Tax Claim,
Reorganized  Wireless shall  either
(i)  pay  to  each   holder  of  an
Allowed Priority Tax Claim  Cash in
an  amount  equal  to  such Allowed
Priority Tax Claim or (ii)  provide
such  other  treatment  as  may  be
permitted  under section 1129(a)(9)
of the Bankruptcy  Code  to holders
of  Allowed  Priority  Tax  Claims.
All  Allowed  Priority  Tax  Claims
which are not due and payable on or
before the Effective Date shall  be
paid  in  the  ordinary  course  of
business  in  accordance  with  the
terms   thereof  or  accorded  such
other treatment as may be permitted
under  section  1129(a)(9)  of  the
Bankruptcy  Code.   The Debtor does
not believe that there  will be any
Priority Tax Claims due and payable
on the Effective Date.

     3.   CLASS 1 - PRIORITY NON-
          TAX CLAIMS.

          The    Priority   Non-Tax
Claims   are   Claims   which   are
entitled to priority  in accordance
with   section   507(a)   of    the
Bankruptcy    Code    (other   than
Administrative Expense  Claims  and
Priority  Tax Claims).  Such Claims
include (i)  unsecured  claims  for
accrued    employee    compensation
earned within ninety days  prior to
commencement of the Chapter 11 Case
to   the   extent   of  $4,300  per
employee and (ii) contributions  to
employee benefit plans arising from
services  rendered  within 180 days
prior  to the commencement  of  the
Chapter  11  Case but only for each
such plan to the  extent of (x) the
number of employees covered by such
plan multiplied by $4,300, less (y)
the aggregate amount  paid  to such
employees   from   the  estate  for
wages,   salaries  or  commissions.
Due to the  fact  that Wireless has
paid   its  employees   and   their
benefit  plans  in full pursuant to
an  order  of the Bankruptcy  Court
signed on February  12,  1999  (see
Section  IV.B.  "Events  During the
Chapter   11   Case  --  First  Day
Orders"),  Wireless  believes  that
there  are  no   Priority   Non-Tax
Claims.

          Pursuant to the Plan,  on
the  Effective  Date, except to the
extent that a holder  of an Allowed
Priority Non-Tax Claim  agrees to a
different treatment of such Allowed
Priority    Non-Tax   Claim,   each
Allowed  Priority   Non-Tax   Claim
shall  be  unimpaired in accordance
with section 1124 of the Bankruptcy
Code.  All Allowed Priority Non-Tax
Claims  which   are   not  due  and
payable on or before the  Effective
Date  shall be paid in the ordinary
course  of  business  in accordance
with the terms thereof.

     4.   CLASS 2 - SECURED CLAIMS

          Class 2 consists  of  all
Allowed Secured Claims.  Class 2 is
unimpaired.   Each Allowed Claim in
Class 2 will be treated as follows:
(i) the Plan will  leave  unaltered
the     legal,     equitable    and
contractual  rights to  which  such
Claim entitles  the holders or (ii)
notwithstanding   any   contractual
provision  or applicable  law  that
entitles the  holder  of an Allowed
Claim  in  Class  2  to  demand  or
receive payment of such Claim prior
to  the  stated  maturity  of  such
Claims    from    and   after   the
occurrence   of  a  default,   such
Allowed Claim  in  Class  2 will be
reinstated  and rendered unimpaired
in accordance  with section 1124(2)
of the Bankruptcy Code.

     5.   CLASS 3 - BTA INSTALLMENT
          NOTE CLAIMS

          Class  3  consists of BTA
Installment Note Claims.   Class  3
is unimpaired.  The BTA Installment
Note  Claims  will  be  treated  as
follows:   (i)  the Plan will leave
unaltered the legal,  equitable and
contractual  rights  to which  such
Claims entitled the holder  or (ii)
notwithstanding   any   contractual
provision  or  applicable law  that
entitles  the  holder  of  the  BTA
Installment Note  Claims  to demand
or  receive  payment of such  Claim
prior  to  the stated  maturity  of
such  Claims  from  and  after  the
occurrence   of   a  default,  each
Allowed Claim in Class  3  will  be
reinstated  and rendered unimpaired
in accordance  with section 1124(2)
of the Bankruptcy Code.

          The Debtor  believes that
the   BTA  Installment  Notes   and
obligations   related  thereto  are
obligations only of a subsidiary of
the   Debtor.    Accordingly,   the
Debtor believes that  there  are no
BTA Installment Note Claims.

     6.   CLASS 4 - UNSECURED
          CLAIMS

          Class 4 consists of all Allowed Unsecured Claims, including the Trade Claims. Class 4 is unimpaired. Each Allowed Unsecured Claim will be treated as follows: (i) the Plan will leave unaltered the legal, equitable and contractual rights to which such Claims entitled the holder or (ii) such other treatment which will render the Allowed Claim being deemed unimpaired.

          Class 4 includes Trade Claims, which, as set forth above, the Debtor is authorized to pay in the ordinary course of business. In any event, all Allowed Claims in Class 4 that have become due and payable on or before the Effective Date (unless previously paid) will be paid in full, in Cash (with interest, to the extent permitted by the Bankruptcy Court), on, or as soon as practicable after the Effective Date, or at such other time as is mutually agreed upon by the Debtors and the holder of such Claim, or if not due and payable on the Effective Date, such Claims will be reinstated and paid in full in accordance with their respective terms or otherwise rendered unimpaired.

     7.   CLASS 5 - OLD SENIOR NOTE CLAIMS

          Class 5 consists of all Allowed Senior Note Claims. Class 5 is impaired. Pursuant to the Plan, on the Effective Date or as soon as practicable thereafter, holders of Allowed Old Senior Note Claims on the Record Date will receive their Ratable Proportion of 96% of the New Common Stock Distribution Amount. The Old Senior Notes and any Equity Interests issued in connection therewith will be cancelled on the Effective Date.

          Accordingly, under the Plan and subject to the limitation on the distribution of fractional shares set forth therein, holders of Allowed 1995 Senior Note Claims will receive 30.27 shares of New Common Stock for every $1000 in principal amount of 1995 Senior Notes held on the Record Date and holders of Allowed 1996 Senior Discount Note Claims will receive
20.94 shares of New Common Stock for every $1000 in face amount at maturity of 1996 Senior Discount Notes held on the Record Date.

     8.   CLASS 6 - INDEMNITY CLAIMS

           Class 6 consists of all Allowed Indemnity Claims. Class 6 is impaired. Holders of Allowed Indemnity Claims will be entitled to assert such Claims against the Debtor, but only to the extent of coverage available under any applicable directors' and officers' insurance.

            For purposes of voting on the Plan only, the value of each Allowed Indemnity Claim will be deemed to be $1.

     9.   CLASS 7 - OLD COMMON STOCK INTERESTS

          Class 7 consists of all Allowed Old Common Stock Interests. Class 7 is impaired. Pursuant to the Plan, on the Effective Date or as soon as practicable thereafter, holders of Allowed Old Common Stock Interests on the Record Date will receive their Ratable Proportion of 4% of the New Common Stock Distribution Amount and of the New Warrants, which are 5-year warrants to purchase an aggregate of 1,235,000 shares of New Common Stock at an exercise price of $29.57 per share, such price subject to adjustment under certain circumstances. See V.B.2., "Plan of Reorganization -- Securities to be Issued Under the Plan -- New Warrants." The Old Common Stock and any Equity Interests issued in connection therewith or otherwise related thereto will be cancelled on the Effective Date.

          Accordingly, under the Plan and subject to the limitation on the distribution of fractional shares set forth therein, holders of Allowed Old Common Stock Interests will receive 1 share of New Common Stock for every
42.56 shares of Old Common Stock held on the Record Date and a New Warrant to purchase 1 share of New Common Stock (subject to post-Effective Date adjustment under certain circumstances set forth in the New Warrant Agreement) for every 13.72 shares of Old Common Stock held on the Record Date.

     10.  CLASS 8 - OTHER EQUITY INTERESTS

          Class 8 consists of all Other Equity Interests. Class 8 is impaired. On the Effective Date, all Other Equity Interests will be cancelled and the holders of such Equity Interests will not receive any distribution in respect thereof.

     11.  ALTERNATIVE TREATMENT FOR HOLDERS OF ALLOWED CLAIMS OR EQUITY
          INTERESTS.

          Notwithstanding the treatment provided for holders of Allowed Claims and Equity Interests in Section 4 of the Plan, Reorganized Wireless and the holder of an Allowed Claim may agree to other treatment of such Claim, including payment in Cash, provided that such treatment shall not provide a return having a present value in excess of the present value of the distribution that otherwise would be made to such holder under Section 4 of the Plan.

          As set forth above, BT Alex. Brown has agreed, pursuant to the BT Alex. Brown Stipulation, to treatment other than as set forth in the classes set forth above. The Debtor submits that such treatment provides a return having a present value less than the present value that would have otherwise been made to BT Alex. Brown under the Plan.

B.   SECURITIES TO BE ISSUED UNDER THE PLAN.
     --------------------------------------

     1.   NEW COMMON STOCK.

          Pursuant to the Plan, on the Effective Date, all Equity Interests will be cancelled. Commencing on the Effective Date, Reorganized Wireless will distribute New Common Stock to holders of Allowed Old Senior Note Claims, holders of Allowed Old Common Stock Interests and BT Alex. Brown in accordance with the Plan and the BT Alex. Brown Stipulation. Pursuant to the Plan, Reorganized Wireless is authorized to issue 10,000,000 shares of New Common Stock, of which an aggregate of 9,950,000 shares of New Common Stock will be issued to holders of Allowed Old Senior Note Claims and holders of Allowed Common Stock Interests.

          Holders of the New Common Stock will be entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of a plurality of the shares voting for the election of directors can elect all of the directors since the holders of the New Common Stock will not have cumulative voting rights. For a more detailed description of the process by which Reorganized Wireless will elect its Board of Directors, see
Section VII.A, "Management of Reorganized Debtor -- Board of Directors and Management."

     2.   NEW WARRANTS.

          On the Effective Date, Reorganized Wireless will issue, pursuant to Sections 4.7, 6.1, 6.2, 6.3 and 7.7 of the Plan, New Warrants to purchase an aggregate of 1,235,000 shares of New Common Stock, at an exercise price (the "Exercise Price") of $29.57 per share of New Common Stock, subject to adjustment in certain circumstances as described below. The New Warrants will be exercisable until 5:00 p.m., New York City time, on the date that is five years after the Effective Date (or, if such date is not a Business Day, the next succeeding Business Day). The New Warrants will have no voting rights, will not be entitled to receive dividends or other distributions declared on the New Common Stock and will not be entitled to share in any of the assets of Reorganized Wireless upon any liquidation, dissolution or winding-up of Reorganized Wireless.

          The number of shares of New Common Stock for which a New Warrant will be exercisable and the exercise price of the New Warrants will be subject to adjustment upon the occurrence of certain events, including (i) stock dividends, subdivisions and combinations affecting the New Common Stock, (ii) reclassifications and recapitalizations involving Reorganized Wireless, (iii) if the Reorganized Wireless (A) fixes a record date for issuance of rights, options or warrants to all holders of New Common Stock entitling them to subscribe for or purchase New Common Stock, (B) issues shares of New Common Stock or (C) issues any securities convertible into or exchangeable or exercisable for Common Stock, in the case of (A), (B), (C) above at a price per share of New Common Stock less than the then current market price per share of New Common Stock and (iv) if Reorganized Wireless fixes a record date for the making of a distribution to all holders of New Common Stock of assets, debt securities, preferred stock or rights or warrants. In the event of a merger or consolidation of Reorganized Wireless with or into one or more Persons (as defined below) or the transfer or lease of all or substantially all of the assets of Reorganized Wireless to another Person (a "Transaction") in which New Common Stock is exchanged for securities, cash or other assets or a combination thereof (collectively, "Transaction Consideration"), then the New Warrants will automatically become exercisable for the Transaction Consideration which the holder of the New Warrants would have owned or been entitled to receive immediately after the Transaction if the holder had exercised the New Warrants before the effective date of the Transaction.

          In the event of a "change of control" of Reorganized Wireless within one year of the Effective Date, the exercise price of the New Warrants will be reduced to $23.22 per Warrant Share, subject to adjustment as provided in section 10 of the New Warrant Agreement. For purposes of the New Warrant Agreement, a "change of control" means the occurrence of any of the following events:

          (i) any Person or "group" (as defined in Sections 13(d) and 14(d) of the Exchange Act) acquires beneficial ownership of (x) more than 50% of the total outstanding New Common Stock of Reorganized Wireless or (y) more than 30% of the total outstanding New Common Stock of Reorganized Wireless with the right to designate a majority of the board of directors of Reorganized Wireless;

          (ii)Reorganized Wireless consolidates with, or merges with or into, any Person or sells, assigns, conveys, transfers, or leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, Reorganized Wireless, in any such event pursuant to a transaction in which the outstanding New Common Stock is changed into or exchanged for cash, securities or other property, other than any such transaction where the outstanding New Common Stock is not changed or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of Reorganized Wireless); or

          (iii)Reorganized Wireless or any of its affiliates enters into any agreement, arrangement or understanding with respect to any event described in subparagraph (i) or (ii) above; provided, however, that in the case of a "change of control" as described in this subpart (iii), such reduction shall not occur unless and until such event thereafter occurs (whether within one year of the Effective Date or any time thereafter). "Person" is defined in the New Warrant Agreement as any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          A complete description of the terms and provisions governing the New Warrants is set forth in the New Warrant Agreement, which shall be in substantially the form annexed as Exhibit 2 to the Plan.

C.   MEANS OF IMPLEMENTATION.
     -----------------------

     1.   DISTRIBUTIONS.

          On the Effective Date or as soon as practicable thereafter, Reorganized Wireless shall make or cause to be made to the holders of Allowed Claims and Allowed Equity Interests the distributions of New Common Stock, New Warrants and Cash as provided in Section 4 of the Plan. Disputed Claims shall be resolved in accordance with Section 8 of the Plan and, if a Disputed Claim becomes an Allowed Claim by Final Order, distributions shall be made on account of such Claims in accordance with
Section 8.3 of the Plan.

     2.   ISSUANCE OF NEW SECURITIES.

          The issuance of the following securities by Reorganized Wireless is authorized under the Plan without further act or action under applicable law, regulation, order or rule: (a) 10,000,000 shares of New Common Stock,
(b) the New Warrants and (c) the Incentive Options.

     3.   NEW WARRANT AGREEMENT.

          The New Warrant Agreement shall be executed and delivered by Reorganized Wireless and the warrant agent or any replacement agent reasonably acceptable to the Debtor and the Unofficial Noteholders' Committee Majority.

     4.   EXIT FINANCING

          To the extent that the Planned Asset Dispositions have not been completed on terms that would permit the Debtor to emerge from the Chapter 11 Case without additional financing (to either repay the Postpetition Financing or to have sufficient liquidity to operate after the Effective
Date), the Debtor will obtain exit financing reasonably acceptable to the Unofficial Noteholders' Committee and MLGAF to repay in full in Cash all obligations under the Postpetition Financing and provide working capital for operations.

     5.   ADOPTION OF STOCK OPTION PLAN.

          If not previously adopted by Wireless, on the Effective Date, Reorganized Wireless will adopt the Stock Option Plan.

     6.   INCENTIVE OPTIONS ON THE EFFECTIVE DATE.

          On the Effective Date, Reorganized Wireless is authorized under the Plan to issue Incentive Options to management of Reorganized Wireless to purchase 444,000 shares of New Common Stock at an exercise price of $13.51 pursuant and subject to the Stock Option Plan. Additional Incentive Options for management to purchase 666,000 shares of New Common Stock at a yet-to-be-determined exercise price shall be available for issuance pursuant to the Stock Option Plan.

     7.   CANCELLATION OF EXISTING SECURITIES AND AGREEMENTS.

          On the Effective Date, the 1995 Senior Notes, the 1996 Senior Discount Notes and the Equity Interests shall (a) be cancelled and (b) have no effect other than the right to participate in the distributions, if any, provided under the Plan in respect of Claims and Equity Interests.

     8.   CORPORATE ACTION.

          Board of Directors of Reorganized Wireless. On the Effective Date, the operation of Reorganized Wireless shall become the general responsibility of its Board of Directors, subject to, and in accordance with, the Charter and by-laws. The Charter and by-laws provide for, among other things, removal of directors only for cause and only by the affirmative vote of the holders of a majority of the voting power of the then outstanding voting capital stock of Reorganized Wireless. The initial Board of Directors of Reorganized Wireless shall consist of seven members, one of which will be Henry Burkhalter, the current President and Chief Executive Officer of the Debtor. Subject to the immediately preceding sentence, the initial members and the manner of selection of the Board of Directors of Reorganized Wireless shall in all respects be subject to the approval of the Unofficial Noteholders' Committee and MLGAF and shall be disclosed on or prior to the Confirmation Hearing. The directors of the Debtor immediately prior to the Effective Date shall resign as of the Effective Date and shall be replaced by the Board of Directors of Reorganized Wireless.

          Officers of Reorganized Wireless. The initial officers of Reorganized Wireless are or shall be disclosed in the Disclosure Statement or an amendment or supplement to the Disclosure Statement or such other filing as may be made with the Bankruptcy Court. The selection of officers of Reorganized Wireless after the Effective Date shall be as provided in its Charter and by-laws.

     9.   RESTATED CERTIFICATE OF INCORPORATION.

          On the Effective Date, or as soon thereafter as is practicable, Reorganized Wireless shall file with the Secretary of State of the State of Delaware in accordance with section 303 of the DGCL, the Charter which shall, among other things, prohibit Reorganized Wireless from creating, designating, authorizing or causing to be issued any class or series of non-voting stock. On the Effective Date, the Charter shall automatically become effective, and all other matters provided under this Plan involving the corporate structure of Reorganized Wireless, or corporate action by it, shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to section 303 of the DGCL without any requirement of further action by the stockholders, the directors of Reorganized Wireless or Reorganized Wireless.

     10.  REGISTRATION RIGHTS AGREEMENT.

          Reorganized Wireless will grant registration rights to holders of New Common Stock who may be deemed to be statutory underwriters as such term is used in section 1145(b) of the Bankruptcy Code and will enter into a registration rights agreement with such holders containing customary registration rights provisions.

D.   PROVISIONS GOVERNING DISTRIBUTIONS.
     ----------------------------------

     1.   DATE OF DISTRIBUTIONS.

          Any distributions and deliveries to be made under the Plan shall be made on the Effective Date or as soon as practicable thereafter and deemed made on the Effective Date. In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

     2.   DISBURSING AGENT.

          All distributions under the Plan shall be made by Reorganized Wireless as Disbursing Agent or such other entity designated by Reorganized Wireless as a Disbursing Agent on the Effective Date. A Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court; and, in the event that a Disbursing Agent is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by Reorganized Wireless.

     3.   SURRENDER OF INSTRUMENTS.

          As a condition to receiving any distribution under the Plan, each holder of a 1995 Senior Note, 1996 Senior Discount Note or Old Common Stock Interest must surrender such 1995 Senior Note, 1996 Senior Discount Note or Old Common Stock Interest to Reorganized Wireless or its designee. Any holder of a 1995 Senior Note, 1996 Senior Discount Note or certificate representing such Old Common Stock Interest that fails to (a) surrender such instrument or (b) execute and deliver an affidavit of loss and/or indemnity reasonably satisfactory to Reorganized Wireless and, if so requested, furnish a bond in form, substance, and amount reasonably satisfactory to Reorganized Wireless before the first anniversary of the Effective Date shall be deemed to have forfeited all rights and claims and may not participate in any distribution under the Plan.

     4.   COMPENSATION OF PROFESSIONALS.

          Each person retained or requesting compensation in the Chapter 11 Case pursuant to section 330 or 503(b) of the Bankruptcy Code shall be required to file an application for allowance of final compensation and reimbursement of expenses in the Chapter 11 Case on or before a date to be determined by the Bankruptcy Court in the Confirmation Order or any other order of the Bankruptcy Court. Objections to any such application shall be filed on or before a date to be fixed and determined by the Bankruptcy Court in the Confirmation Order or such other order.

     5.   DELIVERY OF DISTRIBUTIONS.

          Subject to Bankruptcy Rule 9010, all distributions to any holder of an Allowed Claim or an Allowed Equity Interest shall be made at the address of such holder as set forth on the Schedules filed with the Bankruptcy Court or on the books and records of the Debtor or its agents, unless the Debtor or Reorganized Wireless, as applicable, has been notified in writing of a change of address, including, without limitation, by the filing of a proof of claim or interest by such holder that contains an address for such holder different from the address reflected on such Schedules for such holder. In the event that any distribution to any holder is returned as undeliverable, the Disbursing Agent shall use reasonable efforts to determine the current address of such holder, but no distribution to such holder shall be made unless and until the Disbursing Agent has determined the then current address of such holder, at which time such distribution shall be made to such holder without interest; provided that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of one year from the Effective Date. After such date, all unclaimed property or interest in property shall revert to Reorganized Wireless, and the claim of any other holder to such property or interest in property shall be discharged and forever barred.

     6.   MANNER OF PAYMENT UNDER THE PLAN.

          At the option of the Disbursing Agent, any Cash payment to be made under the Plan may be made by a check or wire transfer or as otherwise required or provided in applicable agreements.

     7.   FRACTIONAL SHARES.

          No fractional shares of New Common Stock or New Warrants or Cash in lieu thereof shall be distributed. No New Warrants shall be issued for fractional shares of New Common Stock. For purposes of distribution, fractional shares of New Common Stock and fractional New Warrants shall be rounded down to the previous whole number.

     8.   SETOFFS AND RECOUPMENT.

          The Debtor may, but shall not be required to, setoff against, or recoup from, any Claim and the payments to be made pursuant to the Plan in respect of such Claim (other than Old Senior Note Claims), any claims of any nature whatsoever that the Debtor may have against the claimant; but neither the failure to do so nor the allowance of any Claim thereunder shall constitute a waiver or release by the Debtor of any such claim it may have against such claimant.

     9.   DISTRIBUTIONS AFTER EFFECTIVE DATE.

          Distributions made after the Effective Date to holders of Disputed Claims that are not Allowed Claims as of the Effective Date but which later become Allowed Claims shall be deemed to have been made on the Effective Date.

     10.  RIGHTS AND POWERS OF DISBURSING AGENT.

          a.   POWERS OF THE DISBURSING AGENT.
               ------------------------------
          The Disbursing Agent shall be empowered to (i) effect all actions and execute all agreements, instruments and other documents necessary to perform its duties under the Plan, (ii) make all distributions contemplated hereby, (iii) employ professionals to represent it with respect to its responsibilities and (iv) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions of the Plan.

          b.   EXPENSES INCURRED ON OR AFTER THE EFFECTIVE DATE.
               ------------------------------------------------

          Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Disbursing Agent on or after the Effective Date (including, without limitation, taxes) and any reasonable compensation and expense reimbursement claims (including, without limitation, reasonable attorney fees and expenses) made by the Disbursing Agent shall be paid in Cash by Reorganized Wireless.

     11.  EXCULPATION.

          The Debtor, Reorganized Wireless, each of the members of the Unofficial Noteholders' Committee, MLGAF, the Disbursing Agent, and their respective members, partners, officers, directors, employees and agents (including any attorneys, accountants, financial advisors, investment bankers and other professionals retained by such persons) shall have no liability to any holder of any Claim or Equity Interest for any act or omission in connection with, or arising out of, the Disclosure Statement, the Plan, the solicitation of votes for and the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for willful misconduct or gross negligence as determined by a Final Order of the Bankruptcy Court and, in all respects, shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

E.   RESOLUTION OF DISPUTED CLAIMS AND INTERESTS.
     -------------------------------------------

     Except as to applications for allowances of compensation and reimbursement of expenses under sections 330 and 503 of the Bankruptcy Code, the Debtor or Reorganized Wireless shall have the exclusive right to make and file objections to Administrative Expense Claims, Claims and Equity Interests subsequent to the Confirmation Date. All objections shall be litigated to Final Order; PROVIDED, HOWEVER, that Reorganized Wireless shall have the authority to compromise, settle, otherwise resolve or withdraw any objections, without approval of the Bankruptcy Court. Unless otherwise ordered by the Bankruptcy Court, the Debtor or Reorganized Wireless shall file all objections to Administrative Expense Claims that are the subject of proofs of claim or requests for payment filed with the Bankruptcy Court (other than applications for allowances of compensation and reimbursement of expenses), Claims and Equity Interests and serve such objections upon the holder of the Administrative Expense Claim, Claim or Equity Interest as to which the objection is made as soon as is practicable, but in no event later than (a) 120 days after the Effective Date or the date on which a proof of claim or request for payment is filed with the Bankruptcy Court or (b) such later date as may be approved by the Bankruptcy Court.

     Notwithstanding any provision of the Plan, if any portion of a Claim is a Disputed Claim, no payment or distribution provided thereunder shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim. To the extent that a Disputed Claim or Disputed Equity Interest ultimately becomes an Allowed Claim or Allowed Equity Interest, a distribution shall be made to the holder of such Allowed Claim or Allowed Equity Interest in accordance with the provisions of the Plan.

     Pursuant to Bankruptcy Rule 3018(a), a Disputed Claim will not be counted for purposes of voting on the Plan to the extent it is disputed, unless an order of the Bankruptcy Court is entered after notice and a hearing temporarily allowing the Disputed Claim for voting purposes under Bankruptcy Rule 3018(a). Such disallowance for voting purposes is without prejudice to the claimant's right to seek to have its Disputed Claim allowed for purposes of distribution under the Plan.

F.   EXECUTORY CONTRACTS AND UNEXPIRED LEASES.
     ----------------------------------------

     1.   ASSUMPTION AND REJECTION OF EXECUTORY CONTRACTS AND UNEXPIRED
          LEASES.

          The Plan constitutes a motion by the Debtor to assume, as of the Effective Date, all executory contracts and unexpired leases to which the Debtor is a party, except for an executory contract or unexpired lease that
(i) has been assumed or rejected pursuant to Final Order of the Bankruptcy Court, (ii) is specifically rejected on Schedule 9.1 to the Plan filed by the Debtor on or before the commencement of the hearing on approval of the Disclosure Statement or such later date as may be fixed by the Bankruptcy Court, (iii) is the subject of a separate motion filed under section 365 of the Bankruptcy Code by the Debtor prior to the filing of Schedule 9.1 to the Plan or (iv) is otherwise assumed pursuant to the Plan. Each executory contract and unexpired lease listed on Schedule 9.1 to the Plan that relates to the use or occupancy of real property shall include (i) modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease, without regard to whether such agreement, instrument or other document is listed on Schedule 9.1 to the Plan and (ii) executory contracts or unexpired leases appurtenant to the premises listed on Schedule 9.1 to the Plan including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vault, tunnel or bridge agreements or franchises, and any other interests in real estate or rights IN REM relating to such premises to the extent any of the foregoing are executory contracts or unexpired leases, unless any of the foregoing agreements are assumed.

     2.   AMENDMENTS TO SCHEDULE; EFFECT OF AMENDMENTS.

          The Debtor shall assume each of the executory contracts and unexpired leases not listed on Schedule 9.1 to the Plan; provided, that the Debtor may at any time on or before the first Business Day before the date of the commencement of the Confirmation Hearing amend Schedule 9.1 to the Plan to delete or add any executory contract or unexpired lease thereto, in which event such executory contract or unexpired lease shall be deemed to be, respectively, assumed and, if applicable, assigned as provided therein, or rejected. The Debtor shall provide notice of any amendments to Schedule
9.1 to the Plan to the parties to the executory contracts or unexpired leases affected thereby. The fact that any contract or lease is scheduled on Schedule 9.1 to the Plan shall not constitute or be construed to constitute an admission by the Debtor that the Debtor has any liability thereunder.

     3.   BAR TO REJECTION DAMAGE CLAIMS.

          In the event that the rejection of an executory contract or unexpired lease by the Debtor results in damages to the other party or parties to such contract or lease, a Claim for such damages, if not evidenced by a filed proof of claim, shall be forever barred and shall not be enforceable against the Debtor, or its properties or interests in property as agents, successors, or assigns, unless a proof of claim is filed with the Bankruptcy Court and served upon counsel for the Debtor on or before 30 days after the earlier to occur of (i) the giving of notice to such party under Section 9.1 or 9.2 of the Plan and (ii) the entry of an order by the Bankruptcy Court authorizing rejection of a particular executory contract or lease.

     4.   CERTAIN INDEMNIFICATION OBLIGATIONS.

          The obligations of the Debtor pursuant to, or under its, certificate or articles of incorporation, bylaws, contract, applicable state law or otherwise to indemnify its directors and officers for any claims or causes of action arising out of acts or omissions that occurred before August 1, 1998 shall be deemed to be, and shall be treated as though they are, executory contracts that are rejected under the Plan. Any Claims arising from such rejection shall be treated as Indemnity Claims under
Section 4.6 of the Plan.

G.   CONDITIONS TO CONFIRMATION AND EFFECTIVE DATE.
     ---------------------------------------------

     The Plan shall not become effective unless and until the following conditions shall have been satisfied in full or waived in accordance with the provisions specified below:

           a. The Effective Date shall have occurred prior to August 6, 1999.

           b. The Confirmation Order, in form and substance reasonably acceptable to the Debtor, the Unofficial Noteholders' Committee and MLGAF shall have been entered by the Clerk of the Bankruptcy Court and there shall not be a stay or injunction in effect with respect thereto.

           c. An order shall have been entered by the Bankruptcy Court estimating the Bondholder Litigation Claims and the Stockholder Litigation Claims at zero.

           d. All Unsecured Claims shall have become Allowed Claims, Disallowed Claims or estimated for distribution purposes under the Plan by Final Order(s) or by operation of law and the aggregate amount of all such Allowed Unsecured Claims and estimated Unsecured Claims, if any, shall not exceed $10 million.

           e. The New Warrant Agreement shall have been executed and delivered.

           f. The Debtor shall have received approval from the FCC of all of the FCC Applications of Wireless (as defined in Section X.A.5.b. hereof).

           g. All other actions and all agreements, instruments or other documents necessary to implement the terms and provisions of the Plan shall have been effected.

     Each of the conditions specified above may be waived, in whole or in part, by the Debtor, with the prior written consent of an Unofficial Noteholders' Committee Majority and MLGAF. Any such waivers of a condition precedent may be effected at any time, without notice, without leave or order of the Bankruptcy Court and without any formal action (other than by the Debtor, an Unofficial Noteholders' Committee Majority and MLGAF).

H.   EFFECT OF CONFIRMATION.
     ----------------------

     1.   VESTING OF ASSETS.

          On the Effective Date, the Debtor, its properties and interests in property and its operations shall be released from the custody and jurisdiction of the Bankruptcy Court, and the estate of the Debtor shall vest in Reorganized Wireless. From and after the Effective Date, Reorganized Wireless may operate its business and may use, acquire and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules, subject to the terms and conditions of the Plan.

     2.   BINDING EFFECT.

          Except as otherwise provided in section 1141(d)(3) of the Bankruptcy Code and subject to the occurrence of the Effective Date, on and alter the Confirmation Date, the provisions of the Plan shall bind any holder of a Claim against, or Equity Interest in, the Debtor and such holder's respective successors and assigns, whether or not the Claim or Equity Interest of such holder is impaired under the Plan and whether or not such holder has accepted the Plan.

     3.   DISCHARGE OF DEBTOR.

          Except to the extent otherwise provided in the Plan, the treatment of all Claims against or Equity Interests in the Debtor under the Plan shall be in exchange for and in complete satisfaction, discharge and release of all Claims against or Equity Interests in the Debtor of any nature whatsoever, known or unknown, including, without limitation, any interest accrued or expenses incurred thereon from and after the Petition Date, or against its estate or properties or interests in property. Except as otherwise provided in the Plan, upon the Effective Date, all Claims against and Equity Interests in the Debtor will be satisfied, discharged and released in full exchange for the consideration provided under the Plan. Except as otherwise provided in the Plan, all entities shall be precluded from asserting against the Debtor or Reorganized Wireless or their respective properties or interests in property, any other Claims based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date.

     4.   TERM OF INJUNCTIONS OR STAYS.

          Unless otherwise provided, all injunctions or stays arising under or entered during the Chapter 11 Case under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

     5.   INDEMNIFICATION OBLIGATIONS.

          Subject to the occurrence of the Effective Date, the obligations of the Debtor, only to the extent permitted under the laws of the State of Delaware, to indemnify, defend or reimburse directors or officers who were or are directors or officers of the Debtor on or after August 1, 1998, respectively, against any claims or causes of action as provided in the Debtor's certificate of incorporation, by-laws, applicable state law or contract, insofar as any such claims or causes of action arise out of acts or omissions occurring on or after August 1, 1998, shall survive confirmation of the Plan, remain unaffected thereby and not be discharged.

     6.   RELEASES.

          On the Effective Date, the Debtor, on behalf of itself and its non-debtor subsidiaries, will release the present and former officers and directors of the Debtor and its subsidiaries from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any action or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to such officers and directors, the Debtor, the Reorganization Case or the Plan. The Debtor believes that no such causes of action or liabilities exist against such officers and directors.

          On the Effective Date, each holder of a Claim or Equity Interest shall be deemed to release the present and former officers and directors of the Debtor and its subsidiaries from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever, whether know or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any action or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to such officers and directors, the Debtor, the Reorganization Case or the Plan.

I.   WAIVER OF CERTAIN CLAIMS.
     ------------------------

     Effective as of the Effective Date, the Debtor waives the right to prosecute any avoidance or recovery actions under section 547 of the Bankruptcy Code that belong to the Debtor or Debtor in Possession. The Debtor is not aware of any avoidance actions the pursuit and recovery of which would benefit its chapter 11 estate.

J.   RETENTION OF JURISDICTION BY THE BANKRUPTCY COURT.
     -------------------------------------------------

     Under the terms of the Plan, the Bankruptcy Court will retain jurisdiction in the following instances, notwithstanding entry of the Confirmation Order or the occurrence of the effective Date. The Bankruptcy Court will retain jurisdiction over the Chapter 11 Case for the purposes of Sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes: (i) to hear and determine pending applications for the assumption or rejection of executory contracts or unexpired leases and the allowance of Claims resulting therefrom; (ii) to determine any and all adversary proceedings, applications and contested matters, including, without limitation, under sections 544, 545, 548, 549, 550, 551 and 553 of the Bankruptcy Code.; (iii) to ensure that distributions to holders of Allowed Claims and Allowed Equity Interests are accomplished as provided therein; (iv) to hear and determine any timely objections to Administrative Expense Claims or to proofs of claim and equity interests, including, without limitation, any objections to the classification of any Claim or Equity Interest, and to allow or disallow any Disputed Claim or Disputed Equity Interest, in whole or in part; (v) to enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated;
(vi) to issue such orders in aid of execution of the Plan to the extent authorized by section 1142 of the Bankruptcy Code; (vii) to consider any amendments to or modifications of the Plan or to cure any defect or omission, or reconcile any inconsistency, in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order; (viii) to hear and determine all applications under sections 330, 331 and 503(b) of the Bankruptcy Code for awards of compensation for services rendered and reimbursement of expenses incurred prior to the Confirmation Date; (ix) to hear and determine disputes arising in connection with the interpretation, implementation or enforcement of th Plan, the Confirmation Order, any transactions or payments contemplated thereby or any agreement, instrument or other document governing or relating to any of the foregoing; (x) to hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code; (xi) to hear any other matter not inconsistent with the Bankruptcy Code; (xii) to hear and determine all disputes involving the existence, scope and nature of the discharges granted under the Plan; (xiii) to issue injunctions and effect any other actions that may be necessary or desirable to restrain interference by any entity with the consummation or implementation of the Plan; and (xiv) to enter a final decree closing the Chapter 11 Case.

K.   SUMMARY OF OTHER PROVISIONS OF THE PLAN.
     ---------------------------------------

     The   following  paragraphs  summarize   certain   other   significant
provisions of  the  Plan.   The Plan should be referred to for the complete
text of these and other provisions of the Plan.

     1.   PAYMENT OF STATUTORY FEES.

          All fees payable under section 1930, title 28, United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on the Effective Date. Any such fees accrued after the Effective Date will constitute an Allowed Administrative Expense Claim and be treated in accordance with Section 2.1 of the Plan.

     2.   RETIREE BENEFITS.

          Section 1129(a)(13) of the Bankruptcy Code requires a debtor to continue to pay any retiree benefits (within the meaning of section 1114 of the Bankruptcy Code), at the level established in accordance with section 1114 of the Bankruptcy Code, at any time prior to the Confirmation Date, for the duration of the period for which the debtor has obligated itself to provide any such benefits. The Debtor does not have any obligations for any such retiree benefits.

     3.   ADMINISTRATIVE EXPENSES INCURRED AFTER THE CONFIRMATION DATE.

          Administrative expenses incurred by the Debtor or Reorganized Wireless after the Confirmation Date, including (without limitation) claims for professionals' fees and expenses, shall not be subject to application and may be paid by the Debtor or Reorganized Wireless, as the case may be, in the ordinary course of business and without further Bankruptcy Court approval; PROVIDED, HOWEVER, that no claims for professional fees and expenses incurred after the Confirmation Date shall be paid until after the occurrence of the Effective Date.

     4.   SECTION 1125(e) OF THE BANKRUPTCY CODE.

          As of the Confirmation Date, the Debtor shall be deemed to have solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code. The Debtor, MLGAF and each of the members of the Unofficial Noteholders' Committee (and each of their respective affiliates, agents, directors, officers, employees, investment bankers, financial advisors, attorneys and other professionals) have, and shall be deemed to have, participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of the securities under the Plan, and therefore are not, and on account of such offer, issuance and solicitation will not be, liable at any time for the violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Plan or the offer and issuance of securities under the Plan.

     5.   COMPLIANCE WITH TAX REQUIREMENTS.

          In connection with the consummation of the Plan, the Debtor shall comply with all withholding and reporting requirements imposed by any taxing authority, and all distributions thereunder shall be subject to such withholding and reporting requirements.

     6.   SEVERABILITY OF PLAN PROVISIONS.

          In the event that, prior to the Confirmation Date, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable in accordance with its terms. All actions taken under Section 14.6 of the Plan shall require the consent of the Debtor and an Unofficial Noteholders' Committee Majority and MLGAF.

     7.   GOVERNING LAW.

          Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an Exhibit thereto provides otherwise, the rights, duties and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without giving effect to the principles of conflict of laws thereof.

               VI.  CONFIRMATION AND CONSUMMATION PROCEDURE

     Under the Bankruptcy Code, the following steps must be taken to confirm the Plan:

A.   SOLICITATION OF VOTES.
     ---------------------

     In accordance with sections 1126 and 1129 of the Bankruptcy Code, the Claims in Classes 5 (Old Senior Notes), 6 (Indemnity Claims) and 7 (Old Common Stock Interests) are impaired and the holders of Allowed Claims and Allowed Equity Interests in each of such Classes are entitled to vote to accept or reject the Plan. Claims in Classes 1 (Priority Non-Tax Claims), 2 (Secured Claims), 3 (BTA Installment Note Claims) and 4 (Unsecured Claims) are unimpaired and the holders of Allowed Claims in each of such Classes are conclusively presumed to have accepted the Plan and the solicitation of acceptances with respect to such Class is not required under section 1126(f) of the Bankruptcy Code. Furthermore, Equity Interests in Class 8 (Other Equity Interests) will not retain property or receive distributions under the Plan on account of such Equity Interests and the holders of such Equity Interests are deemed to have rejected the Plan under section 1126(g) of the Bankruptcy Code.

     As to classes of claims entitled to vote on a plan, the Bankruptcy Code defines acceptance of a plan by a class of creditors as acceptance by holders of at least two-thirds in dollar amount and more than one-half in number of the claims of that class that have timely voted to accept or reject a plan. As to classes of equity interests entitled to vote on a plan, the Bankruptcy Code defines acceptance of a plan by a class of equity interests as acceptance by at least two-thirds of the allowed equity interests that have timely voted to accept or reject a plan. A vote may be disregarded if the Bankruptcy Court determines, after notice and a hearing, that such acceptance or rejection was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.

B.   THE CONFIRMATION HEARING.
     ------------------------

     The Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a confirmation hearing. The Confirmation Hearing in respect of the Plan has been scheduled for ____________ __, 1999 at __:__ _.m., Eastern Time, before the Honorable Peter J. Walsh, United States Bankruptcy Judge, at the United States Bankruptcy Court, 824 Market Street, Wilmington, Delaware 19801. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for an announcement of the adjourned date made at the Confirmation Hearing. Any objection to confirmation must be made in writing and specify in detail the name and address of the objector, all grounds for the objection and the amount of the Claim or number of shares of stock of the Debtor held by the objector. Any such objection must be filed with the Bankruptcy Court and served so that it is received by the Bankruptcy Court and the following parties on or before __________ __, 1999 at __:__ _.m., Eastern Time:

                    Wireless One, Inc.
                    2506 Lakeland Drive
                    Jackson, Mississippi  39208
                    Attn:  Thomas Noulles, Esq.

                    Latham & Watkins
                    885 Third Avenue, Suite 1000
                    New York, New York  10022
                    Attn:  Martin Flics, Esq.

                    Morris, Nichols, Arsht & Tunnell
                    1201 Market Street
                    P.O. Box 1347
                    Wilmington, Delaware  19899
                    Attn:  William Sudell, Esq.

Objections to confirmation of the Plan are governed by Bankruptcy Rules 3015 and 9014.

C.   CONFIRMATION.
     ------------

     At the Confirmation Hearing, the Bankruptcy Court will confirm the Plan only if all of the requirements of section 1129 of the Bankruptcy Code are met. Among the requirements for confirmation of a plan are that the plan is (i) accepted by all impaired classes of claims and equity interests or, if rejected by an impaired class, that the plan "does not discriminate unfairly" and is "fair and equitable" as to such class, (ii) feasible and
(iii) in the "best interests" of creditors and stockholders which are impaired under the plan.

     1.   ACCEPTANCE.

          Classes 5, 6 and 7 of the Plan are impaired under the Plan and are entitled to vote to accept or reject the Plan. The Debtor reserves the right to seek nonconsensual confirmation of the Plan with respect to any Class of Claims or Equity Interests that is entitled to vote to accept or reject the Plan if such Class rejects the Plan.

     2.   UNFAIR DISCRIMINATION AND FAIR AND EQUITABLE TESTS.

          To obtain nonconsensual confirmation of the Plan, it must be demonstrated to the Bankruptcy Court that the Plan "does not discriminate unfairly" and is "fair and equitable" with respect to each impaired, nonaccepting Class. The Bankruptcy Code provides a non-exclusive definition of the phrase "fair and equitable." The Bankruptcy Code establishes "cram down" tests for secured creditors, unsecured creditors and equity holders, as follows:

          a.   SECURED CREDITORS.
               -----------------

          Either (i) each impaired secured creditor retains its liens securing its secured claim and receives on account of its secured claim deferred Cash payments having a present value equal to the amount of its allowed secured claim, (ii) each impaired secured creditor realizes the "indubitable equivalent" of its allowed secured claim or (iii) the property securing the claim is sold free and clear of liens with such liens to attach to the proceeds of the sale and the treatment of such liens on proceeds is provided in clause (i) or (ii) of this subparagraph.

          b.   UNSECURED CREDITORS.
               -------------------

          Either (i) each impaired unsecured creditor receives or retains under the Plan property of a value equal to the amount of its allowed claim or (ii) the holders of claims and interests that are junior to the claims of the dissenting class will not receive any property under the Plan.

          c.   EQUITY INTERESTS.
               ----------------

          Either (i) each holder of an equity interest will receive or retain under the Plan property of a value equal to the greatest of the fixed liquidation preference to which such holder is entitled, the fixed redemption price to which such holder is entitled or the value of the interest or (ii) the holder of an interest that is junior to the nonaccepting class will not receive or retain any property under the Plan.

          The Debtor believes that the Plan and the treatment of all Classes of Claims and Equity Interests under the Plan satisfy the foregoing requirements for nonconsensual confirmation of the Plan.

     3.   FEASIBILITY.

          a.   FINANCIAL PROJECTIONS.
               ---------------------

          The Bankruptcy Code requires that confirmation of a plan is not likely to be followed by liquidation or the need for further financial reorganization. For purposes of determining whether the Plan meets this requirement, Wireless has analyzed its ability to meet its obligations under the Plan. As part of this analysis, Wireless has prepared projections of its financial performance for each of the three fiscal years following the year of confirmation of the Plan (the "Projection Period"). These projections, and the assumptions on which they are based, are included in the Projected Financial Information annexed hereto as Exhibit
D. Based upon such projections, the Debtor believes that it will be able to make all payments required pursuant to the Plan and, therefore, that confirmation of the Plan is not likely to be followed by liquidation or the need for further reorganization.

          The  financial  information  and  projections   appended  to  the
Disclosure Statement include for six months ending December 31, 1999 and each of the three years ending December 31, 2000 through 2002:

          <circle>  Pro  Forma  Balance Sheet of Reorganized Wireless as of
June 30, 1999;

          <circle> Projected Balance  Sheets  of  Reorganized  Wireless for
each of the years December 31, 1999 through 2002;

          <circle> Projected Income Statements of Reorganized Wireless  for
the six months ending December 31, 1999 and for each of the years ending December 31, 2000 through 2002; and

          <circle>  Projected  Cash Flow Statements of Reorganized Wireless
for the six months ending December 31, 1999 and for each of the years ending December 31, 2000 through 2002.

          The pro forma financial information and the projections are based on the assumption that the Plan will be confirmed by the Bankruptcy Court and, for projection purposes, that the Effective Date under the Plan and the initial distributions thereunder take place as of June 20, 1999.

          Wireless has prepared these financial projections based upon certain assumptions which it believes to be reasonable under the circumstances. Those assumptions considered to be significant are described in the Projected Financial Information, annexed hereto as Exhibit
D. The Financial Projections have not been examined or compiled by independent accountants. Wireless makes no representation as to the accuracy of the projections or its ability to achieve the projected results. Many of the assumptions on which the projections are based are subject to significant uncertainties. Inevitably, some assumptions will not materialize and unanticipated events and circumstances may affect the actual financial results. Therefore, the actual results achieved throughout the Projection Period may vary from the projected results and the variations may be material. See Section X.A.2., "Certain Risk Factors to be Considered --Overall Risk to Recovery by Holders of Claims -- Projected Financial Information." All holders of Claims and Equity Interests that are entitled to vote to accept or reject the Plan are urged to examine carefully all of the assumptions on which the Financial Projections are based in evaluating the Plan.

          b.   BUSINESS STRATEGY -- OVERVIEW.
               -----------------------------

          The long-term business strategy of Wireless is to maximize the value of its broadband spectrum by the transmission of both video and data. Currently, most Wireless revenues are derived from the sale of subscription-based television programming to SFU and MDU customers. Reorganized Wireless will continue to shift its sales and marketing focus with regard to its subscription video products to emphasize sales to MDU customers and promotion of the DIRECTV service and to de-emphasize its traditional SFU wireless cable market. This change is motivated by the lower operating costs and capital expenditures per subscriber associated with MDUs and DIRECTV. Wireless currently has operating systems in place for this business in 39 markets. Wireless does not presently plan to build out any new markets for delivery of wireless video cable services (although it may sell DIRECTV service in areas outside its currently serviced markets). Wireless intends to launch its data service operations in an additional 18 markets through 2002, 14 of which currently have video operations. Wireless holds FCC licenses that cover an additional 28 markets that have not yet been launched. Wireless intends to evaluate these markets to determine whether return on these assets can be maximized either by using them to deliver data services or by a sale of some or all of its license rights for these markets.

          c.   SUBSCRIPTION VIDEO.
               ------------------
          SFU/MDU Wireless Cable Market. The business of Wireless involves substantial capital expenditure in the construction and modification of transmission equipment as well as the installation of reception equipment for subscribers. Wireless has found that capital expenditures for reception equipment are lower per subscriber for MDU installations.

          DIRECTV. Wireless has entered into several long term cooperative marketing agreements with DIRECTV, Inc., a digital satellite programming provider, which allow Wireless to offer DIRECTV's digital satellite television service to the subscribers of Wireless. Wireless is thus able to offer its subscribers both its traditional wireless cable product and enhanced packages that offer DIRECTV's digital satellite programming. Terms of the DIRECTV Agreements include an activation commission structure, a revenue sharing provision, and a marketing and equipment rebate allowance. Based on these provisions, Wireless is able to build its subscriber base at a significantly lower net capital expenditure outlay than in its traditional SFU/MDU wireless business. In addition, Wireless has found that the DIRECTV Agreement has resulted in certain operational cost savings due to lower maintenance and manpower requirements associated with the DIRECTV satellite and reception equipment.

          d.   WARPONE -- HIGH-SPEED DATA/INTERNET.
               -----------------------------------
          Wireless also uses its existing licenses and transmission facilities to offer some markets high-speed two-way data transmission and Internet access services that forgo the use of conventional telephone lines. Wireless has developed and launched a product that delivers high-speed data services and Internet access using its existing frequencies, facilities and broadband spectrum licenses. Marketed under the name "WarpOne," the product is capable of delivering data at speeds up to 10,000 Kbps. This far exceeds the capabilities of both conventional Internet access products, which deliver data at up to 56 Kbps, and current high-speed Internet access providers, which typically operate at 1,500 Kbps.

          Wireless launched WarpOne on a retail basis in its Jackson, Mississippi, Baton Rouge, Louisiana, and Memphis, Tennessee markets in 1998. Wireless initially offered WarpOne to small and medium sized businesses that are not served by other high-speed data services. Wireless believes that home offices, teleworkers of large corporations, educational institutions and its traditional MDU wireless cable customers may also represent significant markets for WarpOne. In late 1998, Wireless also introduced a wholesale broadband wireless service that allows customers of ISPs to utilize the two way high-speed Internet access of Wireless.

          e.   ADDITIONAL FINANCING.
               ---------------------

          The business plan of Wireless assumes that Reorganized Wireless will require one or more substantial investments to finance its projected subscriber growth and the launch and development of its high-speed data business after emergence from bankruptcy. Reorganized Wireless may finance projected capital expenditures and operating expenses for system development in whole or in part through debt or equity financing, secured or unsecured credit facilities, joint ventures, sale of non-strategic assets or other arrangements. There can be no assurance that Reorganized Wireless will be able to access this additional capital in a timely manner or on satisfactory terms and conditions.

     4.   BEST INTERESTS TEST.

          With respect to each impaired Class of Claims and Equity Interests, confirmation of the Plan requires that each holder of a Claim or Equity Interest either (i) accept the Plan or (ii) receive or retain under the Plan property of a value, as of the Effective Date, that is not less than the value such holder would receive or retain if the Debtor was liquidated under chapter 7 of the Bankruptcy Code. To determine what holders of Claims and Equity Interests of each impaired Class would receive if the Debtor was liquidated under chapter 7, the Bankruptcy Court must determine the dollar amount that would be generated from the liquidation of the Debtor's assets and properties in the context of a chapter 7 liquidation case. The Cash amount which would be available for satisfaction of Unsecured Claims and Equity Interests would consist of the proceeds resulting from the disposition of the unencumbered assets of the Debtor, augmented by the unencumbered Cash held by the Debtor at the time of the commencement of the liquidation case. Such Cash amount would be reduced by the amount of the costs and expenses of the liquidation and by such additional administrative and priority claims that may result from the termination of the Debtor's business and the use of chapter 7 for the purposes of liquidation.

          The Debtor's costs of liquidation under chapter 7 would include the fees payable to a trustee in bankruptcy, as well as those which might be payable to attorneys and other professionals that such a trustee may engage. In addition, claims would arise by reason of the breach or rejection of obligations incurred and leases and executory contracts assumed or entered into by the Debtor in Possession during the pendency of the Chapter 11 Case. The foregoing types of claims and other claims which may arise in a liquidation case or result from the pending Chapter 11 Case, including any unpaid expenses incurred by the Debtor in Possession during the Chapter 11 Case such as compensation for attorneys, financial advisors and accountants, would be paid in full from the liquidation proceeds before the balance of those proceeds would be made available to pay prepetition Unsecured Claims.

          To determine if the Plan is in the best interests of each impaired class, the present value of the distributions from the proceeds of the liquidation of the Debtor's unencumbered assets and properties, after subtracting the amounts attributable to the foregoing Claims, are then compared with the value of the property offered to such Classes of Claims and Equity Interests under the Plan.

          After considering the effects that a chapter 7 liquidation would have on the ultimate proceeds available for distribution to creditors in a Chapter 11 Case, including (i) the increased costs and expenses of a liquidation under chapter 7 arising from fees payable to a trustee in bankruptcy and professional advisors to such trustee, (ii) the erosion in value of assets in a chapter 7 case in the context of the expeditious liquidation required under chapter 7 and the "forced sale" atmosphere that would prevail and (iii) the substantial increases in claims which would be satisfied on a priority basis or on parity with creditors in the Chapter 11 Case, the Debtor has determined that confirmation of the Plan will provide each holder of an Allowed Claim or Equity Interest with a recovery that is not less than such holder would receive pursuant to liquidation of the Debtor under chapter 7 liquidation.

          The Debtor also believes that the value of any distributions to each class of Allowed Claims in a chapter 7 case, including all Secured Claims, would be less than the value of distributions under the Plan because such distributions in a chapter 7 case would not occur for a substantial period of time. It is likely that distribution of the proceeds of the liquidation could be delayed after the completion of such liquidation in order to resolve claims and prepare for distributions. In the likely event litigation was necessary to resolve claims asserted in the chapter 7 case, the delay could be prolonged.

          The Debtor's Liquidation  Analysis  is attached hereto as Exhibit
E. The information set forth in Exhibit E provides a summary of the liquidation values of the Debtor's assets assuming a chapter 7 liquidation in which a trustee appointed by the Bankruptcy Court would liquidate the assets of the Debtor's estate. Reference should be made to the Liquidation Analysis for a complete discussion and presentation of the Liquidation Analysis. The Liquidation Analysis was prepared by management of Wireless with the assistance of its financial advisor.

          Underlying the Liquidation Analysis are a number of estimates and assumptions that, although developed and considered reasonable by management, are inherently subject to significant economic and competitive uncertainties and contingencies beyond the control of the Debtor and management. The Liquidation Analysis is also based upon assumptions with regard to liquidation decisions that are subject to change. Accordingly, the values reflected may not be realized if the Debtor was, in fact, to undergo such a liquidation. The Chapter 7 liquidation period is assumed to be a period of at least six months allowing for the (i) discontinuation of operations, (ii) selling of assets, and (iii) collection of receivables.

D.   CONSUMMATION.
     ------------

     The Plan will be consummated on the Effective Date. The Effective Date of the Plan is the first Business Day following the date on which the conditions precedent to the effectiveness of the Plan, as set forth in
Section 10.1 thereof are satisfied or waived. For a more detailed discussion of the conditions precedent to the Plan and the impact of the failure to meet such conditions, see Section V.G., "The Plan of Reorganization -- Conditions to Confirmation and Effective Date."

     The Plan is to be implemented pursuant to the provisions of the Bankruptcy Code.

                                   VII.
                     MANAGEMENT OF REORGANIZED DEBTOR

     As of the Effective Date, the management, control and operation of Reorganized Wireless will become the general responsibility of its Board of Directors.

A.   BOARD OF DIRECTORS AND MANAGEMENT.
     ---------------------------------

     1.   COMPOSITION OF THE BOARD OF DIRECTORS.

          The initial Board of Directors of Reorganized Wireless will consist of seven members (one of whom will be Henry Burkhalter) whose names and affiliations will be disclosed at or prior to the Confirmation Hearing. The members of such initial Board of Directors shall serve until the first annual meeting of stockholders of Reorganized Wireless or their earlier resignation or removal in accordance with the Restated Certificate Incorporation or Restated By-laws, as the same may be amended from time to time.

     2.   IDENTITY OF OFFICERS.

          Each of the officers of the Debtor set forth below will continue in his then current positions as officers of Reorganized Wireless:

       NAME                    AGE                     POSITION
       ----                    ---                     --------
Henry Burkhalter               51             President and Chief Executive
                                              Officer

Ernest D. Yates                53             Executive Vice President and
                                              Chief Operating Officer

Henry G. Schopfer              52             Executive Vice President, Chief
                                              Financial Officer and Secretary

Thomas G. Noulles.             49             Senior Vice President and General
                                              Counsel

           Henry Burkhalter became Chief Executive Officer of the Company in May 1997. Mr. Burkhalter became a director of the Company in April 1996 and President of the Company and Vice Chairman of the Board upon consummation of the Company's merger with TruVision Wireless, Inc. ("TruVision") in July 1996. Mr. Burkhalter stepped down as Vice Chairman of the Board in connection with his appointment as Chief Executive Officer of the Company in May 1997. Mr. Burkhalter had been Chairman of the Board of Directors, President and Chief Executive Officer of TruVision since its incorporation in April 1994. He has also served as the Chairman of Pacific Coast Paging, Inc. since 1990. From 1974 through 1992, he served as President of Burkhalter & Company, the largest local certified public accounting and consulting firm in Mississippi. The firm's primary focus was in the telecommunications industry. Mr. Burkhalter also serves as a director of AmMex Commercial, Inc.

          Ernest D. Yates joined Wireless on December 31, 1997, as Executive Vice President and Chief Operating Officer. Mr. Yates' entire career has been in the telecommunication industry, where he has extensive experience in telecommunications technology in traditional switching and networks, video, wireless, fiber optics and advanced data networks and services. Mr. Yates most recently served as Executive Vice President of Operations for Electric Lightwave, a Competitive Local Exchange Carrier (CLEC) located in Vancouver, Washington. Mr. Yates has held executive management positions with Southwestern Bell Corporation, a Texas-based Regional Bell Operating Company (RBOC), where he developed start up businesses and acquired companies and negotiated strategic international telecommunications business relationships.

          Henry G. Schopfer, III became Executive Vice President and Chief Financial Officer on December 9, 1996. He also serves as the Secretary of the Debtor. From 1988 to 1996, Mr. Schopfer served as an Executive Officer with Daniel Industries, Inc., a Houston, Texas-based manufacturer of oil field related products, most recently as Vice President and Chief Financial Officer. From 1982 to 1988, Mr. Schopfer held accounting management positions with Cooper Industries, Inc., a Houston, Texas-based Fortune 100 manufacturer. Prior experience includes nine years with Big Six accounting firms in Houston, Texas, and New Orleans, Louisiana. Mr. Schopfer has been a certified public accountant since 1972.

          Thomas G. Noulles joined Wireless on August 10, 1998, as Senior Vice President and General Counsel. Mr. Noulles came to Wireless from National Data Corporation ("NDC"), where he served as Outside Corporate Counsel to NDC and Vice President, General Counsel and Secretary to C.I.S. Technologies, Inc., a subsidiary of NDC. Mr. Noulles also has twenty-two years of law firm experience in transactions, mergers and acquisitions, structured transactions under the United States securities laws and business negotiations.

B.   COMPENSATION OF EXECUTIVE OFFICERS.
     ----------------------------------

     1998 COMPENSATION.   The  following table sets forth the current
     -----------------
annual salary for certain of the officers of Wireless:

  Name of Individual               Capacities in which Served              Salary
------------------------       --------------------------------------   -------------
Henry Burkhalter                President and Chief Executive Officer    $   275,000
Ernest D. Yates                 Chief Operating Officer                  $   200,000
Henry G. Schopfer               Chief Financial Officer                  $   130,000
Thomas G. Noulles               General Counsel                          $   139,000

C.   MANAGEMENT CONTRACTS.
     --------------------

     Henry  Burkhalter,  Ernest  Yates,  Henry  Schopfer  and  Thomas
Noulles will each execute management contracts with Reorganized Wireless. Mr. Burkhalter's contract will have a term of three years and will provide for an annual salary of $300,000. Mr. Yates' contract will have a term of two years and will provide for an annual salary of $220,000. Mr. Schopfer's contract will have a term of two years and will provide for an annual salary of $145,000. Mr. Noulles' contract will have a term of two years and will provide for an annual salary of $142,000. Each of the contracts will also provide for the use of a company car or a car allowance, 1 year of severance pay (1 1/2 years upon a change of control), annual performance bonuses at the discretion of the Board of Directors of Reorganized Wireless and standard employee benefits such as health care.

D.   STOCK OPTION PLAN.
     -----------------

     In connection with the Plan, Wireless or Reorganized Wireless will adopt a Share Incentive Plan (the "Stock Option Plan"), that is intended to provide incentives to attract, retain and motivate highly competent persons as non-employee directors, officers and key employees of, and consultants to, Reorganized Wireless by providing such persons with options ("Incentive Options") to acquire shares of New Common Stock of Reorganized Wireless. Additionally, the Stock Option Plan is intended to assist in further aligning the interests of the directors, officers, key employees and consultants of Reorganized Wireless to those of its stockholders.

     Under the Stock Option Plan, management of Reorganized Wireless will be issued 5-year Incentive Options to purchase an aggregate of 1,110,000 shares of New Common Stock. Incentive Options to purchase an aggregate of 444,000 shares of New Common Stock will have an exercise price of $13.51 per share. These options will be awarded to management on the Effective Date pursuant to an allocation formulated by the Board of Directors of the Debtor and will vest one-third on the Effective Date, one-third on the second anniversary of the Effective Date and one-third on the third anniversary of the Effective Date. Incentive Options to purchase the remaining shares will have an exercise price and vesting schedule which will be determined by the Board of Directors of Reorganized Wireless. If a change of control occurs, the Incentive Options will vest immediately upon such change of control.

E.   OTHER COMPENSATION PLANS.
     ------------------------

     On the Effective Date, retention and 1998 performance bonuses in an aggregate amount of $400,000 will be paid to certain employees of Reorganized Wireless on such date who do not have employment agreements. This bonus pool will be allocated by the Board of Directors of the Debtor or the compensation committee of the same, either of which may delegate such authority to the Chief Executive Officer of the Debtor.

     In addition, on the Effective Date, bonuses in an aggregate amount of $70,000 will be paid to certain senior officers of the Debtor (other than Mr. Burkhalter) if each has an employment agreement with Reorganized Wireless and remains employed thereby. This bonus pool will be allocated by the Board of Directors of the Debtor or the compensation committee of the same, either of which may delegate such authority to the Chief Executive Officer of the Debtor.

F.   POST-EFFECTIVE DATE SECURITY OWNERSHIP OF CERTAIN OWNERS.
     --------------------------------------------------------

     The following table sets forth those entities which, to the knowledge of the Debtor based upon the analysis of the Debtor of the holdings of Old Senior Notes and Old Common Stock will own beneficially more than five percent of the New Common Stock as of the Effective Date.{4} The estimates of ownership set forth below are based upon the most current information available to the Debtor, some of which may be up to eight months old. Thus, there can be no assurance that these estimates remain accurate as of the date hereof.

            NAME OF OWNER                Estimated Percentage of Ownership
            ---- -- -----                --------- ---------- -- ---------
     Merrill Lynch Global Allocation                    20.6
     Fund, Inc.
     Merrill Lynch Corporate Bond                       10.5
     Fund, Inc.-High Income
     Portfolio
     Quaker Capital Management
     Corporation                                         7.6
     State Street Research High
     Income Fund                                         7.4

     A number of parties may actively trade in claims during the Chapter 11 Case. It is possible that certain of these parties may beneficially acquire more than five percent of the New Common Stock following distributions under the Plan. See Section X.A.11., "Certain Risk Factors To Be Considered -- Overall Risk To Recovery By Holders of Claims -- Significant Holders."

   VIII.  APPLICABILITY OF FEDERAL AND OTHER SECURITIES LAWS
   TO THE NEW COMMON STOCK TO BE DISTRIBUTED UNDER THE PLAN

A.   SECTION 1145 OF THE BANKRUPTCY CODE.
     -----------------------------------

     In reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and state securities and "blue sky" laws afforded by section 1145 of the Bankruptcy Code, the New Common Stock and/or New Warrants to be issued on the Effective Date to holders of Allowed Claims in Class 5 and to holders of Allowed Equity Interests in Class 7 pursuant to the Plan, will not require registration under the 1933 Act or any state securities or `blue sky" laws. Accordingly, shares of New Common Stock issued to holders of Allowed Claims in such Classes pursuant to the Plan may be resold by any holder without registration under the 1933 Act or other Federal securities laws pursuant to the exemption provided by section 4(1) of the 1933 Act, unless the holder is an "underwriter" with respect to such securities, as that term is defined in the Bankruptcy Code (a "Statutory Underwriter"). In addition, such securities generally may be resold by the recipients thereof without registration on the state level pursuant to various exemptions provided by the respective laws of the several states. However, recipients of securities issued to holders of Allowed Claims and Allowed Equity Interests under the Plan are advised to consult with their own counsel as to the availability of any such exemption from registration under Federal or state law in any given instance and as to any applicable requirements or conditions to the availability thereof.

     Section 1145(b) of the Bankruptcy Code defines a Statutory Underwriter for purposes of the 1933 Act as one who (i) purchases a claim with a view to distribution of any security to be received in exchange for the claim, (ii) offers to sell securities issued under a plan for the holders of such securities, (iii) offers to buy securities issued under a plan from persons receiving such securities, if the offer to buy is made with a view to distribution of such securities or (iv) is a controlling person of the issuer of the securities, in this case, Reorganized Wireless.

     Entities deemed to be Statutory Underwriters may be able to sell securities without registration pursuant to the provisions of Rule 144 under the 1933 Act which, in effect, permit the public sale of securities received pursuant to the Plan by Statutory Underwriters subject to the availability of public information concerning Reorganized Wireless, volume limitations, holding periods and certain other conditions. Entities who believe they may be Statutory Underwriters under the definition contained in section 1145 of the Bankruptcy Code are advised to consult their own counsel with respect to the availability of the exemption provided by such Rule.

     Pursuant to the Plan, certificates evidencing shares of New Common Stock received by holders of New Common Stock who may be deemed to be Statutory Underwriters will bear a legend substantially in the form below:

          THE SHARES  OF  COMMON STOCK REPRESENTED BY THIS
          CERTIFICATE HAVE  NOT  BEEN REGISTERED UNDER THE
          SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE
          SECURITIES   LAWS   OF   ANY  STATE   OR   OTHER
          JURISDICTION AND MAY NOT BE  SOLD,  OFFERED  FOR
          SALE  OR OTHERWISE TRANSFERRED UNLESS REGISTERED
          OR QUALIFIED UNDER SAID ACT AND APPLICABLE STATE
          SECURITIES  LAWS  OR UNLESS WIRELESS RECEIVES AN
          OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT
          THAT SUCH REGISTRATION  OR  QUALIFICATION IS NOT
          REQUIRED.

B.   REGISTRATION RIGHTS.
     -------------------

     Reorganized Wireless will grant registration rights to holders of New Common Stock who may be deemed to be Statutory Underwriters. Reorganized Wireless will enter into a registration rights agreement with such holders containing customary registration rights provisions.

                  IX.  REORGANIZATION VALUES

A.   INTRODUCTION.
     ------------

     In conjunction with formulating the Plan, the Debtor determined that it was necessary to estimate post-confirmation going concern enterprise value for Reorganized Wireless. Prior to the Petition Date, the Debtor engaged BT Alex. Brown to prepare such a valuation. This valuation is based on a number of assumptions, including a successful reorganization of the Debtor's business and finances in a timely manner, the achievement of the forecasts reflected in the financial projections, the availability of certain tax attributes, the continuation of current market conditions through the Effective Date, and the Plan becoming effective in accordance with its terms.

     Estimates of value do not purport to be appraisals or necessarily reflect the values which may be realized if assets are sold. The estimates of value represent hypothetical reorganization values of Reorganized Wireless as the continuing owner and operator of its business and assets. Such estimates reflect computations of the estimated reorganization value of Reorganized Wireless through the application of various valuation techniques and do not purport to reflect or constitute appraisals liquidation values or estimates of the actual market value that may be realized through the sale of any securities to be issued pursuant to the Plan, which may be significantly different than the amounts set forth herein. The value of an operating business such as the business of Wireless is subject to uncertainties and contingencies which are difficult to predict and will fluctuate with changes in factors affecting the financial conditions and prospects of such a business.

     AS A RESULT, THE ESTIMATE OF THE RANGE OF REORGANIZATION VALUES SET FORTH HEREIN IS NOT NECESSARILY INDICATIVE OF ACTUAL OUTCOMES, WHICH MAY BE SIGNIFICANTLY MORE OR LESS FAVORABLE THAN THOSE SET FORTH THEREIN. BECAUSE SUCH ESTIMATE IS INHERENTLY SUBJECT TO UNCERTAINTIES, NEITHER WIRELESS, BT ALEX. BROWN NOR ANY OTHER PERSON ASSUMES RESPONSIBILITY FOR ITS ACCURACY. IN ADDITION, BT ALEX. BROWN DID NOT INDEPENDENTLY VERIFY THE DEBTOR'S PROJECTIONS IN CONNECTION WITH THE VALUATION AND NO INDEPENDENT EVALUATIONS OR APPRAISALS OF THE DEBTOR'S ASSETS WERE SOUGHT OR OBTAINED THEREWITH. THE VALUATION OF NEWLY-ISSUED SECURITIES SUCH AS THE NEW COMMON STOCK IS SUBJECT TO ADDITIONAL UNCERTAINTIES AND CONTINGENCIES, ALL OF WHICH ARE DIFFICULT TO PREDICT.

     Actual market prices of such securities at issuance will depend upon, among other things, prevailing interest rates, conditions in the financial markets, the anticipated initial securities holdings of prepetition creditors, some of which may prefer to liquidate their investment rather than hold it on a long-term basis, and other factors which generally influence the prices of securities. It should be noted that there is presently no trading market for the New Common Stock and there can be no assurance that such a trading market will develop.

     In preparing a range of the estimated reorganization value of Reorganized Wireless, BT Alex. Brown (i) reviewed certain historical financial information of Wireless for recent years and interim periods, (ii) reviewed certain internal financial and operating data of Wireless including financial projections provided by management relating to its business and prospects,
(iii) met with certain members of senior management of Wireless to discuss operations and future prospects, (iv) reviewed publicly available financial data and considered the market values of public companies deemed generally comparable to the operating business of Wireless, (v) considered estimated total number of households, estimated line-of-sight households, video, digital and data subscribers, spectrum, operating and future development markets, (vi) considered certain economic and industry information relevant to the operating business and
(vii) conducted such other analyses as BT Alex. Brown deemed appropriate. Although BT Alex. Brown conducted a review and analysis of the business, operating assets and liabilities and business plans of Wireless, BT Alex. Brown assumed and relied on the accuracy and completeness of all (i) financial and other information furnished to it by Wireless and by other firms retained by Wireless and (ii) publicly available information.

B.   METHODOLOGY
     -----------

     In preparing its valuation, BT Alex. Brown performed a variety of analyses and considered a variety of factors. The following summary of the analyses and factors does not purport to be a complete description of the analyses and factors considered.

     In determining the indicated enterprise value range of Wireless, BT Alex. Brown placed various weights on each of the analyses and factors and made judgments as to the significance and relevance of each analysis and factor. BT Alex. Brown did not consider any one analysis or factor to the exclusion of any other analysis or factor. Accordingly, BT Alex. Brown believes that its valuations must be considered as a whole and that selecting portions of its analyses, without considering all such analyses would create a misleading or incomplete view of the processes underlying the preparation of its findings and conclusions. In its analyses, BT Alex. Brown made numerous assumptions with respect to Wireless, industry performance, general business, regulatory, economic, market and financial conditions and other matters, many of which are beyond the control of Wireless. In addition, analyses relating to the value of the business or securities do not purport to be appraisals or to reflect the prices at which such business or securities will trade.

     BT Alex. Brown has employed several generally accepted valuation techniques in estimating the enterprise value of Wireless. The total enterprise value consists of both the debt and equity of Wireless. The methodologies on which BT Alex. Brown primarily relied are: comparable public company analysis , discounted cash flow analysis and comparable mergers and acquisitions analysis.

     1.   COMPARABLE PUBLIC COMPANY ANALYSIS

          In a comparable public company analysis, a subject company is valued by comparing it with publicly-held companies in reasonably similar lines of business. The subject company, together with the comparable companies, may be viewed as alternative investments available to the prudent investor. The price that a prudent investor is willing to pay for each company's publicly-traded securities is related to the perceived future benefits of ownership and the required rate of return on the investment. The price also reflects an implied market value of the total company (the enterprise value). The comparable public companies are chosen based on, among other attributes, their similarity to the subject company's size, profitability, market presence, geographical concentration and leverage.

          After   analyzing   Wireless,   a  selected  list  of
comparable companies was compiled from various sources, including discussions with management. In this analysis, the following comparable companies were chosen: American
Telecasting Inc., CAI Wireless Systems, Inc., CS Wireless Systems, Inc., Heartland Wireless Communications, Inc. and People's Choice TV Corp. Publicly-held corporations differ in terms of markets, size, financial structure, organization and corporate strategies; however, these companies were deemed to be the most comparable to Wireless.

          The analytical work performed included, among other things, a detailed multi-year financial comparison of each company's income statement, balance sheet and cash flow statement. Each company's performance, profitability, market presence, leverage and business strategy were examined. Based on certain analyses, numerous financial multiples and ratios were developed to measure each company's valuation and relative performance. One specific analysis entailed comparing the enterprise value (defined as market value of equity plus debt minus excess Cash) for each of the comparable public companies to its gross line of sight households.

     2.   DISCOUNTED CASH FLOW ("DCF") ANALYSIS

     The second common valuation methodology which was used to determine the enterprise value of Wireless was the discounted cash flow. The discounted cash flow represents the present value of unlevered, after-tax cash flows to all providers of capital using an appropriate discount rate. The DCF approach takes into account the projected operating strategy of Wireless by using company projections as the basis for the financial model. In essence, the DCF method entails estimating the free cash flow available to debt and equity investors (i.e. the annual cash flows generated by the business) and a terminal value of the business at the end of a time horizon and discounting these flows back to the present using a discount rate to arrive at the present value of these flows. The terminal value is determined by assuming the sale of the business at the end of the time horizon.

     The projections of Wireless, as shown in this Disclosure Statement, reflect significant assumptions made by the management of Wireless concerning anticipated results. The assumptions and judgments used in the projections may or may not prove correct, and there can be no assurance that projected results are attainable or will be realized. Actual future results may vary significantly from the forecasts. BT Alex.
Brown cannot and does not make any representations or warranties as to the accuracy or completeness of the projections of Wireless.

     3.   COMPARABLE MERGERS AND ACQUISITIONS ANALYSIS

          The comparable mergers and acquisitions analysis was the third valuation methodology used to determine an enterprise value for Wireless. This approach entails calculating multiples based upon the purchase price (including any debt assumed and equity purchased) of mergers and acquisitions activity of similar companies to Wireless. These multiples are then applied to the subject company to determine the implied enterprise value. Unlike the comparable public company analysis, the valuation in this methodology includes a "control" premium, which represents the purchase of the majority of a company's assets. As a result, this approach generally produces higher valuations than the comparable public company methodology.

          For purposes of estimating the enterprise value of Reorganized Wireless, BT Alex. Brown used the transaction values of a selected group of transactions. As with the comparable public company analysis, since no acquisition used in any analysis is identical to a target transaction, valuation conclusions cannot be based solely upon quantitative results. The reasons for and circumstances surrounding each acquisition transaction are specific to such transaction and there are inherent differences between the businesses, operations and prospects of each. Therefore, qualitative judgments must be made concerning the differences between the characteristics of these transactions and other factors and issues which could affect the price an acquirer is willing to pay in an acquisition.

          Utilizing publicly available information, BT Alex. Brown evaluated a series of transactions involving companies in the wireless cable industry. The transactions considered included eight transactions between 1996 and 1998: BellSouth's acquisition of systems in New Orleans, Atlanta and other Georgia markets and Miami and other Florida markets, People's Choice TV Corp.'s acquisition of a system in Salt Lake City and other Utah Markets, CS Wireless Systems, Inc.'s acquisition of a system in Kansas City and Prime One's acquisition of a system in Los Angeles. As in the comparable public companies analysis, total enterprise value to gross line-of-sight households is the preferred valuation statistic.

C.   VALUATION OF REORGANIZED WIRELESS.
     ---------------------------------
     Based upon its analyses, the assumptions made, matters considered and limits of review as set forth above, BT Alex. Brown has concluded that an appropriate estimate for the post-confirmation going concern enterprise value of Reorganized Wireless would be approximately $160 million.

     THE VALUATIONS REPRESENT THE DEBTOR'S ESTIMATED REORGANIZATION VALUES AND DO NOT NECESSARILY REFLECT VALUES THAT COULD BE ATTAINABLE IN PUBLIC OR PRIVATE MARKETS. THE EQUITY VALUE ASCRIBED IN THE ANALYSIS DOES NOT PURPORT TO BE AN ESTIMATE OF THE POST-REORGANIZATION MARKET TRADING VALUE. SUCH TRADING VALUE, IF ANY, MAY BE MATERIALLY DIFFERENT FROM THE
REORGANIZATION  EQUITY   VALUE   RANGES   ASSOCIATED  WITH  THE
VALUATION ANALYSIS.

           X.  CERTAIN RISK FACTORS TO BE CONSIDERED

     HOLDERS OF CLAIMS AGAINST THE DEBTOR SHOULD READ AND CONSIDER CAREFULLY THE FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT (AND THE DOCUMENTS DELIVERED TOGETHER HEREWITH AND/OR INCORPORATED BY REFERENCE), PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN. THESE RISK FACTORS SHOULD NOT, HOWEVER, BE REGARDED AS CONSTITUTING THE ONLY RISKS INVOLVED IN CONNECTION WITH THE PLAN AND ITS IMPLEMENTATION.

A.   OVERALL RISK TO RECOVERY BY HOLDERS OF CLAIMS.
     ---------------------------------------------

     The ultimate recoveries under the Plan to holders of Claims (other than those holders who are paid in Cash under the Plan) depend upon the realizable value of the New Common Stock. The securities to be issued pursuant to the Plan are subject to a number of material risks, including, but not limited to, those specified below. The factors specified below assume that the Plan is approved by the Bankruptcy Court and that the Effective Date occurs on or about July 1, 1999. Prior to voting on the Plan, each holder of a Claim should carefully consider the risk factors specified or referred to below, including the Exhibits annexed hereto, as well as all of the information contained in the Plan.

     1.   DEPENDENCE ON FUTURE ASSET SALES AND/OR ADDITIONAL
          FINANCING.

          The Plan assumes that, in order to repay the Postpetition Financing and successfully emerge from bankruptcy, the Debtor will require additional cash that will be obtained through asset sales or additional financing. Although the Debtor is actively pursuing certain asset sales and financing transactions (see Section IV.F., "Events During the Chapter 11 Case - Planned Asset Dispositions"), the Debtor has no agreements providing for such sales or financing. Any such sales or financings must be on terms reasonably acceptable to the Unofficial Noteholders' Committee and MLGAF to the extent required by the terms of the Postpetition Financing and would be subject to Bankruptcy Court approval. There can be no assurance that the Debtor will be able to find additional financing or dispose of its assets at a fair price or raise sufficient funds through such asset dispositions to permit it to pay off the Postpetition Financing and to fund ongoing working capital requirements upon emerging from bankruptcy.

          In addition to the repayment of the Postpetition Financing and funding Wireless' current working capital requirements, the Debtor's business plan on which the Projected Financial Information is based assumes that, after emergence from bankruptcy, Reorganized Wireless will require one or more substantial investments to finance projected capital expenditures and operating expenses for system development. These activities may be financed in whole or in part by Reorganized Wireless through debt or equity financing, secured or unsecured credit facilities, joint ventures, or other arrangements. There are no assurances, however, that the financing necessary to fund the Business Plan will be available on satisfactory terms and conditions, if at all. Additional debt could result in a substantial portion of the cash flow of Reorganized Wireless from operations being dedicated to the payment of principal and interest on such indebtedness and may render Reorganized Wireless more vulnerable to competitive pressures and economic downturns. The failure to obtain additional financing could adversely affect the growth of Reorganized Wireless and its ability to compete successfully in the subscription television and telecommunications services industries.

     2.   PROJECTED FINANCIAL INFORMATION.

          The Projected Financial Information included in this Disclosure Statement is dependent upon the successful implementation of the Business Plan and the validity of the other assumptions contained therein. The Projected Financial Information reflects numerous assumptions, including confirmation and consummation of the Plan in accordance with its terms, certain assumptions with respect to competitors of the general business of Wireless and economic conditions and other matters, many of which are beyond the control of Wireless, including certain matters which are the subject of risk factors described below. In addition, unanticipated events and circumstances occurring subsequent to the preparation of the Projected Financial Information may affect the actual financial results of Wireless. Although Wireless believes that the projected results included in the Projected Financial Information are reasonably attainable, some or all of the estimates will vary and variations between the actual financial results and those projected may be material.

          THE PROJECTED FINANCIAL INFORMATION WAS NOT PREPARED WITH A VIEW TOWARD COMPLIANCE WITH THE GUIDELINES ESTABLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS ("AICPA") OR THE FINANCIAL ACCOUNTING STANDARDS BOARD ("FASB"). FURTHERMORE, THE PROJECTED FINANCIAL INFORMATION HAS NOT BEEN AUDITED OR REVIEWED BY THE INDEPENDENT ACCOUNTANTS OF WIRELESS. WHILE PRESENTED WITH NUMERICAL SPECIFICITY, THE PROJECTIONS ARE BASED UPON A VARIETY OF ESTIMATES AND ASSUMPTIONS, WHICH, ALTHOUGH DEVELOPED AND CONSIDERED REASONABLE BY MANAGEMENT, MAY NOT BE REALIZED AND ARE SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE CONTROL OF REORGANIZED WIRELESS AND ITS MANAGEMENT. CONSEQUENTLY, THE PROJECTED FINANCIAL INFORMATION SHOULD NOT BE REGARDED AS A REPRESENTATION OR WARRANTY BY WIRELESS, OR ANY OTHER PERSON, AS TO THE ACCURACY OF THE PROJECTIONS OR THAT THE PROJECTIONS WILL BE REALIZED. ACTUAL RESULTS MAY VARY MATERIALLY FROM THOSE PRESENTED IN THE PROJECTED FINANCIAL INFORMATION.

     3.   DEPENDENCE OF INTERNET PRODUCT ON HARDWARE SUPPLIER.

          The Debtor's business plan, which is the basis for the Projected Financial Information, assumes substantial growth and development of "WarpOne", the high-speed, two-way wireless Internet/high-speed data access product of the Debtor. The current supplier of the modems used by the Debtor's WarpOne customers has notified its customers, including the Debtor, that, due to excess demand and cash flow difficulties of the supplier, the modems have been "placed on allocation" and would be shipped only for cash or an irrevocable letter of credit. The Debtor has made arrangements with the supplier for the shipment of sufficient modems to meet the Debtor's projected needs through August 1999. The Debtor intends to work with the supplier or to pursue other ways to resolve long-term supply needs and believes that comparable alternative modems are available or will be available in the near-term. No assurance can be made, however, that the supplier will be able to continue meeting the Debtor's demand for modems or provide technical support for the modems already purchased by the Debtor, that the Debtor will be able to meet the terms of the supplier, or that the Debtor will be able to find comparable alternative suppliers. The inability of the Debtor to maintain an adequate supply of these modems could have a material adverse effect on the Debtor's business and results of operations.

     4.   COMPETITION.

          a.   SUBSCRIPTION TELEVISION INDUSTRY.
               --------------------------------

          The subscription television industry is highly competitive. The Debtor's wireless cable and DIRECTV products face or may face competition from several sources, such as traditional hard-wire cable systems, other direct broadcast satellite ("DBS") systems, satellite master antenna television ("SMATV") systems and other alternative methods of distributing and receiving video programming. Furthermore, premium movie services offered by DBS providers and cable television systems have encountered significant competition from the home video cassette recorder ("VCR") industry. In areas where several local off-air VHF/UHF broadcast channels can be received without the benefit of subscription television, hard-wire and wireless cable systems also have experienced competition from the availability of broadcast signals generally and have found market penetration to be more difficult. Legislative, regulatory and technological developments may result in additional and significant competition, including competition from proposed new wireless services such as local multipoint distribution service ("LMDS") in the 28 GHz band and wireless communications service in the 2.3 GHz band. Pursuant to legislation enacted in 1996, Local Exchange Carriers ("LECs") to provide video service in their telephone service areas. Under existing FCC rules, LECs may provide "video dialtone" service, thereby allowing LECs to make available to multiple service providers, on a nondiscriminatory common carrier basis, a basic platform that will permit end users to access video program services provided by others. Many actual and potential competitors have greater financial, marketing and other resources than the Debtor. There can be no assurance that the Debtor will be able to compete successfully with existing competitors or new entrants in the market for subscription television services.

          b.   HIGH-SPEED DATA/INTERNET COMPETITION.
               ------------------------------------

          In the Internet access/high-speed data market for business and/or MDU customers, Wireless experiences competition from numerous types of service providers, including traditional ISPs, inter-exchange carriers, local telephone companies and hard-wire cable television companies.

          The competition for Internet access and high-speed data transmission services to small to mid-size businesses generally falls into three categories: national, regional and local competitors. National competitors include inter-exchange carriers such as AT&T, MCI and Sprint, and national ISPs such as America On Line, Digex, PSINet and UUNet. The services offered by national competitors generally range from dial-up-
14.4 Kbps to a dedicated DS-3 (45 mbps) connection. Some competitors have added Asynchronous Digital Subscriber Lines ("ADSL") to their service offering. ADSL can achieve higher data speeds (1.5 mbps to 8.4 mbps) than previously possible over the existing copper wire infrastructure found in most local telephone lines. Regional competitors include RBOCs and regional ISPs that generally offer services that range from dial-up-14.4 Kbps to dedicated T-I (1.5 mbps) connections. Local competitors include local exchange carriers, multi-system hard-wire cable operators and local ISPs. The services offered by local competitors generally range from dial-up 14.4 Kbps to a dedicated T-I connection. Local providers generally aggregate or over-subscribe local traffic onto access lines which are connected to a regional or national provider. Accordingly, these local providers typically target consumers, as opposed to businesses.

          Wireless also faces intense competition from other providers of data transmission services, and will face competition if it implements telephony transmission services on a commercial basis. Because MMDS spectrum has not traditionally been utilized to deliver such alternative services, consumer acceptance of such services delivered via MMDS technology is unknown at this time. Many of the existing providers of data transmission and telephony services, such as long distance and regional telephone companies, have long-standing relationships with their customers, have significantly greater financial and other resources than Wireless and have the ability to subsidize competitive services with revenues from a variety of other services. Accordingly, there can be no assurance that Wireless will be able to compete successfully against other providers of such services, or that Wireless will be able to achieve profitability from such services in future years.

     5.   GOVERNMENT REGULATION.

          a.   GENERAL.
               -------

           The wireless cable industry is extensively regulated by the FCC. The FCC regulates, among other things, the issuance, assignment and modification of licenses necessary for the Debtor to operate wireless cable systems and its WarpOne product, certain commercial terms of the Debtor's ITFS capacity lease agreements, the technical parameters of the Debtor's WarpOne product and the time afforded license holders to construct their facilities. The FCC imposes fees for certain applications and licenses and has the authority, in certain circumstances, to revoke and cancel licenses and impose monetary fines for violations of its rules. In addition, FCC licenses must be renewed every ten years and, while such renewals generally have been granted on a routine basis in the past, there is no assurance that licenses will continue to be renewed routinely in the future. The failure of the Debtor's channel lessors to renew their respective licenses or of the FCC to grant such extensions could have a material adverse effect on the Debtor.

          No assurance can be given that new regulations will not be imposed or that existing regulations will not be changed in a manner that could have a material adverse effect on the wireless cable industry as a whole and on the Debtor in particular. In addition, wireless cable operators and channel license holders are subject to regulation by the Federal Aviation Administration ("FAA") with respect to the construction, marking and lighting of transmission towers and to certain local zoning regulations affecting the construction of towers and other facilities. There also may be restrictions imposed by local authorities, neighborhood associations and other similar organizations limiting the use of certain types of reception equipment used by the Debtor. Future changes in the foregoing regulations or any other regulations applicable to the Debtor could have a material adverse effect on the Debtor's results of operations and financial condition.

          b.   FCC APPROVAL; TRANSFER OF CONTROL APPLICATIONS.
               ----------------------------------------------

          The FCC is required to grant prior approval of any assignment or transfer of control involving an entity that holds an FCC license. As a result of the reorganization described herein, the Debtor will be required to obtain FCC approval of the transfer of control of the BTA authorizations and channel licenses held directly or indirectly by Wireless to the holders of the New Common Stock.

          Debtor has filed or shortly will file the applications for the FCC's consent to such transfer of control (the "FCC Applications"). Once the FCC Applications have been accepted for filing by the FCC and notice of the proposed transfer has been published in the FCC's public notices, there is a 30-day period, during which time interested parties may file comments on or petitions to deny the FCC Applications. During the approval process, the FCC will examine the FCC Applications to determine, among other things, whether the prospective owners of five percent (5%) or more of the voting securities of Reorganized Wireless are qualified to hold an attributable interest in, or control, the authorizations at issue. During this process, the FCC will place particular emphasis on determining the existence of any issues relating to alien ownership and cable cross-ownership by any person or entity holding an attributable interest. Generally, transfer of control applications are granted within two to three months of filing. Because of the inherent uncertainties in the application process (e.g. a challenge to the FCC Applications and composition of ownership of voting securities), there can be no assurance that the FCC Applications will be granted within two to three months of their filing or at all.

          c.   BTA AUTHORIZATIONS; REPAYMENT  OF BIDDING CREDIT
               AND BTA NOTES.
               ------------------------------------------------

          The Debtor and its subsidiaries acquired, or have obligations to acquire, authorizations for 70 BTAs in the FCC's auction that concluded in March 1996 at a cost of approximately $37.2 million, including the Bidding Credit discussed below.{5} See Section III.A.3., "General Information--Description and History of Business - Significant Indebtedness." In the auction, the Debtor qualified as a "designated entity" because it was a "small business" under the FCC's regulations. As a designated entity, the Debtor was entitled to (a) receive a bidding credit ("Bidding Credit") of 15% of the total cost of the BTAs, and (b) finance the payment for the BTAs under 10-year installment promissory notes with 8.6% to 9.5% annual interest rates (the "BTA Notes"). The total Bidding Credit was approximately $5.6 million. In the event that Reorganized Wireless ceases to qualify as a small business, the FCC may require that one or more subsidiaries of Reorganized Wireless
(a) reimburse the FCC for up to 75% of the Bidding Credit plus interest, and (b) make full payment of all unpaid principal and interest accrued under the BTA Notes as of the date of the transfer of control.

          Applicable FCC regulations define a small business as an entity that together with its affiliates has average annual gross revenues that are not more than $40 million for the preceding three calendar years, excluding increases in gross revenues that result from operations, business development and expanded service. Pursuant to the regulations, an entity would be considered an "affiliate" of Reorganized Wireless if it (a) directly or indirectly controls or has the power to control Reorganized Wireless, (b) is directly or indirectly controlled by Reorganized Wireless, (c) is directly or indirectly controlled by a third party or parties that also controls or has the power to control Reorganized Wireless, or (d) has an identity of interest with Reorganized Wireless that is sufficient to constitute affirmative or negative control. In determining the issue of control, the FCC will examine, among other things, the ownership of voting stock and other securities (50% of voting securities is deemed to constitute control), occupancy of director, officer or key employee positions, contractual relationships such as voting trusts or voting agreements and the identity of interests between and among persons, such as members of the same family and persons with common investments. If an entity is deemed to be an "affiliate" of Reorganized Wireless, the average annual gross revenues of such entity will be aggregated with those of Wireless in determining whether the $40 million threshold is exceeded.

          Wireless currently expects that ownership of the New Common Stock will be dispersed among a sufficient number of separate and independent entities to prevent any one or more entities from being deemed to "control" Reorganized Wireless under FCC regulations. Additionally, although the Plan contemplates that the initial Board of Directors of Reorganized Wireless will be subject to the approval of the Unofficial Noteholders' Committee and MLGAF, such persons are expected to be unaffiliated with one another, subsequent members of the Board of Directors will be elected by all stockholders at annual meetings and day to day operations of the business will be run by the existing management of the Debtor. Accordingly, the Debtor does not believe that it will be required to aggregate the revenues of any purported "affiliate." However, the Debtor is unable to predict with absolute certainty the composition of the ownership of the New Common Stock at the time of filing the FCC Applications or thereafter and accordingly, there can be no assurance that one or more subsidiaries of Reorganized Wireless will not be required to refund a significant amount of its Bidding Credit and pay in full the BTA Notes.

          d.   INTERFERENCE ISSUES.
               -------------------

          In each market in which the Debtor provides wireless cable service and/or Internet access and high-speed data transmission services the Debtor uses some or all of the 33 MDS channels and ITFS channels that are licensed for that market by the FCC. Under current FCC regulations, a wireless cable operator may install receive-site equipment and serve any point where its signal can be received. Interference from other wireless cable systems can limit the ability of a wireless cable system to serve any particular point. In licensing ITFS and MDS stations, a primary concern of the FCC is avoiding situations where proposed station signals are predicted to cause interference to the reception of previously licensed station signals. The Debtor's business plan involves moving the authorized transmitter sites of various of its MDS and ITFS licensed stations and obtaining the grant of licenses for new stations that the Debtor will use in order to optimize the coverage of its broadcast signal. The FCC's interference protection standards may make one or more of these proposed relocations or new grants unavailable, in which event it may be necessary to negotiate interference agreements with the licensees of the stations which would otherwise block such relocations or grants. There can be no assurance that the Debtor will be able to obtain necessary interference agreements with terms acceptable to the Debtor, in which event the Debtor may have to curtail or modify operations in one or more of its markets, which could have a material adverse effect on the Debtor.

     6.   DEPENDENCE ON CHANNEL LEASES; NEED FOR LICENSE
          EXTENSIONS; LOSS OF LICENSES BY LESSORS.

          The Debtor is dependent on leases with unaffiliated third parties for a substantial portion of its wireless cable channel rights. The Debtor's channel leases typically cover four ITFS channels and/or one to four MDS channels each. The remaining initial terms of most of the Debtor's channel leases are approximately five to ten years. However, in the event an ITFS or MDS license is not renewed or is otherwise terminated prior to the end of the lease term, the authorization will no longer be valid, and the Debtor will have no rights under its lease to transmit on channels that are subject to such nonrenewed or terminated license. Existing ITFS licenses have varying expiration dates depending on the date of initial grant of such licenses by the FCC and will expire at the end of the current license term unless renewed. MDS licenses generally will expire on May 1, 2001 unless renewed.

          The Debtor has a lease with Mississippi EdNet Institute, Inc. ("EdNet") for the commercial use of 20 ITFS channels in each of its markets in the state of Mississippi (the "EdNet Agreement"). The term of the EdNet Agreement is 10 years from the date of issuance of certain construction permits, each of which was granted in 1992. The Debtor anticipates that, pursuant to the EdNet Agreement, the lease term will terminate on or about April 1, 2002, unless renewed prior thereto. The commercial use of these channels represents the majority of the Debtor's channels in Mississippi and the termination of, or inability to renew, the EdNet Agreement would have a material adverse effect on the Debtor's operations in its Mississippi markets.

     7.   DEPENDENCE ON PROGRAM SUPPLIERS.

          The Debtor is dependent on fixed-term contracts with various program suppliers such as CNN, ESPN and HBO. Although the Debtor has no reason to believe that any such contracts will be canceled or will not be renewed upon expiration, if such contracts are canceled or not renewed, the Debtor will have to seek program material from other sources. There can be no assurance that other program material will be available to the Debtor on acceptable terms or at all or, if so available, that such material will be acceptable to the Debtor's subscribers.

     8.   DEPENDENCE ON DIRECTV CONTRACTS.

          Due to the lower costs associated with offering the DIRECTV product relative to the Debtor's traditional wireless cable product, in its revised business plan the Debtor has shifted the focus of its sales and marketing efforts to emphasize sales of the DIRECTV service. See III.A.1., "General Information -- Description and History of Business --
Business." In order to provide such service, the Debtor is dependent on contracts with DIRECTV that give Debtor the right to market DIRECTV to certain SFU and MDU customers. Although the Debtor has no reason to believe that any such contracts will be canceled or will not be renewed upon expiration, if such contracts are canceled or not renewed, such cancellation or nonrenewal could have a material adverse effect on the Debtor.

     9.   PHYSICAL LIMITATIONS OF SIGNAL TRANSMISSION.

          Reception of wireless cable programming or the use of the Debtor's channel authorizations to provide Internet and high-speed data transmission service requires a direct, unobstructed LOS from the headend to the subscriber's receive-site antenna. Therefore, in communities with tall trees, hilly terrain, tall buildings or other obstructions in the transmission path, signal transmission can be difficult or impossible to receive at certain locations, and the Debtor is not able to supply service to all potential cable subscribers or Internet or high-speed data transmission customers. While in certain instances the Debtor employs low power repeaters to overcome LOS obstructions, there can be no assurance that it will be able to secure the necessary FCC authorizations for such additional repeaters as may be necessary to achieve the desired signal coverage. In addition to limitations resulting from terrain, in limited circumstances extremely adverse weather can damage transmission and receive-site antennae, as well as other transmission equipment.

     10.  DIFFICULTIES AND UNCERTAINTIES OF A NEW INDUSTRY.

          Wireless cable is a new industry with a short operating history. Potential investors should be aware of the difficulties and uncertainties that are normally associated with new industries, such as lack of consumer acceptance, difficulty in obtaining financing, increasing competition, advances in technology and changes in laws and regulations. There can be no assurance that the wireless cable industry will develop or continue as a viable or profitable industry.

     11.  CHANGES IN TECHNOLOGY.

          The subscription television and telecommunications services industries in general are subject to rapid and significant changes in technology such as LMDS, digital compression, ADSL and fiber optic networks. These changes may increase competitive pressures on Reorganized Wireless or require capital investments by Reorganized Wireless (to remain competitive) in excess of its available resources. Because of the rapid and high level of technological change in the industry, the effect of technological changes on the businesses of Reorganized Wireless cannot be predicted with any certainty.

     12.  SIGNIFICANT HOLDERS.

          Upon the consummation of the Plan, certain holders of Claims will receive distributions of shares of the New Common Stock representing in excess of five percent of the outstanding shares of the New Common Stock. See Section VII.F.,
"Management of Reorganized Debtor -- Post-Effective Date Security Ownership of Certain Owners." If holders of significant numbers of shares of New Common Stock were to act as a group, such holders may be in a position to control the outcome of actions requiring stockholder approval, including the election of directors. This concentration of ownership could also facilitate or hinder a negotiated change of control of Reorganized Wireless and, consequently, impact upon the value of the New Common Stock.

          Further, the possibility that one or more of the holders of significant numbers of shares of New Common Stock may determine to sell all or a large portion of their shares of New Common Stock in a short period of time may adversely affect the market price of the New Common Stock.

     13.  LACK OF ESTABLISHED MARKET FOR NEW COMMON STOCK.

          The New Common Stock will be issued to holders of the Allowed Old Senior Note Claims and the holders of Allowed Old Common Stock Interests, some of whom may prefer to liquidate their investment rather than to hold it on a long-term basis. There is currently no trading market for the New Common Stock (such as the Nasdaq Stock Market or a national or regional stock exchange) nor is it known whether or when one would develop. Further, there can be no assurance to the degree of price volatility in any such particular market. While the Plan was developed based on an assumed reorganization value of $13.51 per share of the New Common Stock, such valuation is not an estimate of the price at which the New Common Stock may trade in the market. The Debtor has not attempted to make any such estimate in connection with the development of the Plan. No assurance can be given as to the market prices that will prevail following the Effective Date.

     14.  DIVIDEND POLICIES.

          Reorganized Wireless does not anticipate paying any dividends on the New Common Stock in the foreseeable future. In addition, the covenants in any future financing facility to which Reorganized Wireless may be a party may limit the ability of Reorganized Wireless to pay dividends. Certain institutional investors may only invest in dividend-paying equity securities or may operate under other restrictions which may prohibit or limit their ability to invest in New Common Stock.

     15.  PREFERRED STOCK; CERTAIN PROVISIONS OF THE CHARTER
          AND BY-LAWS AND THE DGCL.

          The Charter of Reorganized Wireless will provide for "blank check" authorization for the issuance of Preferred Stock. Until such time (if any) as the Board of Directors of Reorganized Wireless determines that Reorganized Wireless should issue Preferred Stock and establishes the respective rights of the holders of one or more series thereof, it is not possible to state the actual effect of authorization of the Preferred Stock upon the right of holders of New Common Stock. The effects of such issuance could include, however: (i) reduction of the amount of Cash otherwise available for payment of dividends on New Common Stock if dividends are also payable on the Preferred Stock, (ii) restrictions on dividends on New Common Stock if dividends on the Preferred Stock are in arrears, (iii) dilution of the voting power of New Common Stock (if the Preferred Stock has voting rights (including, without limitation, votes pertaining to the removal of directors)) and
(iv) restriction of the rights of holders of New Common Stock to share in the assets of Reorganized Wireless upon liquidation until satisfaction of any liquidation preference granted to the holders of Preferred Stock. In addition, so called "blank check" preferred stock may be viewed as having possible anti-takeover effects, if it were used to make a third party's attempt to gain control of Reorganized Wireless more difficult, time consuming or costly.

          The Charter and by-laws of Reorganized Wireless and the DGCL contain provisions which may have the effect of delaying, deterring or preventing a future takeover or change in control of Reorganized Wireless unless such takeover or change in control is approved by the Board of Directors of Reorganized Wireless. Such provisions may also render the removal of directors and management more difficult. The Charter and by-laws provide for, among other things, removal of directors only for cause and only by the affirmative vote of the holders of a majority of the voting power of the then outstanding voting capital stock of Reorganized Wireless, voting together as a single class, exclusive authority of the Board of Directors to fill vacancies on the Board of Directors (other than in certain limited circumstances), certain advance notice requirements for stockholder nominations of candidates for election to the Board of Directors and certain other stockholder proposals, restrictions on who may call a special meeting of stockholders and a prohibition on stockholder action by written consent. Amendments to certain provisions in the Charter require the affirmative vote of the holders of at least 80% of the total votes eligible to be cast in the election of directors, voting together as a single class. The DGCL also contains provisions preventing certain stockholders from engaging in business combinations with the Reorganized Wireless, subject to certain exceptions.

     16.  PENDING LITIGATION.

          The Debtor does not believe that there is any ongoing material litigation.

     17.  YEAR 2000 COMPLIANCE.

          The Year 2000 computer issue concerns the ability of computer systems and other equipment containing embedded microchip technology to distinguish the year 2000 from the year 1900. Many experts fear that this programming problem could render computer systems and such other equipment around the globe inoperable. The potential Year 2000 risks to the Debtor include disruptions or failures within the Debtor's operations and products, as well as within the operations and products of its suppliers and other key business partners. Because of the indirect effect of third parties, an accurate assessment and prediction of the impact of the Year 2000 issue on the Debtor is difficult.

          The Debtor is currently implementing plans to address both the internal and external Year 2000 issues. Internally, these plans encompass an assessment of all major computer systems in use by the Debtor. The Debtor has already completed a significant upgrade to Year 2000 compliant software and hardware in conjunction with its 1996 merger. The Debtor currently anticipates it will have assessed and remedied all critical areas of its own operations by June 30, 1999, and that it will internally certify the readiness of these critical areas by June 30, 1999. The Debtor's risk assessment processes associated with critical suppliers, and other key business
partners,   include   analyzing   responses  to  questionnaires
previously solicited and, if necessary, performing onsite interviews. The Debtor is dependent upon the internal self-assessments of key business partners regarding their own Year 2000 issues. The Debtor intends to develop contingency plans based primarily on these assessment results. Despite the Debtor's efforts to identify and remedy its own internal Year 2000 problems as well as those of critical third parties, no assurance can be given that all such problems will be identified or adequately remedied, or that Year 2000 problems within its own systems and products or within those of third parties will not have a material adverse effect on the financial condition and results of operations of the Debtor.

B.   HART-SCOTT-RODINO ACT REQUIREMENTS.
     ----------------------------------

     The receipt of New Common Stock by holders of Old Senior Note Claims may be subject to the notification and waiting period requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, 15 U.S.C. Sect. 18a (the "HSR Act"). Such holders should consult with their legal advisor to determine whether an HSR Act notification must be filed with the Federal Trade Commission and the Antitrust Division of the Department of Justice prior to receipt by such holders of shares of New Common Stock pursuant to the Plan. The Company will cooperate by making any filings required of it in connection with acquisitions of New Common Stock that are reportable under the HSR Act. No New Common Stock will be issued to any holder of an Old Senior Note Claim in connection with the Plan if receipt of such is subject to the notification and waiting period requirements of the HSR Act until such requirements have been satisfied and any applicable waiting periods have either expired or been terminated.

   XI.  CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

A.   INTRODUCTION.
     ------------

     The following discussion summarizes the material federal income tax consequences expected to result from the consummation of the Plan. This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Tax Code"), applicable Treasury Regulations, judicial authority and current administrative rulings and pronouncements of the Internal Revenue Service (the "Service"). There can be no assurance that the Service will not take a contrary view, and no ruling from the Service has been or will be sought.

     Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conclusions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to holders, the Debtor and Reorganized Wireless. It cannot be predicted at this time whether any tax legislation will be enacted or, if enacted, whether any tax law changes contained therein would affect the tax consequences to holders, the Debtor and Reorganized Wireless.

     The following summary is for general information only. The tax treatment of a holder may vary depending upon such holder's particular situation. This discussion assumes that holders of Old Senior Notes and Old Common Stock have held such property as "capital assets" within the meaning of Section 1221 of the Tax Code (generally, property held for investment) and will also hold the New Common Stock and New Warrants as "capital assets." This summary does not address all of the tax consequences that may be relevant to a holder, nor does it address the federal income tax consequences to holders subject to special treatment under the federal income tax laws, such as brokers or dealers in securities or currencies, certain securities traders, tax-exempt entities, financial institutions, insurance companies, foreign corporations, holders who are not citizens or residents of the United States, holders that hold the Old Senior Notes or Old Common Stock as a position in a "straddle" or as part of a "synthetic security," "hedging," "conversion" or other integrated instrument, holders that have a "functional currency" other than the United States dollar and holders that have acquired the Old Senior Notes or Old Common Stock in connection with the performance of services. EACH HOLDER SHOULD CONSULT ITS TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO IT OF THE PLAN, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

B.   FEDERAL INCOME TAX CONSEQUENCES TO THE DEBTOR.
     ---------------------------------------------

     1.   CANCELLATION OF INDEBTEDNESS AND REDUCTION OF TAX
          ATTRIBUTES.

          The Debtor generally will realize cancellation of indebtedness ("COI") income to the extent that the fair market value of the New Common Stock received by holders of Old Senior Notes is less than the adjusted issue price (plus the amount of any accrued but unpaid interest) of such Old Senior Notes discharged thereby. The adjusted issue price of the Old Senior Notes should be equal to their issue price, increased by the amount of original issue discount ("OID") accrued thereon, reduced by the amount of any payments previously made thereon that were not payments of qualified stated interest. Under
Section 108 of the Tax Code, however, COI income will not be recognized if the COI income occurs in a case brought under the Bankruptcy Code, provided the taxpayer is under the jurisdiction of a court in such case and the cancellation of indebtedness is granted by the court or is pursuant to a plan approved by the court. Accordingly, because the cancellation of the Debtor's indebtedness will occur in a case brought under the Bankruptcy Code, the Debtor will be under the jurisdiction of the court in such case and the cancellation of the Old Senior Notes will be pursuant to the Plan, the Debtor will not be required to recognize any COI income realized as a result of the implementation of the Plan.

          Under Section 108(b) of the Tax Code, however, a taxpayer is required to reduce certain tax attributes, including its net operating losses and loss carryforwards ("NOLs") (and certain other losses, credits and carryforwards, if any) and tax basis in assets (but not below the amount of liabilities remaining immediately after the discharge of indebtedness), in an amount equal to the amount of COI income excluded from income as described in the preceding paragraph (subject to certain modifications). A taxpayer may elect under
Section 108(b)(5) of the Tax Code (the "Section 108(b)(5) Election") to avoid the prescribed order of attribute reduction (which begins first with NOLs for the taxable year of the discharge and NOL carryovers to such taxable year) and instead reduce the basis of depreciable property first. The Section 108(b)(5) Election will extend to and reduce the basis of the stock of any subsidiary of the taxpayer if such subsidiary consents to a concomitant reduction in the basis of its depreciable property. If the taxpayer makes a Section 108(b)(5) Election, the limitation prohibiting the reduction of asset basis below the amount of its remaining undischarged liabilities does not apply to the basis reduction resulting from the Section 108(b)(5) Election. The Debtor has not yet determined whether it will make the Section 108(b)(5) Election. Although the matter is not entirely free from doubt, any reduction in tax attributes should occur on a separate company basis even though the Debtor and its subsidiaries file a federal consolidated income tax return. Thus, although not entirely free from doubt, because the Old Senior Notes are obligations of the Debtor, only the Debtor's separate company tax attributes should have to be reduced pursuant to
Section 108(b) of the Tax Code.

          The Debtor anticipates that at the Effective Date its consolidated group will have a consolidated NOL carryforward from its tax years preceding 1998 of approximately $125 million. In addition, the Debtor believes that its consolidated group generated an additional consolidated NOL in its 1998 tax year (of approximately $50 - $100 million) and may generate an additional NOL for the portion of its 1999 tax year preceding the Effective Date. However, the amount of 1998 or 1999 NOLs (if any) will not be determined by the Debtor until it prepares its tax returns for such periods. In addition, any NOLs are subject to audit and possible challenge by the Service and thus may ultimately vary from any specific amounts indicated herein. As a result of the application of
Section 108(b) of the Tax Code (and assuming a Section 108(b)(5) Election will not be made), the Debtor believes that most, if not all, of the Debtor's NOLs (and certain other losses, credits and carryforwards, if any) will be eliminated after consummation of the Plan. In addition, Reorganized Wireless may be required to reduce its tax basis in its assets as of the beginning of the taxable year following consummation of the Plan (but not below the amount of liabilities remaining immediately after the consummation of the Plan) to the extent that the Debtor's COI income exceeds the amount of NOLs and any other losses, credits and carryovers so reduced (subject to certain modifications).

     2.   SECTION 382 LIMITATIONS ON NOLS.

          Under Section 382 of the Tax Code, if a corporation with NOLs (a "Loss Corporation") undergoes an "ownership change," the use of such NOLs (and certain other tax attributes) will generally be subject to an annual limitation as described below. In general, an "ownership change" occurs if the percentage of the value of the Loss Corporation's stock owned by one or more direct or indirect "five percent shareholders" has increased by more than 50 percentage points over the lowest percentage of that value owned by such five percent shareholder or shareholders at any time during the applicable "testing period" (generally, the shorter of (i) the three-year period preceding the testing date or (ii) the period of time since the most recent ownership change of the corporation).

          A Loss Corporation's use of NOLs (and certain other tax attributes) after an "ownership change" will generally be limited annually to the product of the long-term tax-exempt rate (published monthly by the Service) and the value of the Loss Corporation's outstanding stock immediately before the ownership change (excluding certain capital contributions) (the "Section 382 Limitation"). However, the Section 382 Limitation for a taxable year any portion of which is within the five-year period following the Effective Date will be increased by the amount of any "recognized built-in gains" for such taxable year. The increase in a year cannot exceed the "net unrealized built-in gain" (if such gain exists immediately before the "ownership change" and exceeds a statutorily-defined threshold amount) reduced by recognized built-in gains from prior years ending during such five-year period. In addition, any "recognized built-in losses" for a taxable year any portion of which is within the five-year period following the Effective Date will be subject to limitation in the same manner as if such loss was an existing NOL to the extent such recognized built-in losses do not exceed the "net unrealized built-in loss" (if such loss exists immediately before the "ownership change" and exceeds a statutorily-defined threshold amount) reduced by recognized built-in losses for prior taxable years ending during such five-year period. At this time, the Debtor is unable to predict whether it will have a "net unrealized built-in gain" or a "net unrealized built-in loss" that will exceed the statutorily-defined threshold amount at the Effective Date. NOLs not utilized in a given year because of the Section 382 Limitation remain available for use in future years until their normal expiration dates. To the extent that a Loss Corporation's Section 382 Limitation in a given year exceeds its taxable income for such year, that excess will increase the Section 382 Limitation in future taxable years. Finally, if Reorganized Wireless does not continue the Debtor's historic business or use a significant portion of the Debtor's business assets in a new business for two years after the "ownership change," the Section 382 Limitation would be zero (except as increased by recognized built-in gains, as described above).

          Two alternative bankruptcy exceptions for Loss Corporations undergoing an ownership change pursuant to a bankruptcy proceeding are provided for in the Tax Code. The first exception, Section 382(1)(5) of the Tax Code, applies where qualified (so-called "old and cold") creditors of the debtor receive at least 50% of the vote and value of the stock of the reorganized debtor in a case under the Bankruptcy Code. Under this exception, a debtor's pre-change NOLs are not subject to the Section 382 Limitation but are instead reduced by the amount of any interest deductions allowed during the three taxable years preceding the taxable year in which the ownership change occurs, and during the part of the taxable year prior to and including the effective date of the bankruptcy reorganization, in respect of the debt converted into stock in the reorganization. Moreover, if this exception applies, any further ownership change of the debtor within a two-year period will preclude the debtor's utilization of any pre-change losses at the time of the subsequent ownership change against future taxable income.

          An "old and cold" creditor includes a creditor who has held the debt of the debtor for at least eighteen months prior to the date of the filing of the case or who has held
"ordinary course indebtedness" at all times it has been outstanding. However, any debt owned immediately before an ownership change by a creditor who does not become a direct or indirect 5% shareholder of the reorganized debtor generally will be treated as always having been owned by such creditor, except in the case of any creditor whose participation in formulating the plan of reorganization makes evident to the debtor that such creditor has not owned the debt for such period. The Debtor has not yet determined whether it is eligible for the Section 382(l)(5) exception.

            The second bankruptcy exception, Section 382(1)(6) of the Tax Code, requires no reduction of pre-ownership change NOLs but provides relief in the form of a relaxed computation of the Section 382 Limitation. In that regard,
Section 382(1)(6) of the Tax Code provides that the value of the Loss Corporation's outstanding stock for purposes of computing the Section 382 Limitation will be increased to reflect the cancellation of indebtedness in the bankruptcy case (but the value of such stock as adjusted may not exceed the value of the Debtor's gross assets immediately before the ownership change (subject to certain adjustments)).

          The Plan should trigger an ownership change of the Debtor's consolidated group on the Effective Date. Even if the Debtor determines that it qualifies for the Section 382(1)(5) exception, the Debtor may decide to elect (at the time it files its tax return for the tax year that includes the Effective
Date) to utilize the Section 382(1)(6) exception due to the significant reduction of NOLs and tax credits that would be required by Section 382(1)(5) of the Tax Code. In such event, Reorganized Wireless's use of pre-ownership change NOLs and certain other tax attributes (if any), to the extent remaining after the reduction thereof as a result of the cancellation of indebtedness of the Debtor, will be limited and generally will not exceed each year the product of the long-term tax-exempt rate and the value of Reorganized Wireless's stock increased to reflect the cancellation of indebtedness pursuant to the Plan.

C.   FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF OLD SENIOR
     NOTES (CLASS 5).
     --------------------------------------------------------

     1.   EXCHANGE OF OLD SENIOR NOTES FOR NEW COMMON STOCK.

          Whether the exchanges of the 1995 Senior Notes for New Common Stock and the 1996 Senior Discount Notes for New Common Stock pursuant to the Plan will be nontaxable recapitalizations under the Tax Code will depend in part upon whether the 1995 Senior Notes and the 1996 Senior Discount Notes are considered to be "securities" within the meaning of the provisions of the Tax Code governing reorganizations. The test as to whether a debt instrument is a "security" involves an overall evaluation of the nature of the debt instrument, with the term of the debt instrument usually regarded as one of the most significant factors. Generally, debt instruments with a term of five years or less have not qualified as "securities," whereas debt instruments with a term of ten years or more generally have qualified as "securities."

          Although the treatment of the 1995 Senior Notes and the 1996 Senior Discount Notes is not entirely certain because the stated terms of such instruments are less than ten years, both the 1995 Senior Notes and the 1996 Senior Discount Notes should be treated as "securities" for federal income tax purposes. Accordingly, the exchanges of the Old Senior Notes for New Common Stock should constitute recapitalizations for federal income tax purposes and, as a result, exchanging holders should not recognize any gain or loss (except to the extent the New Common Stock is attributable to accrued but unpaid interest (including OID) on the Old Senior Notes, which generally would be taxable to a holders as ordinary income (see "Accrued Interest" below)). A holder's tax basis in New Common Stock will be equal to the holder's adjusted tax basis in the Old Senior Notes exchanged therefor. A holder's tax basis in an Old Senior Note will generally be equal to its cost, increased by any OID or market discount (see below) previously included in income by the holder, and decreased by any amortized bond premium and by any payments reflecting principal or OID received with respect to such Old Senior Note. The holder's holding period for the New Common Stock will include the holder's holding period for the Old Senior Notes exchanged therefor.

          If the 1995 Senior Notes or the 1996 Senior Discount Notes were determined not to constitute "securities" for federal income tax purposes, then an exchanging holder would recognize gain or loss equal to the difference between the fair market value of the New Common Stock received (except to the extent the New Common Stock is attributable to accrued but unpaid interest (including OID) on such Old Senior Notes, which generally would be taxable to a holder as ordinary income (see "Accrued Interest" below)) and the holder's adjusted tax basis in such Old Senior Notes exchanged therefor. Any such gain or loss would generally be long-term capital gain or loss (subject to the market discount rules discussed below) if such Old Senior Notes had been held for more than one year. In this event, a holder's tax basis in the New Common Stock received would be equal to its fair market value on the Effective Date, and the holding period for the New Common Stock would begin on the day immediately after the Effective Date.

          The Tax Code generally requires holders of "market discount bonds" to treat as ordinary income any gain realized on the disposition of such bonds (including in certain non-recognition transactions, such as a gift) to the extent of the market discount accrued during the holder's period of ownership. A "market discount bond" is a debt obligation purchased at a market discount subject to a statutorily-defined de minimis exception. For this purpose, a purchase at a market discount includes a purchase after the original issue at a price below the stated redemption price at maturity of the debt instrument, or, in the case of a debt instrument issued with OID, such as the 1995 Senior Notes and the 1996 Senior Discount Notes, at a price below (i) its "issue price," plus (ii) the amount of OID includible in income by all prior holders of the debt instrument, minus (iii) all cash payments (other than payments constituting qualified stated interest) received by such previous holders.

          A holder of a debt instrument acquired at a market discount may elect to include the market discount in income as the discount accrues, either on a straight line basis or, if elected, on a constant interest rate basis. If a holder of a market discount bond elects to include market discount in income on a current basis, the foregoing rule with respect to the recognition of ordinary income on a sale or other disposition of such bond would not apply.

          In the case of certain non-recognition transactions, such as the exchange of the 1995 Senior Notes for the New Common Stock and the exchange of the 1996 Senior Discount Notes for the New Common Stock, special rules apply. Any accrued (but unrecognized) market discount on the Old Senior Notes will not have to be recognized as income on the Effective Date. However, on a subsequent taxable disposition of the New Common Stock received pursuant to the Plan, gain is treated as ordinary income to the extent of market discount accrued prior to the Effective Date.

     2.   NEW COMMON STOCK.

          a.   DIVIDENDS.
               ---------

          A holder generally will be required to include in gross income as ordinary dividend income the amount of any distributions paid on the New Common Stock to the extent that such distributions are paid out of Reorganized Wireless' current or accumulated earnings and profits as determined for federal income tax purposes. Distributions in excess of such earnings and profits will reduce the holder's tax basis in its New Common Stock and, to the extent such excess distributions exceed such tax basis, will be treated as gain from a sale or exchange of such New Common Stock. Corporate holders may be entitled to a dividends received deduction (generally at a 70% rate) with respect to distributions out of earnings and profits and are urged to consult their tax advisors in this regard.

          b.   SALE OR OTHER TAXABLE DISPOSITIONS.
               ----------------------------------

          Upon the sale or other disposition of New Common Stock, a holder generally will recognize capital gain or loss equal to the difference between the amount of Cash and fair market value of any property received on the sale and such holder's adjusted tax basis in the New Common Stock. Capital gain or loss recognized upon the disposition of the New Common Stock will be long-term if, at the time of the disposition, the holding period for the New Common Stock exceeds one year.

          However, pursuant to Section 108(e)(7) of the Tax Code, a creditor that receives stock in exchange for debt is required, to the extent that gain is recognized upon a subsequent disposition of such stock, to "recapture" as ordinary income any bad debt deductions taken by the creditor with respect to such debt and any ordinary loss claimed by the creditor upon the receipt of the stock in satisfaction of such debt, reduced by any amount included in income upon the receipt of the stock. In addition, as discussed above, if any Old Senior Notes held by a holder has accrued (but unrecognized) market discount at the Effective Date, then any gain recognized by such holder upon the disposition of New Common Stock would have to be treated as ordinary income to the extent of such accrued market discount.

D.   FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF OLD COMMON
     STOCK (CLASS 7).
     --------------------------------------------------------

     1.   EXCHANGE OF OLD COMMON STOCK FOR NEW COMMON STOCK AND
          NEW WARRANTS.

          An exchange of Old Common Stock for New Common Stock and New Warrants pursuant to the Plan should constitute a recapitalization for federal income tax purposes and, as a result, holders of Old Common Stock should not recognize any gain or loss in the exchange. A holder's adjusted tax basis in the Old Common Stock will be allocated between the New Common Stock and New Warrants received in exchange therefor in accordance with their respective fair market values on the Effective Date. A holder's holding period for the New Common Stock and New Warrants will include the holder's holding period for the Old Common Stock.

     2.   NEW WARRANTS.
          ------------

          a.   SALE OR EXPIRATION.

          Upon the sale or other taxable disposition of a New Warrant, a holder generally will recognize gain or loss in an amount equal to the difference between the amount of Cash and the fair market value of property received therefor and the holder's tax basis in the New Warrant. Such gain or loss would be long-term capital gain or loss if the New Warrant had been held for more than one year.

          If a New Warrant expires without being exercised, the holder will recognize a loss in an amount equal to its tax basis in the New Warrant. Such loss will be a long-term capital loss if the New Warrant had been held for more than one year.

          b.   EXERCISE.
               --------

          The exercise of a New Warrant for cash will not be a taxable event to the holder of the New Warrant (except to the extent of cash, if any, received in lieu of fractional interests in shares of New Common Stock). Upon such exercise, the holder's tax basis in the New Common Stock obtained will be equal to the sum of such holder's tax basis in the New Warrant and the exercise price of the New Warrant. The holder's holding period with respect to such New Common Stock will commence on the day the New Warrant is exercised. The receipt of cash (if any) in lieu of a fractional interest in a share of New Common Stock will be taxable as if the fractional share of New Common Stock had been issued and then redeemed for cash. Accordingly, a holder will recognize gain or loss in an amount equal to the difference between the amount of cash received for the fractional interest and the holder's tax basis in the fractional interest.

          c.   ADJUSTMENTS.
               -----------

          An adjustment to the exercise price or the conversion ratio of the New Warrants, or the failure to make such adjustments, may in certain circumstances result in constructive distributions to the holders of the New Warrants that could be taxable as dividends. In such event, a holder's tax basis in the New Warrants should be increased by the amount of any such dividend.

E.   FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF OTHER CLAIMS.
     ----------------------------------------------------------

     A holder of a Claim in a class not discussed above will generally recognize gain or loss equal to the amount of any Cash received plus the fair market value of any other property received with respect to its Claim (other than for accrued but unpaid interest) less its adjusted basis in its Claim (other than for accrued but unpaid interest). The character of such gain or loss as long-term or short-term capital gain or loss or as ordinary income or loss will be determined by a number of factors, including (but not limited to) the tax status of the holder, whether the Claim constitutes a capital asset in the hands of the holder, whether the Claim has been held for more than one year, whether the Claim was purchased at a discount, and whether and to what extent the holder had previously claimed a bad debt deduction or a worthless security deduction.

F.   ACCRUED INTEREST AND ORIGINAL ISSUE DISCOUNT.
     --------------------------------------------

     Holders will be treated as receiving a payment of interest to the extent that any Cash or other property received pursuant to the Plan is attributable to accrued but unpaid interest (including OID), if any, on such Claims. The extent to which the receipt of Cash or other property should be attributable to accrued but unpaid interest is unclear. The Debtor intends to take the position that such Cash or property distributed pursuant to the Plan will first be allocable to the principal amount of a Claim and then, to the extent necessary, to any accrued but unpaid interest thereon. However, it is possible that the Service may take a contrary position. Each holder should consult its own tax advisor regarding the determination of the amount of consideration received under the Plan that is attributable to interest (if any).

     To the extent any property received pursuant to the Plan is considered attributable to accrued but unpaid interest, a holder will recognize ordinary income to the extent that the value of such property exceeds the amount of such interest previously taken into income by the holder and a holder's basis in such property should be equal to the amount of interest income treated as satisfied by the receipt of such property. The holding period in such property should begin on the day immediately after the Effective Date. A holder generally will be entitled to recognize a loss to the extent any accrued interest was previously included in its gross income and is not paid in full.

G.   INFORMATION REPORTING AND BACKUP WITHHOLDING.
     --------------------------------------------

     A holder of New Common Stock or New Warrants may be subject to backup withholding at the rate of 31% with respect to dividends paid on, and gross proceeds from a sale of, the New Common Stock or New Warrants unless (i) such holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and complies with applicable requirements of the backup withholding rules. A holder of New Common Stock or New Warrants who does not provide a correct taxpayer identification number may be subject to penalties imposed by the Service. Amounts withheld under the backup withholding rules may be credited against a holder's tax liability, and a holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the Service.

     Reorganized Wireless will report to holders of the New Common Stock and New Warrants and to the Service the amount of any "reportable payments" on, and any amount withheld with respect to, New Common Stock and New Warrants during the calendar year.

     THE FOREGOING DISCUSSION OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES OF THE PLAN AND THE CONTINUING OWNERSHIP AND DISPOSITION OF THE NEW COMMON STOCK AND THE NEW WARRANTS AND THE APPLICATION OF STATE, LOCAL AND FOREIGN TAX LAWS. NEITHER THE DEBTOR NOR ITS PROFESSIONALS SHALL HAVE ANY LIABILITY TO ANY PERSON OR HOLDER ARISING FROM OR RELATED TO THE FEDERAL, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES OF THE PLAN OR THE FOREGOING DISCUSSION.

XII.  ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN

     If the Plan is not confirmed and consummated, the Debtor's alternatives include (i) liquidation of the Debtor under chapter 7 of the Bankruptcy Code and (ii) the preparation and presentation of an alternative plan or plans of reorganization.

A.   LIQUIDATION UNDER CHAPTER 7.
     ---------------------------

     If no chapter 11 plan can be confirmed, the Chapter 11 Case may be converted to a case under chapter 7 of the Bankruptcy Code in which a trustee would be elected or appointed to liquidate the assets of the Debtor. A discussion of the effect that a chapter 7 liquidation would have on the recovery of holders of Claims and Equity Interests is set forth in Section VI.C.4., "Confirmation and Consummation Procedure -- Confirmation -- Best Interests Test." The Debtor believes that liquidation under chapter 7 would result in (i) smaller distributions being made to creditors than those provided for in the Plan because of the additional administrative expenses involved in the appointment of a trustee and attorneys and other professionals to assist such trustee, (ii) additional expenses and claims, some of which would be entitled to priority, which would be generated during the liquidation and from the rejection of leases and other executory contracts in connection with a cessation of the Debtor's operations and
(iii) the failure to realize the greater, going concern value of the Debtor's assets.

B.   ALTERNATIVE PLAN OF REORGANIZATION.
     ----------------------------------

     If the Plan is not confirmed, the Debtor or any other party in interest could attempt to formulate a different plan of reorganization. Such a plan might involve either a reorganization and continuation of the Debtor's business or an orderly liquidation of its assets. With respect to an alternative plan, the Debtor has explored various other alternatives in connection with the extensive negotiation process involved in the formulation and development of the Plan. In addition, by a letter to the Debtor dated February 25, 1999 (the "Heartland Letter"), Heartland Wireless Communications, Inc. ("Heartland"), a holder of approximately 20% of the Old Common Stock, requested consideration of an alternate plan of reorganization for the Debtor. A copy of the Heartland Letter is attached hereto as Exhibit F. The principal features of the plan proposed in the Heartland Letter are (i) the merger of the Debtor into Heartland, (ii) receipt by holders of the Old Senior Notes of 27% of the common stock of the entity created by such merger ("Newco") and (iii) receipt by the holders of Old Common Stock of 1.08% of the common stock of Newco and five-year warrants to purchase 2.7% of the outstanding shares of Newco common stock at exercise price that is consistent with the proposed exercise price in this Plan (adjusted to reflect the merger of the Debtor and Heartland). The Debtor has considered the plan proposed in the Heartland Letter and believes that the Plan described herein is, on the whole, more favorable to the creditors and equity security holders of the Debtor. The Debtor bases this conclusion in part upon its belief that the plan proposed in the Heartland Letter ascribes less value to the Debtor and its business, relative to that value of Heartland and its business set forth in bankruptcy court filings in Heartland's chapter 11 case, than is warranted based upon the valuation described herein. Accordingly, the recoveries made available to creditors and equity securities holders under the plan proposed in the Heartland Letter would be less favorable than those provided for in the Plan described herein.

     The Debtor believes that the Plan enables the Debtor to successfully and expeditiously emerge from chapter 11, preserves its business and allows creditors to realize the highest recoveries under the circumstances. In a liquidation under chapter 11 of the Bankruptcy Code, the assets of the Debtor would be sold in an orderly fashion over a more extended period of time than in a liquidation under chapter 7 and a trustee need not be appointed. Accordingly, creditors would receive greater recoveries than in a chapter 7 liquidation. Although a chapter 11 liquidation is preferable to a chapter 7 liquidation, the Debtor believes that a liquidation under chapter 11 is a much less attractive alternative to creditors because a greater return is provided for in the Plan to creditors.

**FOOTNOTES**

{1}   This table is only a summary of the classification and treatment of
Claims and Equity Interests under the Plan. Reference should be made to the entire Disclosure Statement and the Plan for a complete description of the classification and treatment of Claims and Equity Interests.

{2}   Wireless leases many of its licenses from educational institutions.
The Debtor pays for these licenses and also provides the educational institutions with air time on its channels.

{3}   Wireless has found that the DIRECTV arrangement also results in a cost savings for Wireless because the DIRECTV product needs less repair, as the satellites and reception equipment DIRECTV depends on are immune from or resistant to weather conditions that occasionally damage Wireless's transmission and reception equipment.

{4}   The Debtor believes that other entities which may be affiliated with the entities set forth herein will also beneficially own New Common Stock as of the Effective Date (although the percentage of such ownership will be less than 5% for each of such entities).

{5}   The Debtor was also the winning bidder in auctions for two additional
BTAs, the authorizations for which have not yet been issued. The aggregate bid amount was approximately $640,000 for such additional BTAs and the Debtor received a Bidding Credit equal to $96,400.


             XIII.  CONCLUSION AND RECOMMENDATION

     The Debtor believes that confirmation and implementation of the Plan is preferable to any of the alternatives described above because it will provide the greatest recoveries to holders of Claims. In addition, other alternatives would involve significant delay, uncertainty and substantial additional administrative costs. The Debtor urges holders of impaired Claims and Equity Interests entitled to vote on the Plan to vote to accept the Plan and to evidence such acceptance by returning their ballots so that they will be received not later than __:__ _.m., Eastern Time, on _________ __,1999.

Dated:  March ___, 1999



                              WIRELESS ONE, INC., a Delaware
                              corporation


                              By:___________________________
                              Name: Henry G. Schopfer, III
                              Title: Executive Vice President,
                                     Chief Financial Officer
                                       and Secretary
























                               EXHIBIT A


                            SEE EXHIBIT 99.1

































































                               EXHIBIT B


        Order of the Bankruptcy Court dated _____,__ 1999 among other things, approving this Disclosure Statement and establishing certain procedures with respect to the solicitation and tabulation of votes to accept on reject the Plan.


















































































                               EXHIBIT C


        Wirelss One, Inc. Form 10-k from the year ended December
        31, 1998 [TO BE PROVIDED]
















































































                               EXHIBIT D


                     PROJECTED FINANCIAL INFORMATION


                            WIRELESS ONE, INC.

                 ASSUMPTIONS TO THE FINANCIAL PROJECTIONS
             Wireless One's business plan is to exploit the value of its broadband spectrum over time by the delivery of video, data, and potentially voice transmission services. Wireless One has not conducted tests nor completed an evaluation of equipment and other technical issues involving telephony and, therefore, projections are  based strictly on video and data transmission services.

            The projections include results of operations from the Company's 39 operating markets and include capital costs and the results of operations from the launch of data services in an additional 18 markets, 14 of which currently
  have video operations.   These projections do not include the capital costs
  associated with or the results of operations from the launch of any of the additional 24 markets in which Wireless One has channel rights and/or BTA authorizations.

               The projections assume an Effective Date of June 30, 1999 and therefore include the six months ended December 31, 1999 and the years ending
                      December 31, 2000, 2001, and 2002.

          1. VIDEO REVENUES - Wireless One estimates that there are approximately 3.5 million households in its operating markets; 2.8 million of which are within line-of-site (LOS) of Wireless One's transmission facilities. The Company further estimates that 75% of these households are single family unit (SFU) and 25% are multiple dwelling units (MDU).

          Much of Wireless One's growth in the video segment will be derived through its long-term cooperative marketing agreement with DIRECTV, Inc., a digital satellite programming provider. The DIRECTV Agreement provides for activation, equipment and marketing subsidies, as well as, a recurring revenue sharing provision. The positive impact of these subsidies on both revenue and capital expenditures has been reflected in the projections.

          2. SFU - The projections assume a dual product offering consisting of Wireless One analog (MMDS) and DIRECTV digital programming service. Based on a revised strategic plan, the Company has shifted its sales and marketing focus to emphasize DIRECTV SFU service and to de-emphasize it's traditional SFU wireless MMDS service. Due to this new marketing focus, the projections reflect a gradual decline in the SFU MMDS subscriber base through 2002. This decline is projected to be more than
offset by the anticipated growth in DIRECTV SFU customers.   This strategy
will allow Wireless One to expand its SFU customer base at a lower capital cost, while reducing operating costs, such as programming costs, channel leases, and payroll.

          The average recurring revenue per SFU MMDS subscriber is forecast to be $34.80 per month in 1999. Price increases have been projected in 2000 through 2002 to offset an expected 4% yearly increase in programming costs. Monthly recurring revenue from DIRECTV customers is forecast to be
$17.02 in 1999,  including a monthly rental fee,   revenue sharing and
other fees. Recurring revenue from DIRECTV customers have been projected to decrease slightly by 1%/ year through 2002.

          3. MDU - The projections contemplate expanding the penetration into residential MDU's and improving margins on existing MDU contracts by offering DIRECTV in addition to Wireless One's local and premium MMDS channels. Growth in the MDU business segment is projected to include subscribers located in individually billed apartments, bulk billed
apartments, hotels, hospitals, and universities.   Each type of MDU has
specific monthly revenues that range from $4 per unit for hotels up to $33 per unit for individually billed apartments by 2002.

          4. DATA REVENUES - Wireless One presently offers retail and wholesale services in three markets. The projections assume launching 18 additional data markets beginning in January 2000, at a rate of one market every other month through December 2002. Data sales will primarily target small to mid-size businesses currently not served by high-speed data services. In addition, the projections include product offerings focused on home offices, teleworkers of large corporations and educational institutions. Due to on-going research and evaluation of market potential, the projections do not include potential data revenues generated from the SFU or MDU residential consumer.

          Monthly base prices are tiered based on the type of customer, length of contract, and speed of service. Business prices range from $200 to $1,250/month and teleworker prices are projected at $140/month. Monthly base prices are projected to decrease 5% per year due to anticipated increased competition.

          5. EXPENSES - As discussed above, programming expenses for video services, which are included in System Operations, are projected to increase 4% per year. Variable expenses have been projected based on the number of subscribers in any given period and inflation adjusted historical costs. Other operating expenses have been forecast based on detailed expense categories to reflect wage increases, the benefits of future labor and certain other operating efficiencies and minimal inflation increases. Interest expense primarily includes amounts related to the Company's BTA debt and capital leases.

          6. INCOME TAXES - Reorganized Wireless One is not expected to generate material current taxable income in the years presented and is
assumed to carry forward a significant portion of the NOLs.   The
predecessor company NOLs (subject to certain limitations) plus post-petition NOLs are projected to offset all tax expense and taxes payable of the Company during this projection period and beyond.

          7. CAPITAL EXPENDITURES - The majority of capital expenditures included in the projections are the result of additional subscriber growth in the SFU and MDU video segment and costs associated with future market launches and subscriber growth in the Data business. Equipment costs included in the projections for the SFU and MDU video segment assume relatively little change through 2002, while the cost of data equipment is expected to decline 5% annually. Efficiencies in labor and overhead relating to installations have been included for both video and data.

          8. EBITDA is defined for purposes of these projections as earnings before interest, taxes, depreciation, and amortization and reorganization expenses. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service and/or incur debt. It should be noted, however, EBITDA is not a financial measure determined under generally accepted accounting principles and should not be considered as an alternative to net income as a measure of operating results or an alternative to cash flows as a measure of funds available for discretionary or other liquidity purposes.

          9. FRESH START ACCOUNTING - The projections have been prepared using the basic principles of "fresh start" accounting. These principles are contained in the SOP 90-7 "Financial Reporting by Entities in Reorganization under the Bankruptcy Code." Under "fresh start" accounting principles, Wireless One will determine the reorganization value of the reorganized Wireless One at the Effective Date. This value will be allocated, based on estimated fair market values, to specific tangible or intangible assets.

          Accounting rules require that as soon as impairment of assets is known and quantifiable, the Company must record this impairment in its current financial statements. While currently under a comprehensive review to determine if an asset impairment exists, the projections reflect an impairment charge of $20.0 million in the predecessor company's June 30, 1999 financials statements in connection with the write-down of equipment and certain leased license investments in undeveloped, non-strategic markets. The projections also include an additional asset impairment on the Effective Date of the reorganization reflecting principals of fresh start accounting.

          10. CASH FLOW - The projections reflect negative cash flow in 2000 and 2001. Wireless One is currently evaluating and will continue to evaluate additional sources of capital prior to the Effective Date. The projections and associated summary financials reflect future financing requirements as non-interest bearing long-term debt.




















                                  Consolidated Statement of Cash Flows


                                              Six Months
                                                 Ended
          (000's)                             December 31        Years Ended December 31,
                                             --------------   ------------------------------
                                                1999            2000       2001       2002
          OPERATIONS
                  EBITDA                         362           2,885     13,358     31,930
                  Cash Interest (net)         (1,244)         (3,021)    (1,644)    (1,403)
                  Change in Working Capital     (456)           (758)      (585)      (987)
                                              --------        --------  ---------  ---------
                  CASH FROM OPERATIONS        (1,338)           (894)    11,129     29,540
                                              --------        --------  ---------  ---------


          INVESTING (CAPITAL EXPENDITURES)
                  Video                          (64)         (5,555)    (5,958)    (7,227)
                  Data                          (715)         (6,108)    (7,115)    (8,315)
                  Sale of Assets               3,000               -          -          -
                  ITFS/Other                  (1,889)           (988)    (1,038)    (1,090)
                                              --------        --------  ---------  ---------
                  TOTAL CAPITAL EXPENDITURES     332         (12,651)   (14,111)   (16,632)
                                              --------        --------  ---------  ---------

          FINANCING
                  Reorganization Cost           (440)              -          -          -
                  Future Financing             2,568          16,968      5,459    (10,190)
                  Payments on BTA Debt        (1,358)         (3,423)    (2,477)    (2,718)
                                              --------        --------  ---------  ---------
                  CASH USED IN FINANCING         770          13,545      2,982    (12,908)
                                              --------        --------  ---------  ---------

                  CHANGE IN CASH                (236)              -          -          -

                  CASH - BEGINNING OF PERIOD     236               -          -          -
                                              --------        --------  ---------  ---------

                  CASH - END OF PERIOD             -               -          -          -
                                              ========        ========  =========  =========




                                                Consolidated Balance Sheets
                                                                     Reorganized
                                          Predecessor                 Company
                                          -----------                -----------
(000's)                                     As of         Fresh        As of
                                           June 30,       Start       June 30,                  As of December 31,
                                             1999        Entries        1999          1999        2000       2001       2002
                                             ----        -------      --------        -----       ----       ----       ----
        ASSETS
CURRENT ASSETS
   Cash & Equivalents                           236            -          236             -          -          -          -
   Subscriber Receivables, net                1,567            -        1,567          1,788     2,888      4,744      7,299
   Other                                      2,135            -        2,135          2,135     2,135      2,135      2,135
                                          -----------    --------      --------       -------   -------    -------    -------
      Total Current Assets                    3,938            -        3,938          3,923     5,023      6,879      9,434


   Systems & Equipment, net                  68,994       (5,000)      63,994         50,551    30,473     40,852     50,978
   License & Leased License
         Investment, net                    121,377      (15,642)     105,735        103,260    98,760     94,260     89,760
   Other                                     15,667      (10,635)       5,032          5,032     5,032      5,032      5,032
                                          -----------    --------     ---------      --------  --------   --------   --------


   TOTAL ASSETS                             209,976      (31,277)     178,699        162,766   139,288    147,023    155,204
                                          ===========    ========     =========      ========  ========   =======    ========

LIABILITIES & STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
   Accounts Payable & Accrued Expenses        8,698            -        8,698          8,026     8,370      9,642     11,208
   Accrued Interest                          15,012      (13,812)       1,200          1,200         -          -
   Notes Payable                             19,956            -       19,956              -         -          -          -
   Current Portion of Long-Term Debt          3,278            -        3,278          3,075     2,129      2,370      2,634
                                          -----------    --------     ---------      --------  --------   --------   --------
      Total Current Liabilities              46,944      (13,812)      33,132         12,301    10,499     12,012     13,842


   Long-Term Debt                           344,410     (325,890)      18,520         17,365    14,888     12,169      9,187
   Future Financing                               -            -            -         22,523    39,491     44,950     34,760
                                          -----------    --------     ---------      --------  --------   --------   --------
   TOTAL LIABILITIES                        391,354     (339,702)      51,652         52,189    64,878     69,131     57,789


STOCKHOLDERS' EQUITY                       (181,378)     308,425      127,047        110,577    74,410     77,892     97,415
                                          -----------    --------     ---------      --------  --------   --------   --------


TOTAL LIABILITIES &
   STOCKHOLDERS' EQUITY                     209,976      (31,277)     178,699        162,766    139,288   147,023    155,204
                                          ===========    ========     =========      ========  ========   =======    ========





                                    Consolidated Statement of Operations

                            Six Months Ended
 (000's)                      December 31,         Years Ended December 31,
                                  1999        2000          2001        2002
                                  ----        ----          ----        ----
REVENUE
  Video                     $    19,225   $   42,411  $    54,183   $   69,762
  Internet                        1,476        6,731       14,137       25,908
                             -----------   ----------  -----------   ----------
     TOTAL REVENUE               20,701       49,142       68,320       95,670

EXPENSES
  Programming Costs               5,197       10,433       11,470       13,655
  System Operations               7,041       16,325       18,715       22,337
  Sales & Marketing               1,086        2,635        4,150        4,956
  General & Administrative        5,692       14,608       18,280       20,349
  Corporate Overhead              1,324        2,256        2,347        2,443
                              -----------   ----------  -----------   ----------
     TOTAL EXPENSE               20,340       46,257       54,962       63,740


EARNINGS BEFORE INTEREST,
  TAXES, DEPRECIATION &
  AMORTIZATION "EBITDA"             362        2,885       13,358       31,930

  INTEREST EXPENSE                1,244        1,821        1,644        1,403
  DEPRECIATION & AMORTIZATION    18,361       37,230        8,232       11,005
  OTHER                          (2,775)           -            -            -
                             -----------   ----------  -----------   ----------


  INCOME BEFORE TAXES           (16,469)     (36,166)       3,482       19,522

  INCOME TAX EXPENSE                  -            -            -            -
                             -----------   ----------  -----------   ----------

  NET INCOME                $   (16,469)  $  (36,166)  $    3,482   $    19,522
                            ============  ===========  ===========  ===========













































                               EXHIBIT E


                 LIQUIDATION ANALYSIS [TO BE PROVIDED]























































                               EXHIBIT F


           Letter dated February 25, 1999 from Heartland Wireless
           Communications, Inc. to the Debtor regarding a proposed Alternate plan of reorganization.




































February 25, 1999

CONFIDENTIAL

Mr. Hans J. Sternberg              VIA FACSIMILE 504-926-6292 AND
Chairman of the Board              UPS OVERNIGHT DELIVERY
Wireless One, Inc.
c/o Starmont Life Insurance Co.
5551 Corporate Blvd.
Suite 2G
Baton Rouge, LA  70808-2566

Mr. Henry M. Burkhalter            VIA FACSIMILE 601-932-2823 AND
President and CEO                  UPS OVERNIGHT DELIVERY
Wireless One, Inc.
1080 River Oaks, Suite A150
Jackson, MS  39208

Mr. Arnold L. Chavkin              VIA FACSIMILE 212-622-3750 AND
Chairman, Restructuring Committee       UPS OVERNIGHT DELIVERY
Wireless One, Inc.
c/o Chase Capital Partners
380 Madison Avenue
12th Floor
New York, NY  10017

Gentlemen:

Heartland Wireless Communication, Inc. ("Heartland") hereby requests your consideration of an alternative Plan of Reorganization (the "New Plan") of Wireless One, Inc. ("Wireless One"), the material terms and conditions of which are set forth in the attached Term Sheet, in lieu of the plan of reorganization contemplated by the term sheet attached to the report on Form 8-K filed by Wireless One with the SEC on February 11, 1999 (the "Existing Plan").

The New Plan contemplates a combination of Heartland and Wireless One. Heartland believes that a combined entity offers stakeholders of Wireless One a better opportunity to maximize the value of their economic interests in Wireless One compared to the Existing Plan, which appears to risk erosion of the value of the estate through the sale of assets in an undervalued market. We also believe that the combined entity would have the scale and larger multi-regional presence necessary to access capital markets and/or strategic investment for funding the combined entity's projected revenue stream without requiring the sale of strategic assets at below market prices. Finally, we estimate that the reduced overhead savings of the combined entity would be significant, resulting in additional stakeholder value.

The proposed exchange ratio is based on a range of relative line of sight and subscriber valuations of the two companies, adjusted for net cash of Heartland (post-reorganization), net debt of Wireless One (post-reorganization), and short-term cash requirements of Wireless One (pre and post-reorganization). The resulting proposed ownership by current Wireless One stakeholders represents the high end of these valuations.

As you may know, confirmation of Heartland's Plan of Reorganization is currently set for March 15, 1999. Barring unforeseen delays, we currently expect Heartland's Plan to be effective by March 31, 1999.

Please let me know by the end of business on March 3, 1999 if Wireless One will allow Heartland to co-propose the New Plan, and how quickly due diligence on the proposed combination may commence.

Sincerely,



Carroll D. McHenry
Chairman of the Board

cc (w/attach): Mr. Barry W. Ridings        VIA FACSIMILE (212) 237-2232 AND
               BT Alex Brown               UPS OVERNIGHT DELIVERY
               1290 Ave. of the Americas,
               10th Floor
               New York, NY  10104

               Mr. Kenneth A. Buckfire     VIA FACSIMILE (212) 969-7971 AND
               Wasserstein Perella & Co.   UPS OVERNIGHT DELIVERY
               31 West 52nd Street
               New York, NY  10019-6913

Messrs. Sternberg, Burkhalter and Chavkin
February 25, 1999
Page 2


                            TERM SHEET

                         FEBRUARY 25, 1999



This Term Sheet is a nonbinding summary of a proposed transaction between Heartland Wireless Communications, Inc ("Heartland") and Wireless One, Inc. ("Wireless One"). Legal obligations between the parties shall only be those obligations set forth in definitive written agreements approved and executed by the parties and shall only arise when such agreements are executed, delivered and approved. Nothing contained herein shall constitute an offer to purchase, sell or exchange any securities.

Form of Transaction:          The  transaction  will  be  structured  as  a
                              merger   of   Wireless   One  with  and  into
                              reorganized  Heartland,  implemented  through
                              the  New  Plan.   The  combined   entity   is
                              referred to as "Newco."

DIP Facility:                 Wireless  One's  existing  DIP  Facility  will  be
                              replaced  with a senior secured credit facility to
                              be agreed upon  between  Newco  and  Merrill Lynch
                              Global Allocation Fund or an alternative lender.

BTA Notes:                    Wireless One's BTA Notes will be reinstated.

1995 Senior Notes and 1996
Senior Discount Notes:        Wireless  One's  existing  $150  million aggregate
                              principal  amount of 1995 Senior Notes  (plus  any
                              accrued and  unpaid interest through the effective
                              date of the New Plan) and $172.3 million (accreted
                              value at February  1,  1999)  1996 Senior Discount
                              Notes (plus any accreted value thereon through the
                              effective date of the New Plan)  and  all  related
                              claims and causes of action, will be exchanged for
                              27%  of the outstanding shares of common stock  of
                              Newco.

Other Prepetition Unsecured
Indebtedness:                 To  be  determined, pending completion of due
                              diligence.

Common Stock:                 Wireless  One's  existing  common  stock  will  be
                              canceled and  the  former  holders thereof will be
                              entitled  to  receive  1.08%  of  the  outstanding
                              shares  of common stock of Newco,  plus  five-year
                              warrants  to  purchase  2.7%  of  the  outstanding
                              shares  of  common  stock of Newco, at an exercise
                              price  that  is  consistent   with   the  proposed
                              exercise  price in the Existing Plan, adjusted  to
                              reflect the business combination described herein.
                              If there is  a  change  of control of Newco within
                              one year of the effective  date  of  the New Plan,
                              the exercise price will be reduced consistent with
                              the  reduction  in the Existing Plan, adjusted  to
                              reflect the business combination described herein.
                              The  warrants will  have  customary  anti-dilution
                              provisions.

Warrants and Options
for Common Stock:             All outstanding  warrants  and  options to acquire
                              Wireless One common stock will be canceled with no
                              distribution.

Management:                   Compensation  and  incentive  plans  for  the
                              benefit  of  management and key employees  of
                              Wireless One who  remain  with  Newco will be
                              established to properly compensate  and align
                              the    interests   of   such   persons   with
                              stakeholders  of Newco.  Employment contracts
                              with members of  Wireless  One management who
                              will not remain with Newco will  be  rejected
                              and  allowed  rejection claims which will  be
                              treated as other general unsecured claims.

Board of Directors:           The  initial  Board of  Directors  of  Newco  will
                              consist  of the  same  members  of  the  Board  of
                              Directors of reorganized Heartland.

Releases and Indemnification: Same as in Existing Plan.

Registration Rights:          Persons deemed  to  be  affiliates  of  Newco will
                              receive registration rights with respect  to their
                              Newco   common   stock  on  terms  and  conditions
                              customary and usual for transactions of this type.

Conditions Precedent:         The transaction will be subject to and conditioned
                              upon, among other  things:   (a)  confirmation  of
                              Heartland's  Plan  of Reorganization; (b) approval
                              of  the  Bankruptcy Court(s)  having  jurisdiction
                              over Heartland and Wireless One; (c) completion of
                              due  diligence   satisfactory  to  Heartland;  (d)
                              approval  of  the  transaction   by  all  required
                              parties,  including  the  Board  of  Directors  of
                              reorganized  Heartland;  (e) expiration  or  early
                              termination of any applicable waiting period under
                              the Hart-Scott-Rodino Antitrust  Improvements Act;
                              (f)  filing  of  the New Plan with the  Bankruptcy
                              Court on or before  March  31,  1999 ("Plan Filing
                              Date");  (g)  execution  of  a  definitive  Merger
                              Agreement  within  15 days after the  Plan  Filing
                              Date; and (h) refinancing  of the Wireless One DIP
                              facility on or before the effective  date  of  the
                              New Plan.